UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☑ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
APAC CUSTOMER SERVICES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.

☑	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

common stock, par value $0.01 per share (the “common stock”)

(2)	Aggregate number of securities to which transaction applies:

51,321,416 outstanding shares of common stock (including 286,000 restricted shares) 5,556,917 shares of common stock issuable upon exercise of “in the money” outstanding stock options

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Solely for the purpose of calculating the filing fee, the underlying value of the transaction was calculated as the sum of (1) 51,321,416 shares of common stock, multiplied by $8.55 per share and (2) 5,556,917 shares of common stock issuable upon exercise of stock options with an exercise price below $8.55 multiplied by $5.38 per option (which is the difference between $8.55 and the $3.17 weighted average exercise price of such options).

(4)	Proposed maximum aggregate value of transaction: $468,694,320.26.

(5)	Total fee paid: $54,415.41, calculated by multiplying .00011610 by the proposed maximum aggregate value of transaction of $468,694,320.26.

☑	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Preliminary Proxy Statement — Subject to Completion

APAC CUSTOMER SERVICES, INC.
2201 Waukegan Road, Suite 300
Bannockburn, Illinois 60015

[ • ], 2011

Dear Stockholder:

You are cordially invited to attend a special meeting of the stockholders of APAC Customer Services, Inc., or APAC, which will be held at [ • ], on [ • ], 2011, at [ • ] local time.

At the special meeting, you will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of July 6, 2011, by and among APAC Customer Services, Inc., Blackhawk Acquisition Parent, LLC, or Parent, and Blackhawk Merger Sub, Inc., or Merger Sub, a wholly owned subsidiary of Parent, providing for the merger of Merger Sub with and into APAC, with APAC surviving the merger as a wholly-owned subsidiary of Parent. Parent and Merger Sub are affiliates of One Equity Partners. Pursuant to the terms of the merger agreement, Merger Sub will merge with and into APAC and each outstanding share of our common stock (including restricted common stock), other than shares held in treasury, shares held by Parent and its subsidiaries, shares held by APAC’s subsidiaries and dissenting shares, will automatically be converted into the right to receive $8.55 in cash. You will also be asked to approve, by non-binding, advisory vote, certain compensation arrangements for APAC’s named executive officers in connection with the merger.

After careful consideration, our board of directors has unanimously approved the merger agreement and has determined that the merger is advisable and in the best interests of APAC and its stockholders. Our board of directors unanimously recommends that you vote “FOR” the proposal to adopt the merger agreement. Our board of directors also unanimously recommends that you vote “FOR” the proposal regarding certain merger-related executive compensation arrangements.

The attached proxy statement contains detailed information regarding the merger and the special meeting. A copy of the merger agreement is attached as Annex A to the proxy statement. We encourage you to read the entire proxy statement, including the annexes, carefully and in its entirety. You may also obtain more information about APAC from documents that we have filed with the Securities and Exchange Commission.

Whether or not you plan to attend the special meeting, please complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope or grant your proxy electronically over the Internet or by telephone. If you attend the special meeting and vote in person by ballot, your vote will revoke any proxy that you have previously submitted. If you hold your shares in “street name,” you should instruct your broker how to vote in accordance with the voting instruction form you will receive from your bank, broker or other nominee.

Your vote is very important, regardless of the number of shares that you own. We cannot consummate the merger unless the proposal to adopt the merger agreement is approved by the affirmative vote of the holders of at least two-thirds of the outstanding shares of our common stock entitled to vote thereon. The failure of any stockholder to vote in person by ballot at the special meeting, to submit a signed proxy card or to grant a proxy electronically over the Internet or by telephone will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. If you hold your shares in “street name,” the failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

If you have any questions or need assistance voting your shares of our common stock, please contact Georgeson Inc., our proxy solicitor, by calling (866) 482-5136 (toll-free) or (212) 440-9800 (banks and brokers).

Sincerely,

Kevin T. Keleghan
President and Chief Executive Officer

The merger has not been approved or disapproved by the Securities and Exchange Commission or any state securities commission. Neither the Securities and Exchange Commission nor any state securities commission has passed upon the merits or fairness of the merger or upon the adequacy of the information contained in this document or the accompanying proxy state. Any representation to the contrary is a criminal offense.

The proxy statement is dated [ • ], 2011, and is first being mailed, with the form of proxy, to our stockholders on or about [ • ], 2011.

Preliminary Proxy Statement — Subject to Completion

APAC CUSTOMER SERVICES INC.
2201 Waukegan Road, Suite 300
Bannockburn, Illinois 60015

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Time:	[ • ], local time, on [ • ], 2011

Place:	[ • ]

Items of Business:	1. To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of July 6, 2011, by and among APAC Customer Services, Inc., or APAC, Blackhawk Acquisition Parent, LLC, or Parent, and Blackhawk Merger Sub, Inc., a wholly owned subsidiary of Parent, as it may be amended from time to time.

2. To consider and vote upon a proposal to adjourn the special meeting, if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes to adopt the merger agreement.

3. To approve, by non-binding, advisory vote, certain compensation arrangements for APAC’s named executive officers in connection with the merger.

Record date:	You may vote if you were a stockholder of record of APAC as of the close of business on [ • ], 2011.

Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy card in the accompanying reply envelope or grant your proxy electronically over the Internet or by telephone prior to the special meeting to ensure that your shares will be represented at the special meeting if you are unable to attend. If you fail to return your proxy card, grant your proxy electronically over the Internet or by telephone or vote by ballot in person at the special meeting, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting. If you are a stockholder of record, voting in person by ballot at the special meeting will revoke any proxy that you previously submitted. If you hold your shares through a bank, broker or other nominee, you must obtain from the record holder a “legal” proxy issued in your name in order to vote in person at the special meeting.

The affirmative vote of the holders of at least two-thirds of the outstanding shares of our common stock entitled to vote thereon is required to adopt the merger agreement. Approval of the proposal to adjourn the special meeting, and of the non-binding proposal regarding certain merger-related executive compensation arrangements require the affirmative vote of a majority of those shares of common stock present or represented by proxy at the special meeting and entitled to vote thereon. The failure of any stockholder of record to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote in person by ballot at the special meeting will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement but will not have any effect on the adjournment proposal or the non-binding proposal regarding certain merger-related executive compensation arrangements. If you hold your shares in “street name,” the failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement but will not have any effect on the adjournment proposal or the non-binding proposal regarding certain merger-related executive compensation arrangements.

Our board of directors unanimously recommends that you vote “FOR” the proposal to adopt the merger agreement, “FOR” the proposal to adjourn the special meeting and “FOR” the non-binding proposal regarding certain merger-related executive compensation arrangements.

In connection with the execution of the merger agreement, certain stockholders, including Theodore G. Schwartz, chairman and director of the Company, who, as of the date of this proxy statement collectively own approximately 38% of our outstanding common stock, entered into a voting agreement agreeing to vote in favor of the adoption of the merger agreement.

Your vote is important. Properly executed proxy cards with no instructions indicated on the proxy card will be voted “FOR” the proposal to adopt the merger agreement, “FOR” the proposal to adjourn the special meeting and “FOR” the non-binding proposal regarding certain merger-related executive compensation arrangements. Whether or not you plan to attend the special meeting, please complete, sign, date and return the enclosed proxy card in the accompanying reply envelope or grant your proxy electronically over the Internet or by telephone. Your attendance at the special meeting will not, by itself, revoke your proxy; you must vote in person at the special meeting to revoke your proxy. If you attend the special meeting, you may revoke your proxy and vote in person by ballot if you wish, even if you have previously returned your proxy card or granted your proxy electronically over the Internet or by telephone. If you hold your shares in “street name,” you should instruct your broker how to vote in accordance with the voting instruction form you will receive from your bank, broker or other nominee. Your prompt cooperation is greatly appreciated.

Under Illinois law, if the merger is completed, holders of APAC’s common stock who do not vote in favor of adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares of common stock, but only if they perfect their appraisal right by complying with the required procedures under Illinois law, which are summarized in the accompanying proxy statement.

By Order of the Board of Directors,

Robert B. Nachwalter
Corporate Secretary

Bannockburn, Illinois
[ • ], 2011

Page

THE MERGER AGREEMENT	44
Explanatory Note Regarding the Merger Agreement	44
Effects of the Merger; Directors and Officers; Articles of Incorporation; By-laws	44
Closing and Effective Time of the Merger	44
Merger Consideration	45
Exchange and Payment Procedures	45
Representations and Warranties	46
Conduct of Business of the Company	48
Restrictions on Solicitations of Other Offers	49
The Board’s Recommendation; Adverse Recommendation Changes	50
Employee Matters	51
Financing Efforts	51
Indemnification and Insurance	52
Other Covenants	53
Merger Closing Conditions	53
Termination of the Merger Agreement	54
Termination Fee	55
Expenses	56
Specific Performance	56
Governing Law	56
ADJOURNMENT OF THE SPECIAL MEETING (PROPOSAL 2)	56
The Adjournment Proposal	56
Vote Required and Board Recommendation	57
MERGER-RELATED EXECUTIVE COMPENSATION ARRANGEMENTS (PROPOSAL 3)	57
The Merger-Related Executive Compensation Arrangements Proposal	57
Vote Required and Board Recommendation	57
MARKET PRICE OF COMMON STOCK	58
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	59
DISSENTERS’ RIGHTS	60
OTHER MATTERS	61
Other Matters for Action at the Special Meeting	61
Stockholder Proposals and Nominations for 2011 Annual Meeting	61
Delivery of this Proxy Statement	62
WHERE YOU CAN FIND MORE INFORMATION	62
Agreement and Plan of Merger, dated as of July 6, 2011, by and among APAC Customer Services, Inc., Blackhawk Acquisition Parent, LLC and Blackhawk Merger Sub, Inc.	Annex A
Voting Agreement, dated as of July 6, 2011, by and among Blackhawk Acquisition Parent, LLC and the undersigned Shareholders thereto of APAC Customer Services, Inc.	Annex B
Opinion of Credit Suisse Securities (USA) LLC.	Annex C
Sections 11.65 and 11.70 of the Illinois Business Corporation Act of 1983	Annex D

ii

SUMMARY

The following summary highlights selected information in this proxy statement and may not contain all the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, including the annexes. Each item in this summary includes a page reference directing you to a more complete description of that topic. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page 62.

Parties to the Merger (Page 14)

APAC Customer Services, Inc., which we refer to as APAC, the Company, we, our, or us, was founded and incorporated in 1973. APAC is a leading provider of customer care services and solutions to market leaders in the healthcare, communications, business services, media & publishing, travel & entertainment, technology and financial services industries. We deliver highly customized customer care services and solutions that involve communicating with customers and managing situations that are unique to each core industry. We provide service through multiple communication channels, including telephone, internet, on-line chat, email, fax, mail correspondence and automated response generated through technology. We operate seventeen customer care centers: eight domestic centers, two domestic client-owned facilities, five international centers located in the Philippines, one international center located in the Dominican Republic and one international center located in Uruguay. Additionally, we provide services to one of our clients through a co-location arrangement at one of the client’s domestic facilities.

Blackhawk Acquisition Parent, LLC, which we refer to as Parent, is a Delaware limited liability company and a holding company that owns Blackhawk Merger Sub, Inc., which we refer to as Merger Sub. To date, Parent has not carried on any activities other than those related to its formation, completing the transactions contemplated by the merger agreement, arranging the related financing and owning Merger Sub.

Merger Sub is an Illinois corporation and a wholly owned subsidiary of Parent that was formed by Parent solely for the purpose of facilitating the acquisition of the Company. To date, Merger Sub has not carried on any activities other than those related to its formation, completing the transactions contemplated by the merger agreement and arranging the related financing. Upon completion of the merger, Merger Sub will cease to exist.

Each of Parent and Merger Sub are affiliates of One Equity Partners, which we refer to as OEP. OEP is the private investment arm of JPMorgan Chase & Co. and manages over $10.5 billion in commitments and investments solely for the bank. OEP enters into long-term partnerships with companies to create sustainable value through long-term growth driven both organically and inorganically.

Pursuant to the terms of the merger agreement, Parent has reserved the right to assign its rights and obligations thereunder, including its right to acquire the Company, to an affiliate of OEP, including NCO Group, Inc. NCO Group, Inc. is a leading global provider of business process outsourcing services and a majority owned subsidiary of OEP. Parent will remain jointly and severally liable for its obligations under the merger agreement following any such assignment of Parent’s rights and obligations under the merger agreement.

In this proxy statement, we refer to the Agreement and Plan of Merger, dated July 6, 2011, by and among the Company, Parent and Merger Sub, as it may be amended from time to time, as the merger agreement, and the merger of Merger Sub with and into the Company, as the merger.

The Special Meeting (Page 15)

Time, Place and Purpose of the Special Meeting (Page 15)

The special meeting will be held at [ • ] on [ • ], 2011 at [ • ], local time. We refer to the special meeting and any adjournments or postponements thereof as the special meeting.

At the special meeting, holders of common stock of the Company, par value $0.01 per share, which we refer to as the common stock, will be asked to approve the proposal to adopt the merger agreement, to approve the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement and to approve, by non-binding, advisory vote certain compensation arrangements for the Company’s named executive officers in connection with the merger.

Record Date and Quorum (Page 15)

You are entitled to receive notice of, and to vote at, the special meeting if you owned shares of common stock at the close of business on [ • ], 2011, which the Company has set as the record date for the special meeting and which we refer to as the record date. You will have one vote for each share of common stock that you owned on the record date. As of the record date, there were [ • ] shares of common stock outstanding and entitled to vote at the special meeting. A majority of the shares of common stock outstanding at the close of business on the record date and entitled to vote, present in person or represented by proxy, at the special meeting constitutes a quorum for the purposes of the special meeting.

Vote Required (Page 16)

Approval of the proposal to adopt the merger agreement requires the affirmative vote of the holders of outstanding common stock, voting together as a single class, representing at least two-thirds of all of the outstanding shares of common stock. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” approval of the proposal to adopt the merger agreement.

Approval of the proposal to adjourn the special meeting, if necessary or appropriate, requires the affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the matter at the special meeting. Abstentions and broker non-votes will not have any effect on the adjournment proposal.

Approval of the non-binding proposal regarding certain merger-related executive compensation arrangements requires the affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the matter at the special meeting. Abstentions and broker non-votes will not have any effect on the non-binding proposal regarding certain merger-related executive compensation arrangements.

Pursuant to the voting agreement, dated as of July 6, 2011, between Parent and Theodore G. Schwartz, who we refer to as Mr. Schwartz, chairman and director of the Company, Trust Four Hundred Thirty, Trust Seven Hundred Thirty, Trust 3080, Trust 3081, LTHS Revocable Trust Dated April 4, 1986 and CAPA Partners, L.P., which we refer to collectively as the Schwartz trusts, Mr. Schwartz and the Schwartz trusts have agreed to vote, subject to certain exceptions, all shares of common stock owned by them in favor of the proposal to adopt the merger agreement. As of the date of this proxy statement, Mr. Schwartz and the Schwartz trusts collectively owned approximately 38% of the outstanding common stock. The voting agreement is described in additional detail in the section entitled “The Merger — Voting Agreement” beginning on page 40. The summary of the voting agreement in this proxy statement is qualified in its entirety by reference to the full text of the voting agreement, which is included as Annex B to this proxy statement.

As of the record date, the directors and executive officers of the Company (including Mr. Schwartz and the Schwartz trusts) beneficially owned and were entitled to vote, in the aggregate, [ • ] shares of common stock (excluding (1) shares issuable upon the exercise or conversion of options to purchase common stock, which we refer to as stock options, and (2) shares issuable upon vesting of Company restricted stock) collectively representing [ • ]% of the outstanding shares of common stock on the record date). Each of our directors and executive officers has informed the Company that he or she currently intends to vote all of such holder’s shares of common stock (other than shares of common stock as to which such holder does not have discretionary authority) “FOR” the proposal to adopt the merger agreement, “FOR” the proposal to adjourn the special meeting and “FOR” the non-binding proposal regarding certain merger-related executive compensation arrangements.

Proxies and Revocation (Page 18)

Any stockholder of record entitled to vote at the special meeting may submit a proxy by telephone, over the Internet or by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person at the special meeting. If your shares of common stock are held in “street name” through a bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of common stock using the instructions provided by your bank, brokerage firm or other nominee. If you fail to submit a proxy or to vote in person at the special meeting, or do not provide your bank, brokerage firm or other nominee with voting instructions, as applicable, your shares of common stock will not be voted on the proposal to adopt the merger agreement, which will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement, and your shares of common stock will not be voted on, and will not have any effect on the proposal to adjourn the special meeting or the non-binding proposal regarding certain merger-related executive compensation arrangements.

If you are the stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by:

•	submitting a new proxy by telephone or over the Internet after the date of the earlier submitted proxy;

•	signing another proxy card with a later date and returning it to us prior to the special meeting; or

•	attending the special meeting and voting in person (your attendance at the special meeting will not, by itself, revoke your proxy; you must vote in person at the special meeting to revoke your proxy).

If you hold your shares of common stock in “street name,” you should contact your bank, brokerage firm or other nominee for instructions regarding how to change your vote. You may also vote in person at the special meeting if you obtain a “legal” proxy from your bank, brokerage firm or other nominee.

The Merger (Page 19)

The merger agreement provides that Merger Sub will merge with and into the Company. The Company will be the surviving corporation in the merger and will continue to do business following the merger. As a result of the merger, the Company will cease to be a publicly traded company. If the merger is completed, you will not own any shares of the capital stock of the surviving corporation.

The effective time of the merger will occur as soon as practicable following the closing of the merger upon the filing of articles of merger with the Secretary of State of the State of Illinois (or at such later date as we and Parent may agree and specify in the articles of merger).

Merger Consideration (Page 19)

In the merger, each outstanding share of common stock (except for (1) any shares of common stock held by Parent or Merger Sub or by the Company in its treasury, (2) any shares of common stock owned by any wholly-owned subsidiary of Parent or the Company and (3) any shares of common stock held by stockholders who have perfected and not withdrawn a demand for appraisal rights pursuant to Sections 11.65 and 11.70 of the Illinois Business Corporations Act of 1983, which we refer to collectively as the excluded shares) will be converted into the right to receive $8.55 in cash, without interest, which amount we refer to as the per share merger consideration, less any applicable withholding taxes.

Reasons for the Merger; Recommendation of the Board (Page 24)

After careful consideration of various factors described in the section entitled “The Merger — Reasons for the Merger; Recommendation of the Board,” the board of directors of the Company, which we refer to as the Board, unanimously adopted the merger agreement, the merger and the other transactions contemplated by the merger agreement and declared that the merger agreement, the merger and the other transactions contemplated by the merger agreement, on the terms and subject to the conditions set forth therein, are advisable and in the best interests of APAC and its stockholders.

The board of directors recommends that you vote “FOR” the proposal to adopt the merger agreement, “FOR” the proposal to adjourn the special meeting and “FOR” the non-binding proposal regarding certain merger-related executive compensation arrangements.

Opinion of Credit Suisse Securities (USA) LLC (Page 28)

On July 6, 2011, Credit Suisse Securities (USA) LLC, which we refer to as Credit Suisse, rendered its oral opinion to the Board (which was subsequently confirmed in writing by delivery of Credit Suisse’s written opinion dated the same date) to the effect that, as of July 6, 2011 and based upon and subject to the various assumptions and qualifications stated in its opinion, the merger consideration to be received by the holders of our common stock (other than Mr. Schwartz and the Schwartz trusts which we collectively refer to as excluded persons) in the merger was fair, from a financial point of view, to such stockholders.

Credit Suisse’s opinion was directed to our Board and only addressed the fairness from a financial point of view of the consideration to be received by the holders of our common stock (other than the excluded persons) in the merger and did not address any other aspect or implication of the merger or any other agreement, arrangement or understanding entered into in connection with the merger or otherwise. The summary of Credit Suisse’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex C to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Credit Suisse in preparing its opinion. However, neither Credit Suisse’s written opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute, advice or a recommendation to any stockholder as to how such stockholder should act or vote with respect to the merger. See “The Merger — Opinion of Credit Suisse Securities (USA) LLC” beginning on page 28.

Financing of the Merger (Page 34)

We anticipate that the total funds needed to complete the merger, including the funds needed to pay our stockholders (and holders of our other equity-based interests) the amounts due to them under the merger agreement and the related expenses, which, based upon the shares of common stock (and our other equity-based interests) outstanding as of July 6, 2011, would be approximately $468.5 million.

This amount will be funded through a combination of equity and/or debt financing to be provided by One Equity Partners IV, L.P., managed by OEP, which we refer to as the OEP Fund, debt financing that may be arranged by OEP and/or (if the merger agreement is assigned to NCO Group, Inc.) NCO Group, Inc., and the Company’s freely available cash. The receipt of financing by Parent is not a condition to the obligations of either party to complete the merger under the terms of the merger agreement. See “The Merger — Financing of the Merger” beginning on page 34.

In connection with the financing of the merger, the OEP Fund has delivered a guaranty, which we refer to as the OEP Fund guaranty. See “The Merger — OEP Fund Guaranty” beginning on page 34.

OEP Fund Guaranty (Page 34)

Pursuant to and subject to the terms and conditions of the OEP Fund guaranty, delivered by the OEP Fund in favor of the Company, dated July 6, 2011, the OEP Fund agreed to guarantee, up to $469 million, the payment obligations of, and all liabilities and damages payable by, Parent and Merger Sub, under the merger agreement, including the obligation to pay the merger consideration if, as and when due. However, the liability of the OEP Fund pursuant to the OEP Fund guaranty may not exceed $469 million. For more information about the OEP Fund guaranty, see “The Merger Agreement — OEP Fund Guaranty” beginning on page 34.

Interests of Certain Persons in the Merger (Page 35)

When considering the recommendation of the Board that you vote to approve the proposal to adopt the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, your interests as a stockholder. The Board was aware of and considered these interests, among other matters, in approving the merger agreement and the merger, and in recommending that the merger agreement be adopted by the stockholders of the Company. These interests include the following:

•	accelerated vesting of equity awards held by our directors and employees, including our executive officers, simultaneously with the time at which the merger becomes effective, which we refer to as the effective time of the merger, and the settlement of such awards in exchange for cash; and

•	the entitlement of our executive officers to receive payments and benefits under the executive officers’ employment agreements upon certain types of involuntarily termination of employment, or if the executives voluntarily terminate their employment for “good reason” following the effective time of the merger.

If the proposal to adopt the merger agreement is approved by our stockholders, the shares of common stock held by our directors and executive officers will be treated in the same manner as outstanding shares of common stock held by all other stockholders of the Company.

Material U.S. Federal Income Tax Consequences of the Merger (Page 42)

For U.S. federal income tax purposes, your receipt of cash in exchange for your shares of common stock in the merger generally will result in your recognizing gain or loss measured by the difference, if any, between the cash you receive in the merger and your tax basis in your shares of common stock. You should consult your tax advisor for a complete analysis of the effect of the merger on your U.S. federal, state, local and/or foreign taxes.

Regulatory Approvals and Notices (Page 43)

Under the terms of the merger agreement, the merger cannot be completed until the waiting periods applicable to the consummation of the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, which we refer to as the HSR Act, have expired or been terminated. On July 29, 2011, we received early termination of the HSR Act waiting period.

Litigation Relating to the Merger (Page 43)

Following the July 6, 2011 announcement of the merger agreement, on or about July 15, 2011, a purported class action complaint was filed against the Company. The complaint was filed in the Circuit Court of the Nineteenth Judicial Circuit, Lake County, Illinois against the Company, all of its directors and OEP, Parent and Merger Sub. The complaint alleges that the Board breached its fiduciary duties as it relates to the merger. The complaint also alleges that OEP, Parent and Merger Sub aided and abetted the Board in breaching its fiduciary duties. The Company believes that the complaint is wholly without merit and intends to vigorously defend this action.

The Merger Agreement (Page 44)

Treatment of Outstanding Equity Awards (Page 36):

•	Common Stock. At the effective time of the merger, each share of common stock issued and outstanding (except for the excluded shares) will automatically be cancelled and converted into the right to receive the per share merger consideration of $8.55 in cash, without interest, less any applicable withholding taxes.

•	Director Options. At the effective time of the merger, each outstanding and unexercised option held by a non-employee director of the Company, which we refer to as Director Options, to purchase shares of common stock will vest in full and will entitle the holder to receive at closing an amount in cash equal to the product of the total number of shares of common stock subject to such option multiplied by the amount, if any, by which $8.55 exceeds the exercise price per share of such option, less any applicable withholding taxes.

•	Employee Options at the Effective Time. At the effective time of the merger, one-half of the unvested portion of each outstanding and unexercised option to purchase shares of common stock other than a Director Option, which we refer to as an Employee Option, will vest and will entitle the holder to receive at closing an amount in cash equal to the product of the total number of shares of common stock subject to such option multiplied by the amount, if any, by which $8.55 exceeds the exercise price per share of such option, less any applicable withholding taxes. The Employee Options that remain unvested immediately following the effective time of the merger shall remain outstanding and will continue to vest in accordance with the terms set forth in the applicable governing plan and option agreements. After the effective time of the merger, at such time or times as an unvested Employee Option shall vest, whether in the ordinary course of business or upon an event triggering acceleration under the applicable option agreement, the holder of such Employee Option shall receive an amount in cash equal to the product of the total number of shares of common stock underlying the portion of the Employee Option then becoming vested multiplied by the amount, if any, by which $8.55 exceeds the exercise price per share of such option, less any applicable withholding taxes.

•	Restricted Stock. At the effective time of the merger, each outstanding share of restricted stock, whether vested or unvested, will automatically be cancelled and converted into the right to receive an amount in cash equal to $8.55, less any applicable withholding taxes.

Restrictions on Solicitations of Other Offers (Page 49)

Until the effective time of the merger or, if earlier, the termination of the merger agreement, we are not permitted to solicit any inquiry or the making of any acquisition proposals or engage in any discussions or negotiations with any person relating to an acquisition proposal. Notwithstanding these restrictions, under certain circumstances, we may, prior to the time our stockholders adopt the merger agreement, respond to a written acquisition proposal or engage in discussions or negotiations with the person making such an acquisition proposal. At any time before the merger agreement is adopted by our stockholders, if the Board determines that an acquisition proposal is a superior proposal (for a description of what constitutes a superior proposal see “The Merger Agreement — Restrictions on Solicitation of Other Offers” beginning on page 49), we may terminate the merger agreement and enter into an alternative acquisition, merger or similar agreement, which we refer to as an acquisition agreement, with respect to such superior proposal, so long as we comply with certain terms of the merger agreement, including paying a termination fee to Parent. See “The Merger Agreement — Termination Fee” beginning on page 55.

Merger Closing Conditions (Page 53)

The respective obligations of the Company, Parent and Merger Sub to consummate the merger are subject to the satisfaction or waiver of certain customary conditions, including:

•	the adoption of the merger agreement by our stockholders;

•	receipt of required antitrust approvals; and

•	the accuracy of the representations and warranties of the parties and compliance by the parties with their respective obligations under the merger agreement.

Termination of the Merger Agreement (Page 54)

The merger agreement may be terminated and the merger abandoned at any time prior to the effective time of the merger, whether before or after the adoption of the merger agreement by our stockholders (except as indicated below):

•	by the mutual written consent of Parent and the Company;

•	by the Company or Parent, if the merger has not occurred by February 29, 2012, which we refer to as the end date, unless the terminating party’s breach of the merger agreement is the primary cause of the failure to consummate the merger by the end date;

•	by the Company or Parent, if any governmental entity has enjoined or otherwise prohibited the merger in a final and nonappealable order or any other action, unless the terminating party failed to comply with its obligations to use its reasonable best efforts to remove such order or other action or if the issuance of such final, nonappealable order was primarily due to the breach of such party (and in the case of Parent, including Merger Sub) of its obligations under the merger agreement;

•	by the Company or Parent, if the Company’s stockholders fail to approve the adoption of the merger agreement at the special meeting or at any adjournment or postponement thereof at which the merger agreement has been voted upon;

•	by the Company or Parent, if the other party has breached or failed to comply in any material respect (and not cured within 30 days after the breaching party receives written notice of the breach) with the terms of the merger agreement in such a way as to give rise to a failure of the conditions to the merger relating to the accuracy of such party’s representations and warranties or such party’s compliance with its covenants, unless the terminating party is similarly in breach of its own obligations;

•	by the Company, prior to the stockholders adopting the merger agreement, if (1) the Board has authorized the Company to enter into an alternative acquisition agreement with respect to a superior proposal that did not result from a breach of its obligation not to solicit acquisition proposals, (2) the Company has given Parent notice of the superior proposal and, if requested by Parent, the opportunity to negotiate to amend the terms of the merger agreement, (3) in the event Parent delivers a binding offer to alter the terms of the merger agreement, the Board concludes that the alternative acquisition remains a superior proposal, (4) the Company enters into an alternative acquisition agreement with respect to such superior proposal and (5) the Company pays the termination fee (as described below) to Parent; or

•	by Parent, if the Company withdraws, qualifies or modifies or publicly proposes to withdraw, qualify or modify, in any manner, the Company’s recommendation to its stockholders to adopt and approve the merger agreement.

Termination Fee (Page 55)

Parent would be entitled to receive a termination fee from the Company equal to $15 million if the merger agreement is terminated:

•	(1) by the Company or Parent because the closing has not occurred by the end date to the merger agreement or the Company’s stockholders fail to adopt the merger agreement, or by Parent because the Company has breached the merger agreement in such a way as to give rise to a failure of the conditions to the merger relating to the accuracy of the Company’s representations and warranties or the Company’s compliance with its covenants, unless the Parent is similarly in breach of its own obligations at the time of termination or the stockholders meeting such that the Company is not obligated to consummate the merger; (2) any person has publicly made an acquisition proposal (which is not withdrawn); and (3) the Company consummates any acquisition proposal within 12 months of such termination;

•	by the Company, if the Company has entered into an alternative acquisition agreement with respect to a superior proposal; and

•	by Parent, if the Board has adversely changed its recommendation to stockholders to adopt the merger agreement.

Specific Performance (Page 56)

The Company and Parent are each entitled to equitable relief to prevent breaches of the merger agreement and to enforce specifically the terms of the merger agreement in addition to any other remedy to which it is entitled.

Market Price of Common Stock (Page 58)

Our common stock is traded on the NASDAQ Global Select Market under the ticker symbol “APAC.” The closing price of our common stock on July 6, 2011, the last trading day prior to the public announcement of the execution of the merger agreement was $5.44 per share. On [     •     ], 2011, the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price for our common stock was $[  •  ]

per share. You are encouraged to obtain current market quotations for our common stock in connection with voting you shares of common stock.

Dissenters’ Rights (Page 60)

Stockholders are entitled to dissenters’ rights under the Illinois Business Corporation Act of 1983, as amended, which we refer to as the IBCA, in connection with the merger, if such stockholders meet all of the conditions set forth in Sections 11.65 and 11.70 of the IBCA. This means that you are entitled to have the fair value of your shares of common stock determined by the Illinois Circuit Court and to receive payment based on that valuation. The ultimate amount you receive in an appraisal proceeding may be less than, equal to or more than the amount you would have received under the merger agreement.

To exercise your dissenters’ rights, you must submit a written demand for appraisal to the Company before the vote is taken on the merger agreement and you must not submit a proxy, or otherwise vote, in favor of the proposal to adopt the merger agreement. Your failure to follow exactly the procedures specified under the IBCA will result in the loss of your dissenters’ rights. See “Dissenters’ Rights” beginning on page 60 and the text of the Illinois dissenters’ rights statute reproduced in its entirety as Annex D to this proxy statement. If you hold your shares of common stock through a bank, brokerage firm or other nominee and you wish to exercise dissenters’ rights, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such bank, brokerage firm or nominee. In view of the complexity of the IBCA, stockholders who may wish to pursue dissenters’ rights should consult their legal and financial advisors promptly.

QUESTIONS AND ANSWERS ABOUT THE STOCKHOLDERS MEETING AND THE MERGER

The following questions and answers are intended to address briefly some commonly asked questions regarding the merger, the merger agreement and the stockholders meeting. These questions and answers may not address all questions that may be important to you as a stockholder of the Company. Please refer to the “Summary” and the more detailed information contained elsewhere in this proxy statement, including the annexes to this proxy statement, which you should read carefully and in their entirety. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information.”

Q.	What is the proposed transaction and what effects will it have on the Company?

A.	The proposed transaction is the acquisition of the Company by Parent pursuant to the merger agreement. If the proposal to adopt the merger agreement is approved by our stockholders and the other closing conditions under the merger agreement have been satisfied or waived, Merger Sub will merge with and into the Company. Upon completion of the merger, Merger Sub will cease to exist and the Company will continue as the surviving corporation. As a result of the merger, the Company will become a wholly owned subsidiary of Parent and will no longer be a publicly held corporation, and you will no longer own any shares of capital stock of the surviving corporation or have any interest in our future earnings or growth. In addition, if the merger is completed, our common stock will be delisted from NASDAQ and deregistered under the Securities Exchange Act of 1934, as amended. As a result, we would no longer file periodic reports with the Securities and Exchange Commission on account of our common stock.

Q.	What will I receive if the merger is completed?

A.	Upon completion of the merger, you will be entitled to receive the per share merger consideration of $8.55 in cash, without interest, less any applicable withholding taxes, for each share of common stock that you own, unless you have properly exercised your dissenters’ rights under the IBCA with respect to such shares. For example, if you own 100 shares of common stock, you will receive $855.00 in cash in exchange for your shares of common stock, less any applicable withholding taxes.

Q.	When do you expect the merger to be completed?

A.	We are working towards completing the merger as soon as possible. If the proposal to adopt the merger agreement is approved at the special meeting then, assuming timely satisfaction of the other necessary closing conditions, we anticipate that the merger will be completed in either the third or fourth calendar quarter of 2011.

Q.	What happens if the merger is not completed?

A.	If the merger agreement is not adopted by the stockholders of the Company or if the merger is not completed for any other reason, the stockholders of the Company will not receive any payment for their shares of common stock. Instead, the Company will remain an independent public company, and the common stock will continue to be listed and traded on NASDAQ. Under specified circumstances, the Company may be required to pay Parent a termination fee, as described under “The Merger Agreement — Termination Fee.”

Q.	Is the merger expected to be taxable to me?

A.	Yes. The exchange of shares of common stock for cash in the merger will generally be a taxable transaction to U.S. holders for U.S. federal income tax purposes. In general, a U.S. holder whose shares of common stock are converted into the right to receive cash in the merger will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares (determined before the deduction of any applicable withholding taxes) and such holder’s adjusted tax basis in such shares. Backup withholding may also apply to the cash payments made pursuant to the merger unless the U.S. holder or other payee provides a taxpayer identification number, certifies that such number is correct and otherwise complies with the backup withholding rules.

You should read “The Merger — Material U.S. Federal Income Tax Consequences of the Merger” for the definition of “U.S. holder” and for a more detailed discussion of the U.S. federal income tax consequences of the merger. You should also consult your tax advisor with respect to the specific tax consequences to you in connection with the merger in light of your own particular circumstances, including federal estate, gift and other non-income tax consequences, and tax consequences under state, local or foreign tax laws.

Q:	How does the per share merger consideration compare to the market price of our common stock prior to announcement of the merger?

A:	The per share merger consideration represents a premium of approximately 57.2% over the closing price of our common stock on July 6, 2011, the last trading day prior to the public announcement of the merger agreement, and a premium of approximately 50.2% over the Company’s average closing share price for the 90 calendar day period prior to July 6, 2011.

Q:	Do any of the Company’s directors or officers have interests in the merger that may differ from or be in addition to my interests as a stockholder?

A:	Yes. In considering the recommendation of the Board with respect to the proposal to adopt the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of our stockholders generally. The Board was aware of and considered these interests, among other matters, in approving the merger agreement and the merger, and in recommending that the merger agreement be adopted by the stockholders of the Company. For a description of the interests of our directors and executive officers in the merger, see “The Merger — Interests of Certain Persons in the Merger.”

Q.	Why am I receiving this proxy statement and proxy card?

A.	You are receiving this proxy statement and proxy card because you own shares of common stock. This proxy statement describes matters on which we urge you to vote and is intended to assist you in deciding how to vote your shares of common stock with respect to such matters.

Q.	When and where is the special meeting?

A.	The special meeting of stockholders of the Company will be held at [ • ] at [ • ] on [ • ], 2011, local time.

Q.	Who may attend the special meeting?

A.	All stockholders of record at the close of business on [ • ], 2011, which we refer to as the record date, or their duly appointed proxies, and our invited guests may attend the special meeting. Seating is limited and admission is on a first-come, first-served basis. Please be prepared to present valid photo identification for admission to the special meeting.

If you hold shares of common stock in “street name” (that is, in a brokerage account or through a bank or other nominee) and you would like to attend the special meeting, you will need to bring a valid photo identification and proof of ownership, such as a brokerage statement as of a recent date, a copy of your voting instruction form or a “legal” proxy from your broker, bank or other nominee. If you wish to vote in person at the special meeting, you must obtain a “legal” proxy from your broker, bank or other nominee.

Stockholders of record will be verified against an official list available in the registration area at the special meeting. We reserve the right to deny admittance to anyone who cannot adequately show proof of share ownership.

Q.	How many votes must be present to hold the special meeting?

A.	A majority of the outstanding shares of common stock entitled to vote at the special meeting, represented in person or by proxy at the special meeting, will constitute a quorum. Shares of common stock represented in person or by proxy, including abstentions and broker non-votes, if any, will be counted for purposes of determining whether a quorum is present.

Q.	Who may vote?

A.	You may vote if you owned common stock as of the close of business on the record date. Each share of common stock is entitled to one vote. As of the record date, there were [ • ] shares of common stock outstanding and entitled to vote at the special meeting.

Q.	What am I being asked to vote on?

A.	You are being asked to vote on the following:

• The approval of a proposal to adopt the merger agreement, which provides for the acquisition of the Company by Parent;

• The approval of a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement; and

• The approval by non-binding, advisory vote, of certain compensation arrangements for our named executive officers in connection with the merger.

Q.	What are the voting recommendations of the Board?

A.	The Board recommends that you vote your shares of common stock “FOR” the proposal to adopt the merger agreement, “FOR” the proposal to adjourn the special meeting and “FOR” the non-binding proposal regarding certain merger-related executive compensation arrangements.

Q.	How do I vote?

A.	If you are a stockholder of record (that is, if your shares of common stock are registered in your name with BNY Mellon Shareowner Services, our transfer agent), there are four ways to vote:

• By attending the special meeting and voting in person by ballot;

• By visiting the Internet at http://www.proxyvoting.com/APAC;

• By calling toll-free (within the U.S. or Canada) 1-866-540-5760; or

• By completing, dating, signing and returning the enclosed proxy card in the accompanying prepaid reply envelope.

A control number, located on your proxy card, is designed to verify your identity and allow you to vote your shares of Company common stock, and to confirm that your voting instructions have been properly recorded when voting over the Internet or by telephone. Please be aware that, although there is no charge for voting your shares, if you vote over the Internet or by telephone, you may incur costs such as telephone and Internet access charges for which you will be responsible.

Even if you plan to attend the special meeting in person, you are strongly encouraged to vote your shares of common stock by proxy. If you are a record holder or if you obtain a “legal” proxy to vote shares which you beneficially own, you may still vote your shares of common stock in person at the special meeting even if you have previously voted by proxy. If you are present at the special meeting and desire to vote in person, your previous vote by proxy will not be counted.

Q.	What if I hold my shares of common stock in “street name”?

A.	You should follow the voting directions provided by your bank, brokerage firm or other nominee. You may complete and mail a voting instruction form to your bank, brokerage firm or other nominee or, in most cases, submit voting instructions by telephone or over the Internet to your bank, brokerage firm or other nominee. If you provide specific voting instructions by mail, telephone or the Internet, your bank, brokerage firm or other nominee will vote your shares of common stock as you have directed. Please note that if you wish to vote in person at the special meeting, you must obtain a “legal” proxy from your bank, brokerage firm or other nominee.

Q.	Can I change my mind after I vote?

A.	Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by:

• submitting a new proxy by telephone or over the Internet after the date of the earlier submitted proxy;

• signing another proxy card with a later date and returning it to us prior to the special meeting; or

• attending the special meeting and voting in person (your attendance at the special meeting will not, by itself, revoke your proxy, you must vote in person at the special meeting to revoke your proxy).

If you hold your shares of common stock in “street name,” you should contact your bank, brokerage firm or other nominee for instructions regarding how to change your vote. You may also vote in person at the special meeting if you obtain a “legal” proxy from your bank, brokerage firm or other nominee.

Q.	Who will count the votes?

A.	A representative of BNY Mellon Shareholder Services will serve as the independent inspector of elections and will count the votes.

Q.	What does it mean if I receive more than one proxy card?

A.	It means that you have multiple accounts with brokers or our transfer agent. Please vote all of these shares. We encourage you to register all of your shares of common stock in the same name and address. You may do this by contacting your broker or our transfer agent. Our transfer agent may be reached at 1-800-851-9677 or at the following address:

BNY Mellon Shareowner Services P.O. Box 358015 Pittsburgh, PA 15252-8015

Q.	Will my shares of common stock be voted if I do not provide my proxy?

A.	If you are the stockholder of record and you do not vote or provide a proxy, your shares of common stock will not be voted.

If your shares of common stock are held in “street name,” they may not be voted if you do not provide the bank, brokerage firm or other nominee with voting instructions. Currently, banks, brokerage firms or other nominees have the authority to vote shares of common stock for which their customers do not provide voting instructions on certain “routine” matters. However, banks, brokerage firms or other nominees are precluded from exercising their voting discretion with respect to approving non-routine matters, such as the proposal to adopt the merger agreement, the proposal to approve the adjournment of the special meeting, and the non-binding proposal regarding certain merger-related executive compensation arrangements, and, as a result, absent specific instructions from the beneficial owner of such shares of common stock, banks, brokerage firms or other nominees are not empowered to vote those shares of common stock on any of the proposals to be voted on at the special meeting.

Q.	What vote is required to approve the proposal to adopt the merger agreement?

A.	The adoption of the merger agreement requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock entitled to vote thereon. If you fail to grant a proxy or vote in person at the special meeting, abstain from voting, or do not provide your bank, brokerage firm or other nominee with voting instructions, this will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. Pursuant to the voting agreement between Parent, Mr. Schwartz and the Schwartz trusts, Mr. Schwartz and the Schwartz trusts have agreed to vote, subject to certain exceptions, all shares of common stock owned by them in favor of the proposal to adopt the merger agreement. As of the date of this proxy statement, Mr. Schwartz and the Schwartz trusts collectively owned approximately 38% of the outstanding common stock. For more information, see “The Merger — Voting Agreement.”

Q.	What vote is required to approve the proposal to adjourn the special meeting?

A.	Approval of the proposal to adjourn the special meeting requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the matter at the special meeting. Abstaining from voting will have the same effect as a vote “AGAINST” the proposal to adjourn the special meeting. If you fail to submit a proxy or to vote in person at the special meeting or do not provide your bank, brokerage firm or other nominee with voting instructions, as applicable, your shares of common stock will not be voted, but this will not have any effect on the proposal to adjourn the special meeting.

Q.	What vote is required to approve the non-binding proposal regarding certain merger-related executive compensation arrangements?

A.	Approval of the non-binding proposal regarding certain merger-related executive compensation arrangements requires the affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the matter at the special meeting. Abstaining will have the same effect as a vote “AGAINST” the non-binding proposal regarding certain merger-related executive compensation arrangements. If you fail to submit a proxy or to vote in person at the special meeting or if your shares of common stock are held through a bank, brokerage firm or other nominee and you do not provide your bank, brokerage firm or other nominee with voting instructions, as applicable, your shares of common stock will not be voted, but this will not have any effect on the non-binding proposal regarding certain merger-related executive compensation arrangements. Stockholders should note that the non-binding proposal regarding certain merger-related executive compensation arrangements is merely an advisory vote which will not be binding on APAC, the Board or Parent. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the non-binding, advisory vote, if the merger is consummated, our named executive officers will be eligible to receive the various change in control payments and benefits in accordance with the terms and conditions applicable to those arrangements.

Q.	Should I send in my stock certificates now?

A.	No. You will be sent a letter of transmittal promptly after the completion of the merger, describing how you may surrender your shares of common stock in exchange for the per share merger consideration. If your shares of common stock are held in “street name” by your bank, brokerage firm or other nominee, you may receive instructions from your bank, brokerage firm or other nominee as to what action, if any, is necessary to effect the surrender of your shares of common stock in exchange for the per share merger consideration. Please do NOT return your stock certificate(s) with your proxy.

Q.	Am I entitled to exercise dissenters’ rights instead of receiving the per share merger consideration for my shares of common stock?

A.	Yes. As a holder of common stock, you are entitled to exercise dissenters’ rights under the IBCA in connection with the merger if you take certain actions and meet certain conditions. See “Dissenters’ Rights” and Annex D.

Q.	Who can help answer my other questions?

A.	If you have additional questions about the merger, need assistance in submitting your proxy or voting your shares of common stock, or need additional copies of the proxy statement or the enclosed proxy card, please call our proxy solicitor, Georgeson Inc., which we refer to as Georgeson, at (866) 482-5136 (toll-free) or (212) 440-9800 (banks and brokers).

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Generally, forward-looking statements include expressed expectations, estimates and projections of future events and financial performance and the assumptions on which these expressed expectations, estimates and projections are based. Statements that are not historical facts, including statements about the beliefs and expectations of the Company and its management are forward-looking statements. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions about future events, and they are subject to known and unknown risks and uncertainties and other factors that can cause actual events and results to differ materially from historical results and those projected. Such statements are based upon the current beliefs and expectations of the Company’s management. The Company intends its forward-looking statements to speak only as of the date on which they were made. The Company expressly undertakes no obligation to update or revise any forward-looking statements as a result of changed assumptions, new information, future events or otherwise.

The following factors, among others, could cause the Company’s actual results to differ from historic results or those expressed or implied in the forward-looking statements: its revenue is generated from a limited number of clients and the loss of one or more significant clients or reduction in demand for services could have a material adverse effect on the Company; the performance of its clients and general economic conditions; its financial results depend on the ability to effectively manage production capacity and workforce; the terms of its client contracts; its ability to sustain profitability; its availability of cash flows from operations and compliance with debt covenants and funding requirements under the Company’s credit facility; its ability to conduct business internationally, including managing foreign currency exchange risks; its principal shareholder can exercise significant control over the Company; its ability to attract and retain qualified employees; the potential for downward pricing pressures in its industry and other competitive factors; changes to government regulations; the effect of rapid technology changes; acts of God, political instability or other events outside its control; the impact from unauthorized disclosure of sensitive or confidential client or customer data; the inability to complete the merger in a timely manner, if at all; the inability to complete the merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to completion of the merger; the occurrence of any event, change or other circumstance that could give rise to the termination of the agreement; the possibility that competing offers will be made; the effect of a change in the Company’s business relationships, operating results and business generally, diversion of management’s attention from ongoing business concerns as a result of the pendency or consummation of the merger; the possibility that legal proceedings may be instituted against the Company or others relating to the merger and the outcome of such proceedings; and other risk factors listed in the Company’s most recent SEC filings.

Other reasons that may cause actual results to differ from historic results or those expressed or implied in the forward-looking statements can be found in the Company’s most recent annual report on Form 10-K and its quarterly reports on Form 10-Q and current reports on Form 8-K as filed with the Securities and Exchange Commission. APAC assumes no obligation to update any forward-looking information contained in this proxy statement.

PARTIES TO THE MERGER

The Company

APAC Customer Services, Inc.
2201 Waukegan Road, Suite 300
Bannockburn, Illinois 60015

APAC Customer Services, Inc. was founded and incorporated in 1973. APAC is a leading provider of customer care services and solutions to market leaders in the healthcare, communications, business services, media & publishing, travel & entertainment, technology and financial services industries. We deliver highly customized customer care services and solutions that involve communicating with customers and managing situations that are unique to each core industry. We provide service through multiple communication channels, including telephone, internet, on-line chat, email, fax, mail correspondence and automated response generated through technology. We operate seventeen customer care centers: eight domestic centers, two domestic client-owned facilities, five international centers located in the Philippines, one international center located in the Dominican Republic and one international center located in Uruguay. Additionally, we provide services to one of our clients through a co-location arrangement at one of the client’s domestic facilities.

Parent

Blackhawk Acquisition Parent, LLC
c/o One Equity Partners IV, L.P.
320 Park Avenue
New York, New York 10022
(212) 270-7689

Blackhawk Acquisition Parent, LLC, is a Delaware limited liability company and a holding company that owns Blackhawk Merger Sub, Inc. To date, Parent has not carried on any activities other than those related to its formation, completing the transactions contemplated by the merger agreement, arranging the related financing and owning Merger Sub.

Merger Sub

Blackhawk Merger Sub, Inc.
c/o One Equity Partners IV, L.P.
320 Park Avenue
New York, New York 10022
(212) 270-7689

Blackhawk Merger Sub, Inc. is an Illinois corporation and a wholly owned subsidiary of Parent that was formed by Parent solely for the purpose of facilitating the acquisition of the Company. To date, Merger Sub has not carried on any activities other than those related to its formation, completing the transactions contemplated by the merger agreement and arranging the related financing. Upon completion of the merger, Merger Sub will cease to exist.

Each of Parent and Merger Sub are affiliates of OEP. OEP is the private investment arm of JPMorgan Chase & Co. and manages over $10.5 billion in commitments and investments solely for the bank. OEP enters into long-term partnerships with companies to create sustainable value through long-term growth driven both organically and inorganically.

Pursuant to the terms of the merger agreement, Parent has reserved the right to assign its rights and obligations thereunder, including its right to acquire the Company, to an affiliate of OEP, including NCO Group, Inc. NCO Group, Inc. is a leading global provider of business process outsourcing services and a majority owned subsidiary of OEP. NCO Group, Inc.’s address is NCO Group, Inc., 507 Prudential Road, Horsham, Pennsylvania 19044 and telephone number is (215) 441-3000. Parent will remain jointly and severally liable for its obligations under the merger agreement following any such assignment of Parent’s rights and obligations under the merger agreement.

THE SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

The special meeting will be held at [ • ] on [ • ], 2011 at [ • ], local time. At the special meeting, holders of common stock will be asked to approve the proposal to adopt the merger agreement, to approve the proposal to adjourn the special meeting and to approve the non-binding proposal regarding certain merger-related executive compensation arrangements.

Record Date and Quorum

We have fixed the close of business on [ • ], 2011 as the record date for the special meeting, and only holders of record of common stock on the record date are entitled to vote at the special meeting. You are entitled to receive notice of, and to vote at, the special meeting if you owned shares of common stock at the close of business on the record date. On the record date, there were [ • ] shares of common stock outstanding and entitled to vote. Each share of common stock entitles its holder to one vote on all matters properly coming before the special meeting.

A majority of the shares of common stock outstanding at the close of business on the record date and entitled to vote, present in person or represented by proxy, at the special meeting constitutes a quorum for the purposes of the special meeting. Shares of common stock represented at the special meeting but not voted, including shares of common stock for which a stockholder directs an “abstention” from voting, as well as broker non-votes, if any, will be counted for purposes of establishing a quorum. A quorum is necessary to transact business at the special meeting. Once a share of common stock is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any adjournment of the special meeting. However, if a new record date is set for the adjourned special meeting, then a new quorum will have to be established. In the event that a quorum is not present at the special meeting, it is expected that the special meeting will be adjourned or postponed.

Attendance

Only stockholders of record or their duly authorized proxies have the right to attend the special meeting. To gain admittance, you must present a valid photo identification, such as a driver’s license or passport. If you hold shares of common stock in “street name” (that is, in a brokerage account or through a bank or other nominee) and you would like to attend the special meeting, you will need to bring a valid photo identification and proof of ownership, such as a brokerage statement as of a recent date, a copy of your voting instruction form or a “legal” proxy from your broker, bank or other nominee. If you wish to vote in person at the special meeting, you must obtain a “legal” proxy from your broker, bank or other nominee. If you are the representative of a corporate or institutional stockholder, you must present valid photo identification along with proof that you are the representative of such stockholder. Please note that cameras, recording devices and other electronic devices will not be permitted at the special meeting.

Vote Required

Approval of the proposal to adopt the merger agreement requires the affirmative vote of the holders of two-thirds, voting as a single class, of the outstanding shares of common stock entitled to vote thereon. Pursuant to a voting agreement between Parent, Mr. Schwartz and the Schwartz trusts, Mr. Schwartz and the Schwartz trusts have agreed to vote, subject to certain exceptions, all shares of common stock owned by them in favor of the proposal to adopt the merger agreement (and in favor of any actions and proposals required, or submitted for approval in furtherance thereof).

As of the record date, the directors and executive officers of the Company (including Mr. Schwartz and the Schwartz trusts) beneficially owned and were entitled to vote, in the aggregate, [ • ] shares of common stock (excluding shares issuable upon the exercise or conversion of stock options), collectively representing [ • ]% of the outstanding shares of common stock on the record date. Each of our directors and executive officers has informed the Company that he or she currently intends to vote all of such holder’s shares of common stock (other than shares of common stock as to which such holder does not have discretionary authority) “FOR” the proposal to adopt the merger agreement, “FOR” the proposal to adjourn the special meeting and “FOR” the non-binding proposal regarding certain merger-related executive compensation arrangements.

For the proposal to adopt the merger agreement, you may vote “FOR,” “AGAINST” or “ABSTAIN”. Abstentions will not be counted as votes cast in favor of the proposal to adopt the merger agreement but will count for the purpose of determining whether a quorum is present. If you fail to submit a proxy or to vote in person at the special meeting, or abstain, it will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. If you hold your shares in “street name,” the failure to instruct your broker, bank or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

Approval of the proposal to adjourn the special meeting to solicit additional proxies requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the matter at the special meeting. For the proposal to adjourn the special meeting, if necessary or appropriate, you may vote “FOR,” “AGAINST” or “ABSTAIN”. For purposes of this proposal, if your shares of common stock are present at the special meeting but are not voted on this proposal, or if you have given a proxy and abstained on this proposal, this will have the same effect as if you voted “AGAINST” the proposal. If you fail to submit a proxy or to vote in person at the special meeting, or if there are broker non-votes, your shares of common stock not voted will not be counted in respect of, and will not have any effect on, the proposal to adjourn the special meeting.

Approval of the non-binding, advisory vote regarding certain merger-related executive compensation arrangements requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the matter at the special meeting. For the non-binding proposal regarding certain merger-related executive compensation arrangements, you may vote “FOR,” “AGAINST” or “ABSTAIN”. For purposes of this proposal, if your shares of common stock are present at the special meeting but are not voted on this proposal, or if you have given a proxy and abstained on this proposal, this will have the same effect as if you voted “AGAINST” the proposal. If you fail to submit a proxy or vote in person at the special meeting, or if there are broker non-votes, your shares of common stock not voted will not be counted in respect of, and will not have any effect on, the non-binding proposal regarding certain merger-related executive compensation arrangements.

If your shares of common stock are registered directly in your name with our transfer agent, BNY Mellon Shareowner Services, you are considered, with respect to those shares of common stock, the “stockholder of record.” This proxy statement and proxy card have been sent directly to you by the Company.

If your shares of common stock are held through a bank, brokerage firm or other nominee, you are considered the “beneficial owner” of shares of common stock held in street name. In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to those shares of common stock, the stockholder of record. As the beneficial owner, you have the right to direct your bank, brokerage firm or other nominee how to vote your shares by following their instructions for voting.

If you are a stockholder of record, there are four ways to vote:

•	By completing, dating, signing and returning the enclosed proxy card in the accompanying prepaid reply envelope;

•	By visiting the Internet at http://www.proxyvoting.com/APAC;

•	By calling toll-free (within the U.S. or Canada) 1-866-540-5760; or

•	By attending the special meeting and voting in person by ballot.

If you are a beneficial owner of common stock held in “street name”, you will receive instructions from your bank, brokerage firm or other nominee that you must follow in order to have your shares of common stock voted. Those instructions will identify which of the above choices are available to you in order to have your shares voted.

Banks, brokerage firms or other nominees who hold shares in street name for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms or other nominees are precluded from exercising their voting discretion with respect to approving non-routine matters, such as the proposal to adopt the merger agreement, the proposal to approve the adjournment of the special meeting, and the non-binding proposal regarding certain merger-related executive compensation arrangements, and, as a result, absent specific instructions from the beneficial owner of such shares of common stock, banks, brokerage firms or other nominees are not empowered to vote those shares of common stock on any of the proposals to be voted on at the special meeting. Broker non-votes, if any, will be counted for purposes of determining a quorum, but will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

Please note that if you are a beneficial owner of common stock and wish to vote in person at the special meeting, you must obtain a “legal” proxy from your bank, brokerage firm or other nominee.

Please refer to the instructions on your proxy card to determine the deadlines for voting over the Internet or by telephone. If you choose to vote by mailing a proxy card, your proxy card must be received by our General Counsel and Secretary by the time the special meeting begins. Please do not send in your stock certificates with your proxy card. When the merger is completed, a separate letter of transmittal will be mailed to stockholders of record that will enable you to receive the per share merger consideration in exchange for your stock certificates.

If you vote by proxy, regardless of the method you choose to vote, the individuals named on the enclosed proxy card, and each of them, with full power of substitution, will vote your shares of common stock in the way that you indicate.

If you properly sign your proxy card but do not mark the boxes showing how your shares of common stock should be voted on a matter, the shares of common stock represented by your properly signed proxy will be voted “FOR” the proposal to adopt the merger agreement, “FOR” the proposal to adjourn the special meeting and “FOR” the non-binding, advisory proposal regarding certain merger-related executive compensation arrangements.

IT IS IMPORTANT THAT YOU VOTE YOUR SHARES OF COMMON STOCK PROMPTLY. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR OVER THE INTERNET.

As of [ • ], 2011, the record date, the directors and executive officers of the Company (including Mr. Schwartz and the Schwartz trusts) beneficially owned and were entitled to vote, in the aggregate, [ • ] shares of common stock (excluding any shares of common stock issuable upon exercise or conversion of any stock options), representing approximately [ • ]% of the outstanding shares of common stock on the record date. The directors and executive officers have informed the Company that they currently intend to vote all of their shares of common stock “FOR” the proposal to adopt the merger agreement, “FOR” the proposal to adjourn the special meeting and “FOR” the non-binding proposal regarding certain merger-related executive compensation arrangements.

Proxies and Revocation

Any stockholder of record entitled to vote at the special meeting may submit a proxy by telephone, over the Internet or by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person at the special meeting. If your shares of common stock are held in “street name” by your bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of common stock using the instructions provided by your bank, brokerage firm or other nominee.

If you are a stockholder of record, you have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is voted at the special meeting by:

•	submitting a new proxy by telephone or over the Internet after the date of the earlier voted proxy;

•	signing another proxy card with a later date and returning it to us prior to the special meeting; or

•	attending the special meeting and voting in person.

If you hold your shares of common stock in “street name,” you should contact your bank, brokerage firm or other nominee for instructions regarding how to change your vote. You may also vote in person at the special meeting if you obtain a “legal” proxy from your bank, brokerage firm or other nominee.

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed, including for the purpose of soliciting additional proxies, if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement or if a quorum is not present at the special meeting. Other than an announcement to be made at the special meeting of the time, date and place of an adjourned meeting, an adjournment generally may be made without notice. We may also postpone the special meeting under certain circumstances. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow the Company’s stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

Anticipated Date of Completion of the Merger

We are working towards completing the merger as soon as possible. Assuming timely satisfaction of the closing conditions, including the approval by our stockholders of the proposal to adopt the merger agreement, we anticipate that the merger will be completed in the third or fourth calendar quarter of 2011. If our stockholders vote to approve the proposal to adopt the merger agreement, the merger will become effective as promptly as practicable following the satisfaction or waiver of the other conditions to the merger, subject to the terms of the merger agreement.

Rights of Stockholders Who Seek Appraisal

Stockholders are entitled to exercise dissenters’ rights under the IBCA in connection with the merger if you take certain actions and meet certain conditions. This means that you are entitled to have the fair value of your shares of common stock determined by the Illinois Circuit Court and to receive payment based on that valuation. The ultimate amount you receive in an appraisal proceeding may be less than, equal to or more than the amount you would have received under the merger agreement.

Payment of Solicitation Expenses

The expenses of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne jointly by the Company and Parent. The Company may reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares of common stock for their expenses in forwarding soliciting materials to beneficial owners of common stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by email, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

The Company has engaged Georgeson to assist in the solicitation of proxies for the special meeting. The Company estimates that it will pay Georgeson a fee of approximately $10,000, plus fees for direct telephone solicitations of $6.00 per completed call (both incoming and outgoing). The Company will reimburse Georgeson for reasonable out-of-pocket expenses and will indemnify Georgeson and its affiliates against certain claims, liabilities, losses, damages and expenses.

Questions and Additional Information

If you have questions about the merger, the special meeting or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card, please call Georgeson at (866) 482-5136 (toll-free) or (212) 440-9800 (banks and brokers).

THE MERGER (PROPOSAL 1)

This discussion of the merger is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Annex A. You should read the entire merger agreement carefully as it is the legal document that governs the merger.

The Merger

The merger agreement provides that Merger Sub will merge with and into the Company. The Company will be the surviving corporation in the merger and will continue to do business following the merger. As a result of the merger, the Company will cease to be a publicly traded company. You will not own any shares of the capital stock of the surviving corporation.

Merger Consideration

In the merger, each outstanding share of common stock (except for the excluded shares) will be automatically cancelled and converted into the right to receive the per share merger consideration of $8.55 in cash, less any applicable withholding taxes.

Background of the Merger

In the ordinary course of business, the Board and senior management review and consider various strategic alternatives available to the Company that may enhance stockholder value. In addition, from time to time over the past several years, a number of parties have approached Mr. Theodore Schwartz, our chairman of the Board and founder of the Company, who beneficially owns, directly or indirectly, shares of our common stock representing approximately 38% of total shares outstanding, and inquired about potential interest in a transaction involving the sale of the Company. The Board has also, on occasion, formed a Strategic Alternatives Committee, which we refer to as SAC or the Committee, to evaluate potential transactions and other strategic options for the Company. However, prior to the discussions detailed below, such approaches did not proceed past such preliminary inquiries.

In January 2011, Mr. Kevin Keleghan, chief executive officer of the Company, had a conversation with the chief executive officer of Party A, another company in the customer service industry regarding a potential merger of “semi-equals.” Over the following month, Mr. Keleghan had several additional conversations regarding the potential merger. During this time period, Mr. Keleghan sought the financial advice of Credit Suisse, which had provided financial advice to the Company since 2007 on various merger and acquisition related matters. In February 2011, Party A informed Mr. Keleghan that it was not interested in a merger of semi-equals, but proposed instead to acquire all of APAC at $6.50 per share in cash. Mr. Keleghan communicated the non-binding oral proposal to Mr. Theodore Schwartz, in his capacity as the Chairman of the Board. Messrs. Schwartz and Keleghan discussed the proposal and also sought input from Credit Suisse. Following these discussions, Mr. Keleghan informed Party A that its non-binding proposal was not likely to be of interest to the Board. In response, Party A indicated that it was prepared to offer to acquire APAC for $7.00 per share in cash. Mr. Keleghan informed Mr. Schwartz and certain other directors of the revised offer. After such directors discussed the proposal, again with input from Credit Suisse, Mr. Keleghan communicated to Party A that its revised proposal was not of interest to the Board.

On March 4, 2011, after additional discussions between APAC and Party A, the Company received a non-binding written proposal from Party A to acquire all of APAC’s common stock at a price of $7.50 per share in cash.

On March 6, 2011, the Board convened a meeting at which representatives from Credit Suisse were present to discuss the proposal from Party A as well as the Company’s past contacts with entities which had expressed an interest in acquiring or combining with the Company. Mr. Keleghan and Mr. Schwartz reported on their past contacts with representatives from Party A, Party B, a company in the customer service industry and Party C, a company in the customer service industry, and representatives from Credit Suisse identified other potentially interested strategic buyers. Mr. Schwartz also reported on a past preliminary inquiry he had received from a potential private equity firm or financial buyer. After discussing the process for proceeding with these potential buyers, the Board directed Credit Suisse to acknowledge the proposal from Party A and to seek additional information on its ability to finance a transaction. The Board also instructed Credit Suisse to solicit expressions of interest from certain other parties.

On March 9, 2011, the Company retained Kirkland & Ellis LLP, which we refer to as Kirkland, as its outside legal counsel.

On March 14, 2011, the Board convened a meeting at which representatives from Credit Suisse and Kirkland were present. Credit Suisse reported on various expressions of interest it had received from certain private equity firms and certain potential strategic buyers, and updated the committee on further discussions it had had with Party A and its financial advisor. Kirkland then reviewed with the Board various legal and fiduciary considerations relevant to the discharge of its duties and responsibilities. The Board then discussed the potential process going forward. Credit Suisse proposed that it continue to have discussions with parties who had expressed interest and that it reach out to a targeted list of potential parties and invite them to submit non-binding indications of interest for the potential acquisition of the Company. A targeted list was proposed in order to create competition among the leading potential acquirers while preserving confidentiality. The parties on this list were identified by Credit Suisse as those with the greatest likelihood of interest in a possible transaction with the Company based on, among other things, their natural operational and business overlap with the Company, whether they had previously expressed interest in acquiring the Company or making acquisitions in the industry and whether they had sufficient financial resources to acquire the Company. The Board then directed Credit Suisse to contact the potential buyers that were discussed.

Beginning on March 14, 2011 and continuing through April 6, 2011, Credit Suisse contacted 10 potential buyers for APAC, instructing them to submit indications of interest based on publicly available information if they were interested in potentially pursuing an acquisition of the Company. That group included 6 potential strategic buyers and 4 potential financial buyers. Of the 10 potential buyers contacted, 4 (3 potential strategic buyers and 1 potential financial buyer) executed confidentiality agreements with the Company between April 4 and May 4, 2011. Each confidentiality agreement executed by the 4 potential buyers contained a standstill provision that, among other things, restricted the ability of each such potential buyer to acquire or seek to acquire the assets or securities of the Company without its consent.

Beginning on April 5, 2011, Company management made presentations to, and held diligence discussions with, each potential buyer who executed a confidentiality agreement as of that date.

On April 13, 2011, the Board convened a meeting at which Credit Suisse provided an update regarding communications with potential buyers. Representatives of Credit Suisse reviewed the verbal and written indications of interest that had been provided to date. The Company had received 3 written indications of interest and 2 verbal indications of interest, which ranged from $7.00 per share to $8.50 per share. Based on the value ranges and other proposed transaction terms included in each indication of interest, the Board determined to permit 4 of the potential buyers to proceed in the process (1 potential financial buyer, Party D, and 3 potential strategic buyers, including Party E).

On April 20, 2011, the Board by unanimous written consent re-formed the Company’s Strategic Alternatives Committee. The Committee was tasked with considering potential strategic alternatives for the Company, including possible acquisitions and sales, and was authorized, among other items, to negotiate the terms of possible transactions involving the Company. All proposals recommended by the Committee were subject to final Board approval, though the Committee could reject proposals that it determined it could not recommend to the Board. Messrs. John J. Park, Theodore G. Schwartz and Samuel K. Skinner served as the Committee’s members. The Committee was chaired by Mr. Park.

On April 22, 2011, the Strategic Alternatives Committee held a meeting. Company management presented an update on the process and diligence requests. The Committee also considered the amended terms of its engagement with Credit Suisse and discussed issues relating to the frequency and procedures for future meetings.

On April 29, 2011 and May 6, 2011, the Strategic Alternatives Committee held meetings at which Company management and representatives of Credit Suisse were present. Updates were provided on the process and feedback from the potential buyers, and next steps were discussed.

On May 10, 2011, the Board held a meeting at which Company management was present. Among other matters discussed, Mr. Park, as chairman of the SAC, gave an update on the process, and Mr. Keleghan provided additional information.

On May 19, 2011, the Company opened an online data room to potential buyers in order to provide additional confidential information about the Company to the continuing potential buyers in the process.

On May 23, 2011, Credit Suisse was contacted by representatives of OEP to explore the possibility of acquiring the Company. On May 25, 2011, at the Company’s direction, Credit Suisse informed the representatives of OEP that OEP could join the process and sent OEP the Company’s form confidentiality agreement.

On May 27, 2011, the Strategic Alternatives Committee held a meeting at which Company management and representatives of Credit Suisse and Kirkland were present. Management presented an update on the process to the SAC, including OEP’s participation in the process. Credit Suisse discussed the timeline for the process and necessary next steps. A brief discussion followed regarding a draft merger agreement that had been prepared by Kirkland.

On June 3, 2011, the Strategic Alternatives Committee held a meeting at which Company management and representatives of Credit Suisse and Kirkland were present. Management presented an update on the process to the SAC. Credit Suisse discussed upcoming events and the timeline for the process. Kirkland discussed the latest versions of the draft merger agreement. The SAC instructed Credit Suisse to contact the potential buyers to obtain definitive proposals.

On the afternoon of June 3, 2011, Credit Suisse sent final instruction letters to each of the potential buyers remaining in the process, other than OEP, which had yet to execute a confidentiality agreement. The letters directed the potential buyers to submit a definitive proposal for the acquisition of the Company no later than June 28, 2011, and advised that proposals including contingencies would be disfavored. Enclosed with each letter was a draft merger agreement prepared by Kirkland. The letters also requested written comments on the draft merger agreement and a list of any further approvals or other items that would need to be completed prior to entering into a definitive merger agreement.

On the morning of June 7, 2011, the Board held a meeting at which Company management was present. Among other matters, the Board discussed the current status of the process and the expected timeline for the process. Management gave an overview on the potential buyers.

On the afternoon of June 7, 2011, OEP executed a confidentiality agreement with the Company and was provided access to the data room promptly thereafter. OEP was also provided with a final instruction letter.

On June 17, 2011, the Strategic Alternatives Committee held a meeting at which Company management and representatives of Credit Suisse and Kirkland were present. Management presented an update on the process to the SAC. Credit Suisse discussed upcoming events and the timeline for the process. The SAC discussed next steps in light of the upcoming deadline.

On June 28, 2011, in response to the final instruction letters, three potential buyers submitted final written proposals ranging from $6.75 to $8.00 per share, and one potential buyer (Party C) submitted an oral proposal of $7.50 per share. Party C asked at that point if its offer at $7.50 would be sufficient to enable the Company to enter into a definitive agreement with Party C. When the Company refused to state whether or not $7.50 would be sufficient, Party C informed the Company that it was withdrawing from the process. Also, on June 28, 2011, OEP contacted Credit Suisse to inform them that it was interested in making a proposal, but was currently unable to do so due to an internal policy issue.

On June 29, 2011, OEP informed Credit Suisse that it had resolved its internal policy issue and submitted a written proposal of $8.00 per share.

On June 30, 2011, the Strategic Alternatives Committee met to review the proposals. Credit Suisse gave a presentation regarding the financial terms of the proposals and Kirkland gave a presentation regarding the proposed transaction terms. All potential buyers had indicated that contact with the Company’s top customers for the purpose of conducting a due diligence review was a condition to signing a definitive merger agreement. Two potential buyers, OEP and Party E, had made proposals of $8.00 per share. OEP and Party E included in their proposals a request that Mr. Schwartz and the Schwartz trusts enter into a voting agreement in support of the merger. Following discussion, the Strategic Alternatives Committee directed Credit Suisse and Kirkland to continue to negotiate with OEP and Party E in an effort to obtain improved price and transaction terms and to set a deadline of noon CT on July 5, 2011 for them to submit revised proposals. Credit Suisse contacted representatives of OEP and Party E on the night of June 30, 2011. Credit Suisse informed each of them that only two potential buyers remained and that neither proposal was clearly superior to the other. Credit Suisse also informed each party of the new deadline to resubmit proposals.

On July 1, 2011, Dechert LLP, which we refer to as Dechert, on behalf of OEP, discussed with Kirkland certain terms in the draft merger agreement Dechert had submitted. Also on July 1, 2011, counsel for Party E discussed certain terms in the draft merger agreement they had submitted with Kirkland.

Later that day, on July 1, 2011, OEP submitted a revised proposal that increased its price to $8.40 per share and stated that it was willing to sign a merger agreement without conducting any further customer due diligence. The proposal stated that it would expire at 5:00 p.m. CT on July 4, 2011. The revised proposal also included a revised draft merger agreement, reflecting certain changes discussed between Kirkland and Dechert.

On July 2, 2011, the Strategic Alternatives Committee held a meeting at which representatives of Credit Suisse and Kirkland were present. Credit Suisse presented a summary of the events since June 28, 2011, and OEP’s revised proposal was discussed. Following discussion, the SAC directed its advisors to contact Party E to let it know that a revised proposal had been received from the remaining potential buyer, that the Company’s advisors were fully engaged with such potential buyer, and that its advisors were available to answer any questions Party E might have regarding concerns the Company had with Party E’s proposal. After the SAC meeting, Credit Suisse contacted representatives of Party E, who informed Credit Suisse that they would submit a revised proposal over the weekend. The SAC also determined at this time to recommend that the entire Board review any revised proposals that were received and consider those proposals as an entire Board.

On July 3, 2011, Party E submitted a revised proposal that increased its price to $8.25 per share and shortened its estimated time for confirmatory due diligence from two weeks to five business days. Shortly after receiving the revised proposal, Credit Suisse received a call from representatives of Party E, who indicated that they were in the process of convening Party E’s board of directors to discuss the proposed acquisition and could potentially increase its offer price.

On the morning of July 4, 2011, Kirkland sent revised drafts of the merger agreement to representatives of Party E. Later that morning, representatives of Party E contacted Credit Suisse and stated that Party E’s board had authorized Party E to offer $8.50 per share and that the proposed price per share was their “best and final” offer. At approximately noon on July 4, 2011, Kirkland circulated a revised draft of the merger agreement and a markup from Katten Muchin Rosenman LLP, which we refer to as Katten, Mr. Schwartz’s counsel, of the voting agreement to Dechert, acting on behalf of OEP. In the afternoon of July 4, 2011, Kirkland had conversations with the outside financial and legal advisors for Party E and with Dechert to discuss issues of concern with the potential buyers’ respective markups of the merger agreement.

On the night of July 4, 2011, the Board met to receive an update on the process. Credit Suisse and Kirkland provided the Board with an update on the events leading up to the submission of the competing proposals. The discussion included the price and a review of the draft merger agreements and other terms contained in the letters. The Board authorized management, Credit Suisse and Kirkland to continue discussions with both parties to attempt to improve the price and terms of the proposals.

At approximately 10:15 a.m. CT on July 5, 2011, the Company received a revised draft merger agreement from Dechert on behalf of OEP. Later that morning, representatives of OEP, Dechert, Kirkland and Credit Suisse had a telephonic meeting to discuss the Company’s concerns with the latest draft. On that call, OEP indicated a willingness to adopt the Company’s view on a number of issues relating to Company representations and warranties, post-signing covenants, closing conditions and termination rights.

At approximately 1:20 p.m. CT on July 5, 2011, representatives of Party E’s financial advisor circulated to Credit Suisse a letter from Party E’s chief executive officer addressing certain matters of concern on the merger agreement relating to, among other things, post-signing covenants and termination fee issues. The letter indicated that these issues reflected conceptual differences between the Company and Party E and expressed confidence that a deal could be reached if these differences were resolved. It did not indicate whether Party E was willing to accept any of the Company’s positions, however. Party E’s financial advisor had also indicated that Party E would require certain customer diligence prior to executing a definitive merger agreement.

At approximately 2:00 p.m. CT on July 5, 2011, OEP submitted a written revised offer that increased its price to $8.50 per share, along with a revised merger agreement. The offer noted that it would expire at 8:00 p.m. CT on July 5, 2011.

During the afternoon of July 5, Katten engaged in negotiations with Dechert regarding the terms of the voting agreement with respect to Mr. Schwartz and the Schwartz trusts. A revised voting agreement was circulated by Dechert to Katten later that evening.

At approximately 7:50 p.m. CT on July 5, 2011, representatives of Party E circulated a revised draft merger agreement, which noted, among other items, that the purchase price would be reduced to the extent that the Company was not debt free at closing or failed to meet certain net working capital and cash targets.

At approximately 8:00 p.m. CT on July 5, 2011, the Board convened a meeting to review the latest proposals from Party E and OEP. Credit Suisse provided an overview of the status of negotiations with Party E and OEP and noted that the proposals were indistinguishable in price, except that Party E’s proposal provided that the purchase price could be subject to reduction based on the Company’s debt, net working capital and cash positions as of the closing. Kirkland then provided a review of the legal differences between the two proposals contained in the draft merger agreements that had been negotiated and the letters submitted by each party. Following a discussion of these differences and consideration of their effect upon certainty of closing, the Company’s ability to consider competing new proposals, and potential issues with obtaining a signed definitive agreement, the Board, viewing the OEP proposal as superior to the Party E proposal, directed Credit Suisse and Kirkland to negotiate with OEP to determine if final terms could be reached for the Board to consider.

On the night of July 5, 2011, Credit Suisse contacted OEP as directed by the Board. Following discussions between Credit Suisse and OEP, OEP increased its proposal to $8.55 per share and made certain concessions regarding the size of the termination fee and closing conditions. Following these discussions, Kirkland continued to negotiate with Dechert on the terms of the merger agreement.

On the morning of July 6, 2011, Kirkland circulated a revised version of the merger agreement and the disclosure letter to OEP. The parties continued to negotiate terms throughout the day. During the same time period, Katten negotiated with Dechert to finalize the terms of Mr. Schwartz’s voting arrangements.

On the evening of July 6, 2011, the Board convened a meeting to consider entering into a merger agreement with OEP. Credit Suisse reviewed with the Board the events that had transpired since the Board’s meeting the day before. Credit Suisse also gave the Board a financial presentation regarding the proposal. A representative of Kirkland advised the Board of its fiduciary duties in the context of such a transaction and the Board discussed its fiduciary duties. Kirkland then led the Board through a review of the latest version of the draft merger agreement and other transaction documents, including the voting agreement. The Board then discussed the draft agreements in detail. The Chairman then asked Credit Suisse for its view as to the fairness of the merger consideration. Credit Suisse then rendered an oral opinion to the Board (which was subsequently confirmed in writing by delivery of Credit Suisse’s written opinion dated July 6, 2011) that as of that date and based upon and subject to the various assumptions and qualifications stated in its opinion, the merger consideration to be received by holders of Company stock (other than the excluded persons) in the merger was fair, from a financial point of view, to such stockholders. After further discussion, the Board determined that the merger agreement and the transactions contemplated thereby were advisable and in the best interests of the Company, adopted the merger agreement and the transactions contemplated thereby, directed that the Company submit the adoption of the merger agreement to a vote at a special meeting of the shareholders to be held in accordance with the terms of the merger agreement, and resolved to recommend the merger and the merger agreement to the shareholders.

Following adjournment of the meeting, representatives of Kirkland, Dechert and Katten continued to work the night of July 6, 2011 to finalize the merger agreement, the voting agreement and all other related documentation for execution. These documents were promptly executed thereafter.

On the morning of July 7, 2011, the Company and OEP issued a joint press release announcing the execution of the merger agreement.

Reasons for the Merger; Recommendation of the Board

In evaluating the merger agreement, the merger and the other transactions contemplated by the merger agreement, the Board consulted with our senior management, outside legal counsel and independent financial advisors. In recommending that the Company’s stockholders vote their shares of common stock in favor of adoption of the merger agreement, the Board also considered a number of factors, including the following:

Financial Terms; Fairness Opinion; Certainty of Value

•	The historic trading ranges of the common stock and the potential trading range of the common stock absent takeover speculation.

•	The fact that the merger consideration of $8.55 represented a premium of approximately 56.8%, 50.6% and 47.6% over the one, three and six month volume-weighted average prices of the common stock, prior to market close on July 6, 2011, the trading day prior to the execution of the merger agreement.

•	The fact that the merger consideration of $8.55 represented a premium of approximately 50.2% over the average closing price of the common stock for the 90 calendar days prior to July 6, 2011; and a premium of approximately 50.3% over the average closing price of the common stock for the 52-week period prior to July 6, 2011.

•	Credit Suisse’s presentation to the Board of certain financial analyses and its opinion that, as of July 6, 2011 and based upon and subject to the various qualifications, limitations and assumptions stated in its opinion, the consideration to be offered to the holders of the Company’s common stock (other than excluded persons)

in the merger was fair, from a financial point of view, to such stockholders. See below under the heading “— Opinion of Credit Suisse Securities (USA) LLC” and Annex C.

•	The fact that the all-cash merger consideration will provide certainty of value and liquidity to the Company’s stockholders, while eliminating long-term business and execution risk.

•	The availability of dissenters’ rights to Company stockholders who comply with certain procedures under Illinois law to have the “fair value” of the common stock determined by an Illinois court.

Financial Condition and Prospects of the Company; Strategic Alternatives

•	The difficulty of predicting future prospects for the Company on a standalone basis.

•	The increasing challenges faced by the Company as an independent company pursuing organic growth.

•	The fact that the Company’s ability to implement its growth strategy was dependent on identification of attractive acquisition targets and its ability to acquire them at acceptable valuations and to integrate them successfully.

•	The perceived risks of continuing as a standalone company or pursuing other alternatives and the range of potential benefits to the Company’s stockholders of these alternatives; the assessment that no other alternatives were reasonably likely to create greater value for the Company’s stockholders, taking into account risk of execution as well as business, competitive, industry and market risk, than the merger.

Market Check; Alternative Proposals

•	The Board’s view that the merger consideration was the highest price reasonably attainable by the Company’s stockholders in a sale of the Company, considering potentially interested third parties and strategic opportunities.

•	The Board’s view that the Company, with the assistance of its advisors, negotiated the highest price per share of common stock that OEP was willing and able to cause Parent to pay.

•	The Board’s view that the Company, with the assistance of Credit Suisse, identified and contacted a sufficient number of potential acquirors, including both strategic parties and financial parties, to obtain the best value reasonably available to the Company’s stockholders.

•	The fact that following the March 4, 2011 offer from Party A to acquire all of APAC’s stock at $7.50 per share in cash Credit Suisse contacted, and Credit Suisse or the Company were contacted by, additional strategic and financial parties regarding a potential transaction.

•	The fact that Credit Suisse had discussions with a total of six strategic parties and five financial parties, including those strategic and financial parties that Credit Suisse and Company management identified as likely potential acquirors.

•	The fact that while there were preliminary discussions and meetings with several potential third party acquirors, each of the other parties ultimately indicated that they were not interested in acquiring the Company at a price as high as or higher than $8.55 per share.

•	The Board’s view that third parties are not likely to be unduly deterred from making a superior proposal by the provisions of the merger agreement.

•	The fact that the Board may furnish information or enter into discussions in connection with an acquisition proposal if it determines in good faith, after consultation with its outside counsel and financial advisor, that such acquisition proposal constitutes or would be reasonably expected to result in a superior proposal and that the failure to do so would be inconsistent with the Board’s fiduciary duties.

•	The fact that the Board may terminate the merger agreement in order to enter into a definitive agreement with respect to a competing proposal that the Board determines, in good faith, after consultation with its outside counsel and financial advisor, is a superior proposal, if it provides Parent prior notice and an opportunity to negotiate and pays a termination fee.

•	The fact that the Board may change its recommendation to the Company’s stockholders if it determines in good faith after consultation with its legal and financial advisors that the failure to change its recommendation would be inconsistent with the directors’ duties under applicable law.

•	The fact that, as a condition to Parent and Merger Sub entering into the merger agreement, Mr. Schwartz and the Schwartz trusts, which collectively own approximately 38% of the outstanding common stock have agreed to enter into a voting agreement with Parent and Merger Sub to support the merger, but that such voting agreement would terminate if the merger agreement were terminated, including if the merger agreement is terminated by the Company as permitted in connection with a superior proposal or if the merger agreement is terminated by Parent as permitted in connection with a Board change in recommendation to the Company stockholders with respect to the merger.

Merger Agreement Terms

•	The Board’s view that the merger agreement has customary terms and was the product of extensive arms-length negotiations.

•	The Board’s view that the termination fee of $15 million, or approximately 3.2% of the aggregate equity value of the transaction, that the Company would be required to pay to Parent in certain limited circumstances, is reasonable and not preclusive of other offers.

•	The fact that there is no third-party consent condition, no stockholder litigation condition and no financing condition in the merger agreement.

•	The Board’s belief that while the closing of the merger is subject to certain antitrust approvals, there were not likely to be significant antitrust or other regulatory impediments to the closing of the merger.

•	The fact that Parent and Merger Sub have agreed to use reasonable best efforts to take, and to cause their affiliates to take, promptly any and all steps necessary to obtain all consents under antitrust laws, including committing to divestments.

•	The fact that a majority of the members of the Board were independent and that no member of the Board would have an equity interest in the Company following the merger.

Likelihood of Consummation

•	The fact that OEP has a portfolio company in the customer care services industry, NCO Group, Inc., and the Board’s belief that this gives OEP a strategic rationale for acquiring the Company and, therefore, additional motivation to complete the merger.

Financing; Remedies

•	The fact that the OEP Fund provided a guaranty of up to $469 million, for the full and punctual payment, performance and discharge of all the obligations of, and all liabilities and damages payable by, Parent and Merger Sub, under the merger agreement, including the obligation to pay the merger consideration if, as and when due.

•	The fact that under certain circumstances, the merger agreement permits the Company to seek specific performance remedies against Parent and Merger Sub.

Risks

The Board also considered a number of uncertainties and risks in its deliberations concerning the merger and the other transactions contemplated by the merger agreement, including the following:

•	The fact that receipt of the all-cash merger consideration would be taxable to the Company’s stockholders that are treated as U.S. holders for U.S. federal income tax purposes.

•	The fact that the Company’s stockholders would forego the opportunity to realize the potential long-term value of the successful execution of the Company’s current strategy as an independent company.

•	The fact that under the terms of the merger agreement, the Company is unable to solicit other acquisition proposals during the pendency of the merger.

•	The fact that the termination fee could discourage other potential acquirors from making a competing offer to acquire the Company; although the Board believed that the termination fee was customary in amount and would not unduly deter any other party who might be interested in acquiring the Company.

•	The restrictions on the Company’s conduct of business prior to completion of the merger, which could delay or prevent the Company from undertaking business opportunities that may arise or taking certain other actions with respect to its operations.

•	The significant costs involved in connection with entering into and completing the merger and the substantial time and effort of management required to complete the merger, which may disrupt the Company’s business operations.

•	The fact that, while the Company expects the merger to be consummated if approved by the Company’s stockholders, there can be no assurance that all conditions to the parties’ obligations to complete the merger will be satisfied.

•	The risk that the proposed merger might not be completed and the effect of the resulting public announcement of termination of the merger agreement on the trading price of the common stock.

•	The fact that the market price of the common stock could be affected by many factors, including: (1) the reason or reasons for which the merger agreement was terminated and whether such termination resulted from factors adversely affecting the Company; (2) the possibility that, as a result of the termination of the merger agreement, the marketplace would consider the Company to be an unattractive acquisition candidate; and (3) the possible sale of common stock by short-term investors following an announcement that the merger agreement was terminated.

•	The fact that the Company’s business, sales operations and financial results could suffer in the event that the merger is not consummated and that the Company’s stock price would likely be adversely affected.

•	The fact that the announcement and pendency of the merger, or failure to complete the merger, may cause substantial harm to the Company’s relationships with its employees (including making it more difficult to attract and retain key personnel and the possible loss of key management, technical, sales or other personnel), vendors and customers and may divert employees’ attention away from the Company’s day-to-day business operations.

•	The fact that the Company’s directors and executive officers may have interests in the merger that may be different from, or in addition to, those of the Company’s stockholders. For more information about such interests, see below under the heading “— Interests of Certain Persons in the Merger.”

The Board believed that, overall, the potential benefits of the merger to the Company’s stockholders outweighed the risks and uncertainties of the merger.

The foregoing discussion of factors considered by the Board is not intended to be exhaustive, but includes the material factors considered by the Board. In light of the variety of factors considered in connection with its evaluation of the merger, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations and recommendations. Moreover, each member of the Board applied his or her own personal business judgment to the process and may have given different weight to different factors.

The Board unanimously recommends that you vote “FOR” the proposal to adopt the merger agreement, “FOR” the proposal to adjourn the special meeting and “FOR” the advisory vote regarding certain merger-related executive compensation arrangements.

Opinion of Credit Suisse Securities (USA) LLC

Credit Suisse acted as our financial advisor in connection with the merger. In connection with its review of the proposed merger, our board of directors requested that Credit Suisse advise it with respect to the fairness to the holders of our common stock (other than the excluded persons), from a financial point of view, of the merger consideration to be received by such stockholders in the merger. On July 6, 2011, our board of directors met to review the proposed merger and the terms of the proposed merger agreement. During this meeting, Credit Suisse reviewed with our board of directors certain financial analyses, as described below, and rendered its oral opinion to our board of directors (which was subsequently confirmed in writing by delivery of Credit Suisse’s written opinion dated the same date) that, as of July 6, 2011 and based upon and subject to the various assumptions and qualifications stated in its opinion, the merger consideration to be received by the holders of our common stock (other than the excluded persons) in the merger was fair, from a financial point of view, to such stockholders.

The full text of Credit Suisse’s written opinion, dated July 6, 2011, which sets forth, among other things, the procedures followed, assumptions made, matters considered and limitations on the scope of the review undertaken by Credit Suisse in connection with its opinion, is attached as Annex C of the proxy statement and is incorporated into this proxy statement by reference in its entirety. Holders of our common stock are encouraged to read this opinion carefully in its entirety. Credit Suisse’s opinion was provided to our board of directors in connection with its evaluation of the merger consideration to be received by the holders of our common stock in the merger and Credit Suisse’s opinion does not constitute advice or a recommendation to any stockholder as to how such stockholder should vote or act on any matter relating to the merger. Credit Suisse’s opinion addresses only the fairness to the holders of our common stock (other than the excluded persons), from a financial point of view, of the merger consideration and does not address any other aspect or implication of the merger or any other agreement, arrangement or understanding entered into in connection with the merger or otherwise. The following is a summary of the Credit Suisse opinion and is qualified in its entirety by reference to the full text of the opinion attached as Annex C, which you are encouraged to read carefully in its entirety.

In arriving at its opinion, Credit Suisse, among other things:

•	reviewed a draft of the merger agreement dated July 6, 2011;

•	reviewed drafts of certain related agreements;

•	reviewed certain publicly available business and financial information relating to the Company;

•	reviewed certain other information relating to the Company, including certain public and management financial forecasts, provided to or discussed with Credit Suisse by the Company;

•	met with the Company’s management to discuss the business and prospects of the Company;

•	considered certain financial and stock market data of the Company, and compared that data with similar data for other publicly held companies in businesses Credit Suisse deemed similar to that of the Company;

•	considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which had recently been effected; and

•	considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which Credit Suisse deemed relevant.

In connection with its review, Credit Suisse did not independently verify any of the foregoing information and assumed and relied on such information being complete and accurate in all material respects. With respect to the financial forecasts for the Company prepared by the management of the Company, the management of the Company advised Credit Suisse, and Credit Suisse assumed, that such forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company’s management as to the future financial performance of the Company. With respect to the publicly available financial forecasts for the Company, Credit Suisse reviewed and discussed such forecasts with the management of the Company, and Credit Suisse assumed, with the Company’s consent, that such forecasts represented reasonable estimates and judgments with respect to the future financial performance of the Company. Credit Suisse also assumed, with the Company’s consent, that, in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company and that the merger would be consummated in accordance with the terms of the merger agreement without waiver, modification or amendment of any material term, condition or agreement thereof. Credit Suisse also assumed, with the Company’s consent, that the merger agreement and certain related agreements when executed would conform to the drafts reviewed by Credit Suisse in all respects material to Credit Suisse’s analyses. In addition, Credit Suisse was not requested to make, and did not make, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company and was not furnished with any such evaluations or appraisals. Credit Suisse’s opinion addressed only the fairness, from a financial point of view and as of the date of its opinion, to the holders of the Company’s common stock (other than the excluded persons) of the merger consideration and did not address any other aspect or implication of the merger or any other agreement, arrangement or understanding entered into in connection with the merger or otherwise including, without limitation, the fairness of the amount or nature of, or any other aspect relating to, any compensation to any officers, directors or employees of any party to the merger, or class of such persons, relative to the merger consideration or otherwise. The issuance of Credit Suisse’s opinion was approved by its authorized internal committee.

Credit Suisse’s opinion was necessarily based upon information made available to it as of the date of the opinion and financial, economic, market and other conditions as they existed and could be evaluated on such date. Credit Suisse’s opinion did not address the merits of the merger as compared to alternative transactions or strategies that may be available to the Company nor did it address the Company’s underlying decision to proceed with the merger.

Financial Analyses

In preparing its opinion to the Company’s board of directors, Credit Suisse performed a variety of analyses, including those described below. The summary of Credit Suisse’s analyses described below is not a complete description of the analyses underlying Credit Suisse’s opinion. The preparation of a fairness opinion is a complex process involving various quantitative and qualitative judgments and determinations as to the most appropriate and relevant methods of financial, comparative and other analyses and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither a fairness opinion nor its underlying analyses are readily susceptible to partial analysis or summary description. Credit Suisse arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, analytic method or factor. Accordingly, Credit Suisse believes that the totality of its analyses must be considered as a whole and that selecting portions of its analyses, analytic methods and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

In performing its analyses, Credit Suisse considered financial information regarding the Company and general business, economic, industry and financial conditions and other matters as they existed on, and could be evaluated as of, the date of this written opinion, except for certain market information that Credit Suisse considered as of July 1, 2011. No company or transaction used in Credit Suisse’s analyses for comparative purposes is identical to the Company or the proposed merger. An evaluation of the results of Credit Suisse’s analyses is not entirely mathematical. Rather, Credit Suisse’s analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies or transactions analyzed. While the results of each analysis were taken into account in reaching its overall conclusion with respect to fairness, Credit Suisse did not make separate or quantifiable judgments regarding individual analyses. The estimates contained in Credit Suisse’s analyses and the implied reference ranges indicated by Credit Suisse’s analyses are illustrative and are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the control of the Company and the control of Credit Suisse. Accordingly, the estimates used in, and the results derived from, Credit Suisse’s analyses are inherently subject to substantial uncertainty.

Credit Suisse was not requested to, and it did not, recommend the specific consideration payable in the merger, which consideration was determined by the Company and Parent, and the decision by the Company to enter into the merger was solely that of the Company’s board of directors. Credit Suisse’s opinion and financial analyses were provided to the Company’s board of directors in connection with its consideration of the merger and were among many factors considered by the board of directors of the Company in evaluating the merger. Neither Credit Suisse’s opinion nor its financial analyses were determinative of the consideration or of the views of the Company’s board of directors or the Company’s management with respect to the merger.

The following is a summary of the material financial analyses performed by Credit Suisse for the Company’s board of directors in connection with the preparation of Credit Suisse’s opinion and reviewed with the Company’s board of directors at a meeting held on July 6, 2011. The financial analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses and, in order to fully understand Credit Suisse’s financial analyses, the tables must be read together with the text of each summary. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies underlying and the assumptions, qualifications and limitations affecting each analysis, could create a misleading or incomplete view of Credit Suisse’s financial analyses.

Selected Companies Analysis

Credit Suisse reviewed certain financial data, multiples and ratios for the following publicly traded companies in the global customer care business process outsourcing industry:

•	Teleperformance S.A.

•	Convergys Corporation

•	TeleTech Holdings, Inc.

•	Sykes Enterprises, Incorporated

•	StarTek, Inc.

Although none of the selected companies are directly comparable to the Company, the selected companies were chosen because they are publicly traded companies that operate in a similar industry as the Company and have lines of business and financial and operating characteristics similar to the Company. Credit Suisse determined, using its professional judgment, that these selected companies were the most appropriate for purposes of this analysis and, while there may have been other companies that operate in similar industries to the Company or have similar lines of business or financial or operating characteristics to the Company, Credit Suisse did not specifically identify any other companies for this purpose. Credit Suisse calculated the multiples and ratios for the selected companies using closing stock prices as of July 1, 2011 and information it obtained from public filings, publicly available research analyst estimates and other publicly available information. With respect to the selected companies, Credit Suisse compared, among other things, enterprise value as a multiple of calendar years 2011 and 2012 estimated earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA, and stock price as a multiple of calendar years 2011 and 2012 estimated earnings per share, which we refer to as EPS. Credit Suisse then applied reference ranges of selected multiples for the selected companies to corresponding financial data of the Company, using calendar years 2011 and 2012 estimated EBITDA and EPS derived from the financial forecasts provided by the Company’s management as described in the section of this proxy statement titled “The Merger — Certain Company Forecasts” on page 32 as well as calendar years 2011 and 2012 estimated EBITDA and EPS based on publicly available research analyst estimates. This analysis indicated the following implied equity value per share reference range for the Company’s common stock as compared to the per share merger consideration:

Implied Equity Value per Share	Per Share
Reference Range for APAC	Merger Consideration

$4.90 — $7.50	$8.55

Selected Transactions Analysis

Credit Suisse reviewed certain transaction multiples in the following selected publicly-announced transactions, which involved companies with businesses in the global customer care business process outsourcing industry:

Acquiror(s)	Target

Alcorica Inc.	PRC, LLC
Sykes Enterprises, Incorporated	ICT Group, Inc.
Stream Global Services, Inc.	eTelecare Global Solutions, Inc.
Affiliated Computer Services, Inc.	e-Services Group International
Tata Consultancy Services Ltd.	Citigroup Global Services Ltd.
Ayala Corp./Providence Equity Partners	eTelecare Global Solutions, Inc.
Aegis BPO	PeopleSupport, Inc.
Convergys Corporation	Intervoice, Inc.
WNS (Holdings) Ltd.	Aviva Global Services
Global BPO Services Corp.	Stream Holdings Corporation
Oak Hill Capital Partners	Vertex Data Science Ltd.
Diamond Castle Holdings, LLC	PRC, LLC
ClientLogic Corporation	SITEL Corporation
One Equity Partners	NCO Group, Inc.
TransWorks Information Services Ltd.	Minacs Worldwide Inc.
Thomas H. Lee Partners/Quadrangle Group	West Corporation

For the selected transactions, based on publicly available financial information with respect to the target companies and the selected transactions, Credit Suisse compared, among other things, enterprise value as a multiple of the target company’s EBITDA over the last 12 months preceding the announcement of the transaction, which we refer to as LTM. Credit Suisse then applied a reference range of selected multiples for the selected transactions to corresponding financial data of the Company, using estimated LTM EBITDA of the Company as of June 30, 2011, which gave pro forma effect to the Company’s acquisition of a portion of the tele-sales services business unit of SEI, LLC, which closed on April 29, 2011, as described in the section of this proxy statement titled “The Merger — Certain Company Forecasts” on page 32. This analysis indicated the following implied equity value per share reference range for the Company’s common stock as compared to the per share merger consideration:

Implied Equity Value per Share	Per Share
Reference Range for APAC	Merger Consideration

$7.40 — $9.15	$8.55

Discounted Cash Flow Analysis

Credit Suisse performed discounted cash flow analyses to calculate the estimated present values of the unlevered, after-tax free cash flows for the Company for the six months ending December 31, 2011 and the fiscal years ending December 31, 2012 through December 31, 2015, based on estimates provided to Credit Suisse by the Company’s management as described in the section of this proxy statement titled “The Merger — Certain Company Forecasts” on page 32. Credit Suisse calculated estimated terminal values of the Company in 2015 by applying a range of assumed forward EBITDA multiples from 4.0x to 5.5x. The range of multiples was based on estimates provided to Credit Suisse by the Company’s management of EBITDA for the fiscal year ending December 31, 2016. The present value of the cash flows and terminal values were then calculated using discount rates ranging from 9.5%

to 12.5% based on the Company’s weighted average cost of capital. This analysis indicated the following implied equity value per share reference range for the Company’s common stock as compared to the per share merger consideration:

Implied Equity Value per Share	Per Share
Reference Range for APAC	Merger Consideration

$7.10 — $9.55	$8.55

Miscellaneous

The Company engaged Credit Suisse based on Credit Suisse’s qualifications, experience and reputation, and its familiarity with the Company and its business. Credit Suisse is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

Credit Suisse will receive a fee of approximately $6.4 million for its services, $750,000 of which was payable upon delivery of its opinion and the remaining portion of which is contingent upon the consummation of the merger. In addition, the Company has agreed to reimburse Credit Suisse for its reasonable expenses, including fees and expenses of legal counsel, and to indemnify Credit Suisse and certain related parties against certain liabilities and other items, including liabilities under the federal securities laws, arising out of or relating to its engagement. Credit Suisse and its affiliates have in the past provided and are currently providing and in the future may provide, investment banking and other financial services to the Company and its affiliates, for which Credit Suisse and its affiliates have received, and would expect to receive, compensation, including having provided general financial advisory services to the Company during the two years preceding the date of Credit Suisse’s opinion. Credit Suisse and its affiliates also have in the past provided investment banking and other financial services to affiliates of Parent, including having acted as financial advisor to Prodigy Health Holdings, LLC, a portfolio company of OEP, an affiliate of Parent, in connection with the sale of Prodigy Health Group, Inc. in June 2011, and in connection with OEP’s acquisition of Smartrac N.V. in December 2010. Credit Suisse and its affiliates may in the future provide financial advice and services, to the Company, Parent and our and their respective affiliates for which Credit Suisse and its affiliates have received, and would expect to receive, compensation. Credit Suisse is a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, Credit Suisse and its affiliates may acquire, hold or sell, for its and its affiliates’ own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of the Company, Parent and any other company that may be involved in the merger, as well as provide investment banking and other financial services to such companies.

Certain Company Forecasts

The Company does not, as a matter of course, publicly disclose projections as to its future financial performance. However, in connection with their due diligence review of our Company, we provided OEP and Parent with certain non-public financial forecasts of the Company’s operating performance for fiscal years 2011 through 2015 prepared by the Company management. In addition to the financial forecasts which were provided to OEP and Parent, we provided Credit Suisse with certain non-public financial forecasts of the Company’s operating performance for fiscal years 2011 through 2015 prepared by the Company’s management, reflecting organic growth. Collectively, we refer to these financial forecasts as the Forecasts.

The Forecasts were not prepared with a view to public disclosure and are included in this proxy statement only because such information was made available, in whole or in part, to OEP and Parent, in connection with their due diligence review of the Company, or to Credit Suisse for use in connection with its financial analyses summarized above under “— Opinion of Credit Suisse Securities (USA) LLC.” The Forecasts were not prepared with a view to compliance with generally accepted accounting principles as applied in the United States, which we refer to as GAAP, the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Furthermore, Ernst & Young LLP, our independent auditor, has not examined, reviewed, compiled or otherwise applied procedures to the Forecasts and, accordingly, assumes no responsibility for, and expresses no opinion on, them. The Forecasts included in this proxy statement have been prepared by, and are the responsibility of, our management. The Forecasts were prepared solely for internal use of the Company and are subjective in many respects.

In compiling the Forecasts, the Company’s management took into account historical performance, combined with estimates regarding revenues, operating income, capital spending and stock-based compensation. Although the Forecasts are presented with numerical specificity, they reflect numerous assumptions and estimates as to future events made by our management that our management believed were reasonable at the time the Forecasts were prepared. However, this information is not fact and should not be relied upon as being necessarily indicative of actual future results. In addition, numerous factors, including industry performance, the market for our existing and new products and services, the competitive environment, expectations regarding future acquisitions and general business, economic, regulatory, market and financial conditions, all of which are difficult to predict and beyond the control of our management, may cause the Forecasts or the underlying assumptions not to be reflective of actual future results. In addition, the Forecasts do not take into account any circumstances or events occurring after the date that they were prepared and, accordingly, do not give effect to the merger or any changes to our operations or strategy that may be implemented after June 6, 2011 or completion of the merger. As a result, there can be no assurance that the Forecasts will be realized, and actual results may be materially better or worse than those contained in the Forecasts. The inclusion of this information should not be regarded as an indication that the Board, the Company, OEP, Parent, Merger Sub, Credit Suisse or any other recipient of this information considered, or now considers, the Forecasts to be predictive of actual future results.

The Forecasts are forward-looking statements. For information on factors that may cause the Company’s future results to materially vary, see “Cautionary Statement Concerning Forward-Looking Information” above.

The key assumptions underlying the Forecasts include:

•	Revenue growth for the forecast period was assumed to run between 8.5% and 13.9% with a compound annual growth rate of 10.7%. To determine growth rates, we examined trends and prospects with specific customers, vertical markets, and geographies and we assumed that

•	Most accounts will grow between 0% and 5%;

•	A few, recently added, new accounts would grow at 10% or greater;

•	The SEI, LLC, which we refer to as SEI, business would grow at a faster rate than our existing business, consistent with our acquisition case;

•	Accounts in a certain vertical market would decline 10% due to trends in that industry;

•	We would continue to win business with unidentified new accounts and that they would grow between 3% and 5%; and

•	We would exit or lose business, at an average rate of 5% of our existing business, consistent with our past experience.

•	We assumed that our gross profit margins would remain consistent with the average of our 2010 actual and 2011 planned margins.

•	Selling, general and administrative expenses were assumed to increase at a slower rate than our revenue growth, thereby leveraging our overhead costs, consistent with our recent experience.

•	Our EBITDA margins were assumed to improve gradually over time from 16.0% to 16.4% as a result of the assumptions above and by maintaining our gross profit margins and leveraging our overhead.

•	We assumed a tax rate of 34.5% for 2011 and 36% for 2012-2015.

•	We assumed that our working capital requirements would increase as a result of growth and changes in our business mix and capital expenditures were assumed to run between 3.4% and 4.2% of revenue, consistent with our experience.

•	We assumed no that there would be no further acquisitions or stock repurchases beyond the second quarter of 2011.

Except to the extent required by applicable federal securities laws, we do not intend, and expressly disclaim any responsibility, to update or otherwise revise the Forecasts to reflect circumstances existing after the date when the Company prepared the Forecasts or to reflect the occurrence of future events, even in the event that any of the assumptions underlying the Forecasts are shown to be in error.

For purposes of the Forecasts, EBITDA means earnings before interest, taxes, depreciation and amortization.

Management Forecasts

	2010A	2011E	2012E	2013E	2014E	2015E
	($ in millions)

Total Revenue	$326	$367	$418	$458	$500	$542
% Growth	11.2%	12.5%	13.9%	9.7%	9.1%	8.5%
Total EBITDA(1)	$49	$59	$67	$74	$82	$89
% Margin	15.1%	16.0%	16.0%	16.2%	16.3%	16.4%

(1)	2011 pro forma for acquisition of SEI, LLC, which assumes full annual EBITDA of $2.4 million.

Financing of the Merger

We anticipate that the total funds needed to complete the merger, including the funds needed to pay our stockholders (and holders of our other equity-based interests) the amounts due to them under the merger agreement and the related expenses, based upon the shares of common stock (and our other equity-based interests) outstanding as of July 6, 2011, would be approximately $468.5 million.

This amount will be funded through a combination of equity and/or debt financing to be provided by the OEP Fund, debt financing that may be arranged by OEP and/or (if the merger agreement is assigned to NCO Group, Inc.) NCO Group, Inc., and the Company’s freely available cash. The receipt of financing by Parent is not a condition to the obligations of either party to complete the merger under the terms of the merger agreement. The receipt of funding by Parent is not a condition to the obligations of either party to complete the merger under the terms of the merger agreement.

OEP Fund Guaranty

Pursuant to and subject to the terms and conditions of the OEP Fund guaranty, delivered by the OEP Fund in favor of the Company, dated July 6, 2011, the OEP Fund agreed to guarantee, up to $469 million, the full and punctual payment, performance and discharge of all the obligations of, and all liabilities and damages payable by, Parent and Merger Sub, under the merger agreement, including the obligation to pay the merger consideration if, as and when due.

Subject to certain exceptions, the OEP Fund guaranty will terminate upon the earliest to occur of:

•	the effective time (as defined in the merger agreement);

•	the termination of the merger agreement by mutual written consent of the parties; and

•	sixty days after the termination of the merger agreement in accordance with its terms (other than by mutual written consent of the parties) except to the extent that the Company has presented a claim for payment of any of the obligations to Parent or the OEP Fund.

Closing and Effective Time of Merger

The closing of the merger will take place on a date to be specified by the parties to the merger agreement, but no later than the second business day after the satisfaction or waiver of waiver of all of the conditions to closing of the merger (described below under “The Merger Agreement — Merger Closing Conditions”) (other than those conditions which are not capable of being satisfied until the closing). On the closing date, the parties will file articles of merger with the Secretary of State for the State of Illinois in accordance with the IBCA. The merger will become effective upon the filing of the articles of merger, or at such later time as is agreed by the parties and specified in the articles of merger.

We are working towards completing the merger as soon as possible. If the proposal to adopt the merger agreement is approved at the special meeting then, assuming timely satisfaction of the other necessary closing conditions, we anticipate that the merger will be completed either in the third or fourth calendar quarter of 2011. The effective time of the merger will occur concurrently with the closing of the merger agreement upon the filing of articles of merger with the Secretary of State of the State of Illinois (or at such later time as we and Parent may agree and specify in the articles of merger).

Interests of Certain Persons in the Merger

In considering the recommendation of the Board with respect to the merger, APAC stockholders should be aware that the executive officers and directors of the Company may have certain interests in the merger that may be different from, or in addition to, the interests of APAC stockholders generally. The Board was aware of these interests and considered them, among other matters, in approving the merger agreement and the merger and making the recommendation that stockholders approve the proposal to adopt the merger agreement. These interests are described below.

Indemnification and Exculpation of Directors and Officers

Section 8.75 of the IBCA provides that an Illinois corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of such corporation or, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of such corporation, provided that no indemnification shall be made with respect to any claim, issue, or matter as to which such person has been adjudged to have been liable to the corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. Expenses (including attorney’s fees) incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by such corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized by Section 8.75 of the IBCA. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid on such terms and conditions, if any, as such corporation deems appropriate.

In the merger agreement, Parent and Merger Sub agreed that all rights to exculpation and indemnification for acts or omissions occurring at or prior to the effective time of the merger now existing in favor of the current or former directors, officers or employees of the Company or the Company’s subsidiaries as provided in their respective employers’ certificates of incorporation or bylaws or other organizational documents or in any agreement will survive the merger and will continue in full force and effect and will not be, for a period of six years from the effective time of the merger, modified in any manner that would adversely affect the rights thereunder of any individuals who at the effective time of the merger were current or former directors, officers or employees of the Company.

In addition, for a six-year period, Parent, the Company and its subsidiaries and affiliates will, to the fullest extent permitted by law, indemnify and hold harmless, and advance expenses of, each officer, director or employee against and from any costs or expenses, judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation to the extent such claim, action, suit, proceeding or investigation arises out of or pertains to: any action or omission or alleged action or omission in such person’s capacity as a director, officer or employee of the Company or any of its subsidiaries; or the merger, the merger agreement and any transactions contemplated thereby.

The merger agreement requires Parent to maintain the Company’s current directors’ and officers’ insurance policies (or substitute insurance of at least the same coverage and amounts with terms that are at least as favorable to the indemnified parties) for six years following the effective time. However, Parent will not be required to pay premiums which on an annual basis exceed 300% of the annual premiums currently paid by the Company; however, Parent must obtain the greatest coverage available at such cost.

Treatment of Outstanding Equity Awards

Under the terms of the merger agreement, APAC equity awards held by our executive officers and directors that are outstanding immediately prior to the effective time of the merger will be subject to the following treatment.

•	Director Options. At the effective time of the merger, each of the Director Options to purchase shares of common stock will vest in full and will entitle the holder to receive at closing an amount in cash equal to the product of the total number of shares of common stock subject to such option multiplied by the amount, if any, by which $8.55 exceeds the exercise price per share of such option, less any applicable withholding taxes.

•	Employee Options at the Effective Time. At the effective time of the merger, one-half of the unvested Employee Options will vest and will entitle the holder to receive at closing an amount in cash equal to the product of the total number of shares of common stock subject to such option multiplied by the amount, if any, by which $8.55 exceeds the exercise price per share of such option, less any applicable withholding taxes. The Employee Options that remain unvested immediately following the effective time of the merger shall remain outstanding and will continue to vest in accordance with the terms set forth in the applicable governing plan and option agreements. After the effective time of the merger, at such time or times as an unvested Employee Option shall vest, whether in the ordinary course of business or upon an event triggering acceleration under the applicable option agreement, the holder of such Employee Option shall receive an amount in cash equal to the product of the total number of shares of common stock underlying the portion of the Employee Option then becoming vested multiplied by the amount, if any, by which $8.55 exceeds the exercise price per share of such option, less any applicable withholding taxes.

•	Restricted Stock. At the effective time of the merger, each outstanding share of restricted stock share, whether vested or unvested, will automatically be cancelled and converted into the right to receive an amount in cash equal to $8.55, less any applicable withholding taxes.

Summary Tables

The following table shows, for each executive officer and each director, as applicable, as of September 30, 2011, (1) the number of shares subject to vested options held by him or her, (2) the cash consideration that he or she will receive for such vested options upon completion of the merger, (3) the number of shares subject to unvested options that will accelerate upon completion of the merger held by him or her, (4) the cash consideration that he or she will receive for such options upon completion of the merger, (5) the number of shares subject to unvested options that will continue to vest over time after the completion of the merger held by him or her and (6) the cash consideration that he or she will receive for options after the completion of the merger.

			Number of		Number of
			Shares	Cash-Out	Shares	Cash-Out
			Subject to	Payment for	Subject to	Payment for
	Number of	Cash-Out	Unvested	Unvested	Unvested	Shares of
	Shares Subject	Payment	Options	Options	Options which	Options which
	to Vested	for Vested	which	which	Continue to	Continue to
	Options	Options	Accelerate	Accelerate	Vest over Time	Vest over Time
Name	(#)	($)	(#)	($)	(#)	($)

Executive Officers
Kevin T. Keleghan	158,301	520,855	316,604	1,041,715	300,000	996,000
Arthur D. DiBari	260,000	1,648,400	145,000	737,300	145,000	737,300
Andrew B. Szafran	276,000	2,031,420	102,000	710,340	102,000	710,340
Robert B. Nachwalter	62,000	448,840	49,000	344,930	49,000	344,930
Mark E. McDermott	278,040	1,918,530	—	—	—	—
Michael V. Hoehne	65,000	403,000	22,500	137,838	22,500	137,838
Gregory M. Carr	—	—	53,000	143,100	53,000	143,100
Joseph R. Doolan	95,000	634,150	7,500	52,950	7,500	52,950
Directors
Theodore G. Schwartz	174,168	1,002,610	51,428	184,910	—	—
Katherine Andreasen	8,301	22,855	28,530	77,080	—	—
John J. Park	228,352	1,406,452	51,428	184,910	—	—
Samuel K. Skinner	56,057	300,085	51,428	184,910	—	—
John L. Workman	56,057	300,085	51,428	184,910	—	—

The following table shows, for each executive officer holding shares of restricted stock as of September 30, 2011, (1) the number of shares subject to restricted stock held by him and (2) the cash consideration that he will receive for such shares of restricted stock upon completion of the merger.

	Number of	Cash-Out Payment
	Shares of	for Shares of
	Restricted Stock	Restricted Stock
Name	(#)	($)

Executive Officers
Kevin T. Keleghan	200,000	1,710,000
Gregory M. Carr	36,000	307,800

Management Incentive Plan 2011

For fiscal year 2011, all executive officers, including the named executive officers, are eligible to receive cash bonus payments on either an annual or a quarterly basis based on us achieving certain financial performance goals established by the Company’s compensation committee, which we refer to as the Compensation Committee. Each executive officer is eligible for a bonus ranging from 0% to 200% of his or her base salary. For all executive officers, other than our Senior Vice President, Sales who does not participate in the Management Incentive Plan, which we refer to as the 2011 MIP, but instead participates in the Business Development Sales Commission, the 2011 MIP is based 40% on us achieving the threshold or maximum revenue amounts established by the Compensation Committee and 60% on us achieving the threshold or maximum PTP, which is “pre-tax profits” or “earnings-

before-taxes” amounts established by the Compensation Committee. An estimate of the bonus payments which would be required upon a change in control is included in the tabular disclosure in the section entitled “— Golden Parachutes” below.

Severance Arrangements

Each of the Company’s executive officers is party to an Employment Security Agreement with the Company which establishes a “double trigger” severance plan that provides certain payments and benefits if the executive officer’s employment is terminated in connection with a change in control. Specifically, if an executive is terminated by the Company without cause or by the executive for “good reason” (as defined below), in either case, within one year after a change of control, or in the case of Mr. Keleghan, not more than six months before and in anticipation of, or within twelve months after, a change in control, such executive would be entitled to the severance benefits set forth in the section entitled “— Golden Parachutes” below.

As a condition to receiving benefits provided for in the Employment Security Agreement, each named executive officer will be required to execute a document releasing and waiving all claims relating to his employment. After termination of employment, each named executive officer is also subject to restrictive covenants, which provide that each named executive officer will not disclose confidential information, will not solicit clients of the Company for a period of one year (two years in the case of Mr. Keleghan), and will not compete with the Company during the greater of the period of time for which each is receiving severance benefits or one year (two years in the case of Mr. Keleghan).

“Good reason” as defined in the Employment Security Agreements and the relevant stock option and restricted stock award agreements generally means:

•	the executive’s principal place of work is moved more than fifty miles;

•	the executive’s duties and responsibilities are materially reduced or diminished; provided that such reduction is not, other than, in the case of Mr. Keleghan, solely as a result of the Company’s acquisition and existence as a subsidiary of another entity;

•	the executive’s base salary is reduced or, in the case of Mr. Keleghan, either his base salary or his target bonus opportunity is reduced;

•	the executive determines in good faith that, as a result of a change of control, he or she is unable to carry out his or her job responsibilities, except for Mr. Keleghan;

•	there is a material violation of his or her employment agreement or Employment Security Agreement; or

•	the Company consummates a liquidation, dissolution or merger or transfer of all or substantially all of the Company’s assets and such executive’s Employment Security Agreement is not assumed by the surviving entity.

Golden Parachutes

The following table sets forth the estimated amounts of compensation that each named executive officer could receive that are based on or otherwise related to the merger. These amounts have been calculated assuming the merger is consummated on September 30, 2011 and, where applicable, that each named executive officer experiences a qualifying termination of employment as of September 30, 2011. To the extent applicable, calculations of cash severance are based on the named executive officer’s current base salary and average incentive compensation earned over the Company’s 2008-2010 fiscal years. Certain of the amounts payable may vary depending on the actual date of completion of the merger and any qualifying termination.

Please keep in mind when reviewing this information that the named executive officers are not entitled to receive all amounts reported in the table below solely as a result of the merger. Instead, certain amounts are payable only if a termination of employment occurs within a certain period of time before or after the merger. As a result, only the amounts reported in footnote 5 to the table below as being “single trigger” are payable solely as a result of the merger.

Golden Parachute Compensation

					Tax
	Cash	Equity		Perquisites/	Reimbursement	Total
Named Executive Officer	($)(1)	($)(2)		Benefits ($)(3)	($)(4)	($)(5)

Kevin T. Keleghan	2,000,000	4,268,570		14,148	1,279,373	7,562,091
Andrew B. Szafran	731,250	3,452,100		14,148	—	4,197,498
Arthur D. DiBari	731,250	3,123,000		10,350	—	3,864,600
Mark E. McDermott	528,612	1,918,530		10,350	—	2,457,492
Robert B. Nachwalter	599,625	1,138,700		14,148	—	1,752,473
Michael P. Marrow	—	—	(6)	—	—	—

(1)	Cash. Amounts reported in this column represent the estimated value of the severance benefits payable to the named executive officers under the Executive Security Agreements in the event the executive’s employment is terminated without cause or for good reason, in either case, within one year after the merger (or in the case of Mr. Keleghan, within six months prior to, or one year following, a change of control).

The amounts reported in this column with respect to Mr. Keleghan represent a lump sum severance payment equal to 24 months of base salary ($1,000,000) and an amount equal to two times his target bonus under the Management Incentive Plan ($1,000,000).

The amounts reported in this column with respect to Mr. Szafran represent a lump sum severance payment equal to 18 months of base salary ($487,500) and an amount equal to one and one-half times his target bonus under the Management Incentive Plan ($243,750).

The amounts reported in this column with respect to Mr. DiBari represent a lump sum severance payment equal to 18 months of base salary ($487,500) and an amount equal to one and one-half times his target bonus under the Management Incentive Plan ($243,750).

The amounts reported in this column with respect to Mr. McDermott represent a lump sum severance payment equal to 18 months of base salary ($377,580) and an amount equal to one and one-half times his target bonus under the Management Incentive Plan ($151,032).

The amounts reported in this column with respect to Mr. Nachwalter represent a lump sum severance payment equal to 18 months of base salary ($399,750) and an amount equal to one and one-half times his target bonus under the Management Incentive Plan ($199,875).

The amounts reported in this column are “double trigger” in nature (i.e., eligibility to receive these amounts requires both the occurrence of the merger and a qualifying termination of employment).

(2)	Equity. Amounts reported in this column represent the estimated aggregate payments to be made to the named executive officers in respect of their unvested options and shares of unvested restricted stock in connection with the merger, based on a price-per share of common stock of $8.55.

With respect to Mr. Keleghan, $520,855 of this amount represents payments in respect of vested options, $1,041,715 of this amount represents payments in respect of his unvested options to be made upon the consummation of the merger, $1,710,000 of this amount represents payments to be made in respect of unvested restricted stock awards upon the consummation of the merger and $996,000 of this amount represents payments to be made in respect of unvested options in the event that his employment is terminated without cause or for good reason, in either case, within six months prior to, or within one year after, the merger. Accordingly, $3,272,570 of the amount reported in this column with respect to Mr. Keleghan is single-trigger in nature (i.e., eligibility to receive the amount requires only the occurrence of the merger) and $996,000 of the amount is double-trigger in nature.

With respect to Mr. Szafran, $2,031,420 of this amount represents payments in respect of vested options, $710,340 of this amount represents payments in respect of his unvested options to be made upon the consummation of the merger and $710,340 of this amount represents payments to be made in respect of unvested options in the event that his employment is terminated without cause or for good reason, in either case, within one year after the merger. Accordingly, $2,741,760 of the amount reported in this column with respect to Mr. Szafran is single-trigger in nature and $710,340 of the amount is double-trigger in nature.

With respect to Mr. DiBari, $1,648,400 of this amount represents payments in respect of vested options, $737,300 of this amount represents payments in respect of his unvested options to be made upon the consummation of the merger and $737,300 of this amount represents payments to be made in respect of unvested options in the event that his employment is terminated without cause or for good reason, in either case, within one year after the merger. Accordingly, $2,385,700 of the amount reported in this column with respect to Mr. DiBari is single-trigger in nature and $737,300 of the amount is double-trigger in nature.

With respect to Mr. McDermott, $1,918,530 of this amount represents payments in respect of vested options. Accordingly, $1,918,530 of the amount reported in this column with respect to Mr. McDermott is single-trigger in nature.

With respect to Mr. Nachwalter, $448,840 of this amount represents payments in respect of vested options, $344,930 of this amount represents payments in respect of his unvested options to be made upon the consummation of the merger and $344,930 of this amount represents payments to be made in respect of unvested options in the event that his employment is terminated without cause or for good reason, in either case, within one year after the merger. Accordingly, $793,770 of the amount reported in this column with respect to Mr. Nachwalter is single-trigger in nature and $344,930 of the amount is double-trigger in nature.

(3)	Perquisites/Benefits. Amounts reported in this column represent the estimated amount to continue medical, dental, life, and disability coverage for each of the named executive officer, his spouse and beneficiary (if applicable) for a period of 18 months as each would be entitled to receive under the Executive Security Agreements in the event the executive’s employment is terminated without cause or for good reason, in either case, within one year after the merger (or in the case of Mr. Keleghan, within six months prior to, or one year following, a change of control).

The amounts reported in this column are “double-trigger” in nature (i.e., eligibility to receive these amounts requires both the occurrence of the merger and a qualifying termination of employment).

(4)	Tax Reimbursement. Amounts reported in this column represent the estimated amount the named executive officers would be entitled to receive for reimbursement of any excise tax imposed under Section 4999 of the Code. These amounts are single-trigger in nature.

(5)	Total. Amounts reported in this column represent the total estimated amounts of compensation that each named executive officer could receive that are based on or otherwise related to the merger. With respect to Mr. Keleghan, $4,551,943 of this amount is single-trigger in nature and $3,010,148 of this amount is double-trigger in nature. With respect to Mr. Szafran, $3,473,010 of this amount is single-trigger in nature and $724,488 of this amount is double-trigger in nature. With respect to Mr. DiBari, $2,384,700 of this amount is single-trigger in nature and $1,478,900 of this amount is double-trigger in nature. With respect to Mr. McDermott, $1,918,530 of this amount is single-trigger in nature and $538,962 of this amount is double-trigger in nature. With respect to Mr. Nachwalter, $793,770 of this amount is single-trigger in nature and $958,703 of this amount is double-trigger in nature.

(6)	Mr. Marrow’s employment terminated on September 12, 2010, but he is included in the table consistent with the requirements of Instruction 1 to Item 402(t)(2) of Regulation S-K.

Voting Agreement

Concurrently with the execution of the merger agreement, Mr. Schwartz and the Schwartz trusts entered into a voting agreement with Parent to vote, subject to certain exceptions, all shares of common stock owned by them in favor of the proposal to adopt the merger agreement (and in favor of any actions and proposals required, or submitted for approval in furtherance thereof). As of the date of this proxy statement, Mr. Schwartz and the Schwartz trusts collectively owned approximately 38% of the outstanding common stock.

Pursuant to the voting agreement, each of Mr. Schwartz and the Schwartz trusts has agreed not to:

•	subject to certain exceptions, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of his or its shares of Company common stock;

•	acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any material assets of the Company or any subsidiary or division thereof;

•	make, or in any way participate in, directly or indirectly, any “solicitation” of “proxies” to vote, or otherwise take any action intended to advise or influence any person with respect to the voting of, any voting securities of the Company, other than in support of the merger and the merger agreement;

•	make any public announcement with respect to, or submit a proposal for, or offer for (with or without conditions) any extraordinary transaction involving the Company or its securities or material assets;

•	form, join or in any way participate in a “group” (as defined in Section 13(d)(3) under the Exchange Act) in connection with any of the foregoing matters;

•	seek, in any way which may be reasonably likely to require, involve or trigger public disclosure of such request pursuant to applicable law, to have the foregoing restrictions amended, modified or waived;

•	otherwise take, directly or indirectly, any actions with the purpose of avoiding or circumventing any of the foregoing restrictions or which would reasonably be expected to have the effect of preventing, impeding, interfering with or adversely affecting the consummation of the transactions contemplated by the merger agreement or its ability to perform the shareholder’s obligations under this agreement; or

•	exercise any rights of appraisal or rights to dissent from the merger available under applicable law.

In addition, each of Mr. Schwartz and the Schwartz trusts have agreed that until the expiration or termination of the voting agreement in accordance with its terms, such individual or trust will vote his or its respective shares of Company common stock:

•	in favor of the adoption and approval of the merger agreement and all of the transactions contemplated by the merger agreement, including the merger (and in favor of any actions and proposal required, or submitted for approval at any meeting of the Company’s shareholders, in furtherance thereof);

•	against any proposal presented to the Company’s shareholders for approval at any meeting of the Company’s shareholders, or any written consent in lieu thereof, if the action, transaction or agreement proposed would reasonably be expected, directly or indirectly, to result in a breach by the Company of any covenant, representation, warranty or other obligations of the Company set forth in the merger agreement;

•	against the following actions (other than the transactions contemplated by the merger agreement):

•	any competing proposal;

•	any nominee for election to the Company’s Board other than (x) a person nominated by the Company’s Board or any committee thereof and/or (y) Theodore G. Schwartz; or

•	any other action or proposal to be voted upon by the Company’s shareholders at any meeting of the Company’s shareholders, or any written consent in lieu thereof, if such action or proposal would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect the transactions contemplated by the merger agreement; and

•	not to enter into any agreement or commitment with any person the effect of which would violate or be inconsistent with the provisions and agreements set forth in the foregoing bullets above.

Each of Mr. Schwartz and the Schwartz trusts have also agreed to grant Parent (or its designee) an irrevocable proxy regarding the matters addressed in the voting agreement if Mr. Schwartz or any of the Schwartz trusts fails for any reason to be counted as present or to vote (including by written consent, if applicable) their respective shares in accordance with the voting agreement.

Each of Mr. Schwartz and the Schwartz trusts is a party to the voting agreement solely in his or its capacity as a shareholder of the Company (and not in any capacity as an officer or director of the Company) and nothing in the voting agreement shall limit or affect Mr. Schwartz in acting in his capacity as a director of the Company.

The voting agreement will terminate upon the earliest of (1) the termination of the voting agreement by mutual written consent, (2) the termination of the merger agreement in accordance with its terms, (3) February 29, 2012, (4) any reduction in or change in the form of merger consideration and (5) the effective time of the merger.

Accounting Treatment

The merger will be accounted for as a “purchase transaction” for financial accounting purposes.

Material U.S. Federal Income Tax Consequences of the Merger

The following is a summary of certain material U.S. federal income tax consequences of the merger that are relevant to U.S. holders (as defined below) of the Company’s common stock whose shares will be converted to cash in the merger and who will not own (actually or constructively) any shares of the Company’s common stock after the merger. The following discussion does not purport to consider all aspects of U.S. federal income taxation that might be relevant to beneficial holders of the Company’s common stock. The discussion is based on current provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, the regulations promulgated under the Code, and rulings, administrative pronouncements, and judicial decisions as in effect on the date of this proxy statement, changes to which could materially affect the tax consequences described below and could be made on a retroactive basis. This discussion does not address the tax consequences applicable to stockholders of the Company who are not U.S. holders. The discussion applies only to U.S. holders of the Company’s common stock in whose hands the shares are capital assets within the meaning of Section 1221 of the Code and may not apply to U.S. holders who acquired their shares pursuant to the exercise of stock options or other compensation arrangements with the Company or who hold their shares as part of a hedge, straddle, conversion or other risk reduction transaction or who are subject to special tax treatment under the Code (such as dealers in securities or foreign currency, traders in securities that elect to use mark-to-market accounting methods, insurance companies, other financial institutions, regulated investment companies, tax-exempt entities, former citizens or long-term residents of the United States, S corporations, partnerships and investors in S corporations and partnerships, U.S. persons whose functional currency is not the U.S. dollar and taxpayers subject to the alternative minimum tax). In addition, this discussion does not consider any aspects of U.S. federal tax law other than U.S. federal income tax law and does not consider the effect of any state, local or foreign tax laws.

If a partnership (or other entity taxed as a partnership for U.S. federal income tax purposes) holds shares of the Company’s common stock, the tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. Accordingly, partnerships that hold shares of the Company’s common stock and partners in such partnerships are urged to consult their tax advisors regarding the specific U.S. federal income tax consequences to them of the merger.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of the Company’s common stock that is, for U.S. federal income tax purposes, any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created in or under the laws of the United States or of any state or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or a trust that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

Tax Consequences to U.S. Holders

The receipt of cash in exchange for the Company’s common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder who receives cash in exchange for shares pursuant to the merger will recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received and the U.S. holder’s adjusted tax basis in the shares surrendered for cash pursuant to the merger. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same price per share in a single transaction) surrendered for cash pursuant to the merger. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the U.S. holder’s holding period for such shares is more than one year at the time of closing date of the merger. For non-corporate taxpayers, long-term capital gains are generally taxable at a reduced rate. Deduction of capital losses may be subject to certain limitations.

Information Reporting and Backup Withholding

Cash payments made pursuant to the merger will be reported to the recipients and the Internal Revenue Service to the extent required by the Code and applicable U.S. Treasury Regulations. In addition, certain non-corporate U.S. holders may be subject to backup withholding at a 28% rate on cash payments received in connection with the merger. Backup withholding will not apply, however, to a U.S. holder who (1) furnishes a correct taxpayer identification number and certifies that he, she or it is not subject to backup withholding on the Form W-9 or successor form or (2) is otherwise exempt from backup withholding and when required, establishes his, her or its exemption. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

The discussion set forth above is included for general information only. Each beneficial owner of shares of the Company’s common stock should consult his, her or its own tax advisor with respect to the specific tax consequences of the merger to him, her or it, including the application and effect of state, local and foreign tax laws.

Regulatory Approvals and Notices

U.S. Antitrust Approval

Under the terms of the merger agreement, the merger cannot be completed until the waiting period applicable to the consummation of the merger under the HSR Act has expired or been terminated.

Under the HSR Act and the rules promulgated thereunder by the FTC, the merger cannot be completed until each of the Company and Parent files a notification and report form with the FTC and the Antitrust Division of the DOJ under the HSR Act and the applicable waiting period has expired or been terminated. Parent filed a notification and report form with the FTC and the Antitrust Division of the DOJ relating to its proposed acquisition of the Company on July 20, 2011. We also submitted our Pre-merger Notification and Report Form with the FTC and the Antitrust Division of the DOJ on July 20, 2011. On July 29, 2011, we received early termination of the HSR Act waiting period.

At any time before or after consummation of the merger, notwithstanding the termination of the waiting period under the HSR Act, the Antitrust Division of the DOJ or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger, seeking divestiture of substantial assets of the Company or Parent requiring the Company or Parent to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the completion of the merger, and notwithstanding the termination of the waiting period under the HSR Act, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the merger or seeking divestiture of substantial assets of the Company or Parent. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

Litigation Relating to the Merger

Following the July 6, 2011 announcement of the merger agreement, on or about July 15, 2011, a purported class action complaint was filed against the Company. The complaint was filed in the Circuit Court of the Nineteenth Judicial Circuit, Lake County, Illinois against the Company, all of its directors and OEP, Parent and Merger Sub. The complaint alleges that the Board breached its fiduciary duties as it relates to the merger. The complaint also alleges that OEP, Parent and Merger Sub aided and abetted the Board in breaching its fiduciary duties. The Company believes that the complaint is wholly without merit and intends to vigorously defend this action.

THE MERGER AGREEMENT

This section describes the material terms of the merger agreement. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read the merger agreement carefully and in its entirety. This section is not intended to provide you with any factual information about us. Such information can be found elsewhere in this proxy statement and in the public filings we make with the SEC, as described in the section entitled, “Where You Can Find More Information.”

Explanatory Note Regarding the Merger Agreement

The merger agreement is included to provide you with information regarding its terms. Factual disclosures about the Company contained in this proxy statement or in the Company’s public reports filed with the SEC may supplement, update or modify the representations and warranties made by the Company contained in the merger agreement. The representations, warranties and covenants made in the merger agreement by the Company, Parent and Merger Sub were qualified and subject to important limitations agreed to by the Company, Parent and Merger Sub in negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the merger agreement may have the right not to consummate the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to reports and documents filed with the SEC and in some cases were qualified by the matters contained in the disclosure letter that the Company delivered in connection with the merger agreement, which disclosures were not reflected in the merger agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement.

Effects of the Merger; Directors and Officers; Articles of Incorporation; By-laws

The merger agreement provides that, subject to the terms and conditions of the merger agreement, and in accordance with the IBCA, at the effective time of the merger, Merger Sub will be merged with and into the Company with the Company surviving the merger and becoming a wholly owned subsidiary of Parent. At the effective time, all of the properties, rights, privileges, powers and franchises of the Company and Merger Sub will vest in the Company, which will continue as the surviving corporation, and all of the debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the surviving corporation.

From and after the effective time, the board of directors of the surviving corporation will consist of the directors of Merger Sub, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and by-laws of the surviving corporation. From and after the effective time, the officers of the Company immediately prior to the effective time will be the officers of the surviving corporation, until their successors have been duly elected or appointed and qualified in accordance with applicable law. At the effective time, the articles of incorporation and bylaws of the surviving corporation will be the articles of incorporation and bylaws of Merger Sub (except with respect to the name of the company), until amended in accordance with their terms or by applicable law.

Closing and Effective Time of the Merger

The closing of the merger will take place on a date to be specified by the parties to the merger agreement, but no later than the second business day after the satisfaction or waiver of waiver of all of the conditions to closing of the merger (described below under “— Merger Closing Conditions”) (other than those conditions which are not capable of being satisfied until the closing). On the closing date, the parties will file articles of merger with the Secretary of State for the State of Illinois in accordance with the IBCA. The merger will become effective upon the filing of the articles of merger, or at such later time as is agreed by the parties and specified in the articles of merger.

Merger Consideration

Common Stock

At the effective time, each share of common stock issued and outstanding immediately prior to the effective time, other than (1) any shares of common stock held by Parent or Merger Sub or by the Company in its treasury, (2) any shares of common stock owned by any wholly-owned subsidiary of Parent or the Company, and (3) any shares of common stock held by stockholders who have perfected and not withdrawn a demand for appraisal rights pursuant to Sections 11.65 and 11.70 of the IBCA, will be converted into the right to receive $8.55 per share in cash, without interest and less any applicable withholding taxes. All shares converted into the right to receive the per share merger consideration will automatically be canceled.

Outstanding Equity Awards

APAC’s equity awards that are outstanding immediately prior to the effective time of the merger will be subject to the following treatment at the effective time of the merger:

•	Director Options. At the effective time of the merger, each Director Option to purchase shares of common stock will vest in full and will entitle the holder to receive at closing an amount in cash equal to the product of the total number of shares of common stock subject to such option multiplied by the amount, if any, by which $8.55 exceeds the exercise price per share of such option, less any applicable withholding taxes.

•	Employee Options at the Effective Time. At the effective time of the merger, one-half of the unvested Employee Options, will vest and will entitle the holder to receive at closing an amount in cash equal to the product of the total number of shares of common stock subject to such option multiplied by the amount, if any, by which $8.55 exceeds the exercise price per share of such option, less any applicable withholding taxes. The Employee Options that remain unvested immediately following the effective time of the merger shall remain outstanding and will continue to vest in accordance with the terms set forth in the applicable governing plan and option agreements. After the effective time of the merger, at such time or times as an unvested Employee Option shall vest, whether in the ordinary course of business or upon an event triggering acceleration under the applicable option agreement, the holder of such Employee Option shall receive an amount in cash equal to the product of the total number of shares of common stock underlying the portion of the Employee Option then becoming vested multiplied by the amount, if any, by which $8.55 exceeds the exercise price per share of such option, less any applicable withholding taxes.

•	Restricted Stock. At the effective time of the merger, each outstanding share of restricted stock, whether vested or unvested, will automatically be cancelled and converted into the right to receive an amount in cash equal to $8.55, less any applicable withholding taxes.

Exchange and Payment Procedures

Before the merger, Parent will designate a bank or trust company reasonably satisfactory to the Company to make payment of the per share merger consideration, which we refer to as the paying agent. At or prior to the closing of the merger, Parent will deposit with the paying agent cash sufficient to pay the aggregate per share merger consideration to the stockholders.

Promptly (but no later than five business days) after the effective time, the paying agent will send to each holder of common stock a letter of transmittal and instructions advising stockholders how to surrender stock certificates and book-entry shares in exchange for the per share merger consideration. The paying agent will pay the per share merger consideration to the stockholders, without interest upon receipt of (1) surrendered certificates or book-entry shares representing the shares of common stock and (2) a signed letter of transmittal and such other documents as may be required pursuant to such instructions. The surviving corporation may reduce the amount of any per share merger consideration paid to the stockholders by any applicable withholding taxes.

If any cash deposited with the paying agent is not claimed within one hundred eighty days following the effective time, such cash will be returned to the Parent, upon demand, and any holders of common stock who have not theretofore complied with the share certificate exchange procedures in the merger agreement shall thereafter look only to Parent for payment of their claims for the per share merger consideration, without any interest thereon.

The letter of transmittal will include instructions if a stockholder has lost a share certificate or if it has been stolen or destroyed. If a stockholder has lost a certificate, or if it has been stolen or destroyed, then before such stockholder will be entitled to receive the merger consideration, such stockholder will have to make an affidavit of the loss, theft or destruction, and if requested by the Company, post a bond in a reasonable amount as the Company may so direct.

The per share merger consideration in respect of all stock options and restricted stock shall be paid directly by the surviving corporation.

Representations and Warranties

The merger agreement contains representations and warranties of the Company, Parent and Merger Sub.

Some of the representations and warranties in the merger agreement made by the Company are qualified as to “materiality” or “Material Adverse Effect.” For purposes of the merger agreement, “Material Adverse Effect” means a material adverse effect on (1) the business, results of operations or financial condition of the Company and its subsidiaries taken as a whole, or (2) the ability of the Company to timely perform its obligations under and consummate the merger and the other transactions contemplated by the merger agreement. For purposes of clause (1) above, the determination of whether there has been a Material Adverse Effect shall not take into account any effect to the extent resulting from:

•	changes (including worsening of existing events) in general economic or political conditions or financial, credit or securities markets in general (including changes in interest or exchange rates) in any country or region in which the Company or any of its subsidiaries conducts business;

•	events, circumstances, changes or effects (including worsening of existing events) generally affecting the industries in which the Company and its subsidiaries operate;

•	changes in laws applicable to the Company or any of its subsidiaries or any of their respective properties or assets or changes in GAAP;

•	acts of war, armed hostilities, sabotage or terrorism or any escalation or worsening of any acts of war, armed hostilities, sabotage or terrorism;

•	the announcement or existence of, or any action taken that is expressly required to be taken by, the merger agreement (including the demonstrable impact thereof on relationships, contractual or otherwise, with customers, suppliers and vendors) or any action taken by the Company at the written request of or with the written consent of Parent;

•	changes in the market price or trading volume of shares of common stock of the Company or any failure to meet internal or published projections, forecasts or revenue or earnings predictions for any period ending after July 6, 2011 (however, the facts, circumstances, events, changes effects, developments or occurrences giving rise or contributing to a decrease in the market price or trading volume of the shares of common stock of the Company may be taken into account whether there has been a Material Adverse Effect; or

•	any litigation arising from allegations of a breach of fiduciary duty or other violation of applicable law relating to the merger agreement or the transactions contemplated by the merger agreement.

However, the changes set forth in the first four bullets above may be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur under clause (1) of this definition if and to the extent such changes have a disproportionate impact on the Company and its subsidiaries relative to other participants in the industries in which the Company and/or its subsidiaries operate.

In the merger agreement, the Company has made customary representations and warranties to Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement. These representations and warranties relate to, among other things:

•	due organization, qualification to conduct business and corporate standing and power with respect to the Company and its subsidiaries;

•	articles of incorporation and by-laws of the Company;

•	capital structure of the Company and the Company’s ownership of its subsidiaries;

•	the Company’s corporate authority to enter into and perform the merger agreement and the enforceability of the merger agreement;

•	the absence of conflicts with laws, the Company’s organizational documents and the Company’s contracts;

•	required consents and regulatory filings in connection with the merger agreement;

•	the Company’s compliance with laws and the Company’s possession of necessary permits;

•	the accuracy of the Company’s SEC filings and financial statements;

•	the Company’s internal controls;

•	the conduct of the Company’s business in the ordinary course of business consistent with past practice, there not having occurred a Material Adverse Effect and the absence of certain other changes, in each case since January 3, 2011;

•	the absence of certain undisclosed liabilities;

•	the absence of litigation, investigations and orders;

•	employee benefit plans;

•	change of control payments;

•	labor and employment matters;

•	intellectual property matters;

•	tax matters;

•	existence and enforceability of material contracts;

•	Credit Suisse’s fairness opinion to the Board;

•	required vote of the stockholders;

•	absence of fees to brokers in connection with the merger agreement;

•	real property matters;

•	insurance matters;

•	environmental matters;

•	title to assets;

•	customer and vendors;

•	confidentiality obligations and data privacy;

•	transactions with affiliates;

•	compliance with Foreign Corrupt Practices Act; and

•	disclaimer of other representations and warranties.

In the merger agreement, Parent and Merger Sub have made customary representations and warranties to the Company that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement. These representations and warranties relate to, among other things:

•	corporate existence, qualification to conduct business and corporate standing and power;

•	corporate authority to enter into and perform the merger agreement and enforceability of the merger agreement;

•	articles of incorporation, by-laws and organizational documents of Parent and Merger Sub;

•	the absence of conflicts with laws, organizational documents and contracts;

•	required consents and regulatory filings in connection with the merger agreement;

•	the absence of litigation, investigations and orders;

•	enforceability of the guaranty provided by the OEP Fund;

•	Parent’s ownership of Merger Sub and capital structure of Merger Sub;

•	absence of fees to brokers in connection with the merger agreement;

•	solvency of Parent and the surviving corporation following the consummation of the merger and the transactions contemplated by the merger agreement;

•	the absence of “interested shareholder” status under the IBCA of Parent, the OEP Fund and each of their respective subsidiaries with respect to the Company; and

•	acknowledgement and disclaimer of other representations and warranties.

None of the representations and warranties contained in the merger agreement survive the consummation of the merger.

Conduct of Business of the Company

The merger agreement provides that, except as may be required by law or as may be agreed to in writing by Parent (such consent not to be unreasonably withheld, delayed or conditioned) prior to the effective time, the Company and its subsidiaries shall:

•	conduct their business in the ordinary course consistent with past practice; and

•	use their reasonable efforts to preserve substantially intact the Company’s business organization, maintain existing relations and goodwill with governmental entities, customers, suppliers, and business associates and to keep available the services of those of their current officers, employees and consultants who are integral to the operation of their businesses as currently conducted.

In addition, except (1) as may be required by law, (2) as may be agreed to in writing by Parent (such consent not to be unreasonably withheld, delayed or conditioned), (3) as may be expressly required, expressly contemplated or expressly permitted by this Agreement or (4) as set forth in the Company disclosure letter the Company shall not, subject to certain thresholds and exceptions specified in the merger agreement:

•	amend its organizational documents;

•	merge or consolidate the Company or any of its subsidiaries, except for among wholly owned subsidiaries of the Company, or restructure, reorganize or completely or partially liquidate the Company or any of its subsidiaries;

•	split, combine, subdivide, reclassify, purchase, redeem or otherwise acquire, issue, sell, pledge, dispose, encumber or grant any shares of its or its subsidiaries’ capital stock;

•	enter into any amendment of any term of any of its outstanding securities;

•	accelerate the vesting of any options, warrants or other rights of any kind to acquire shares of capital stock;

•	declare dividends;

•	increase the compensation or other benefits payable or to become payable to directors or officers of the Company or its subsidiaries, grant any severance or termination pay to, or enter into any severance agreement with any director or officer of the Company or any of its subsidiaries, enter into or amend any employment agreement with any officer of the Company (except to the extent necessary to replace a departing employee), or establish, adopt, enter into, amend or terminate any collective bargaining agreement;

•	grant, confer or award options or other rights to acquire any of the Company’s or its subsidiaries’ capital stock, except as required under Company benefit plans, or take any action to cause to be exercisable any otherwise unexercisable option, except as provided by the merger agreement;

•	make acquisition transactions, except for acquisitions with a collective purchase price not exceeding $5,000,000, in the aggregate;

•	incur indebtedness in excess of $10,000,000 in the aggregate, except for indebtedness incurred under the Company’s existing credit facilities or for borrowed money incurred pursuant to agreements in effect prior to the execution of the merger agreement;

•	modify, amend or terminate certain agreements;

•	change accounting practices;

•	sell, lease, license, transfer, exchange or swap, divest, cancel, abandon or allow to lapse or expire, mortgage or otherwise encumber any material portion of its properties or assets of the Company and its wholly owned subsidiaries;

•	make loans or investments in other persons or entities other than cash management or investment portfolio activities or employee advances, in each case in the ordinary course;

•	make capital expenditures in excess of $5,000,000 in the aggregate;

•	settle litigation or claims against the Company for over $1,000,000 in the aggregate for claims involving customers, and for over $2,500,000 in the aggregate for all other claims;

•	change tax accounting, elections and practices;

•	open any material new offices or facilities or relocate or close any material existing offices or facilities; or

•	enter into a new line of business.

Restrictions on Solicitations of Other Offers

Until the effective time of the merger, the Company and its subsidiaries shall not, and shall use their reasonable best efforts to cause its and their representatives not to:

•	solicit, initiate or knowingly facilitate or encourage (including by providing information) any inquiries, proposals or offers that constitute or may reasonably be expected to lead to, any competing proposal;

•	participate in any negotiations regarding, or furnish to any person any nonpublic information with respect to any competing proposal;

•	engage in discussions with any persons with respect to a competing proposal;

•	approve or recommend a competing proposal;

•	enter into any letter of intent, memorandum of understanding or similar document or any agreement or commitment relating to any competing proposal;

•	enter into any agreement or agreement in principle requiring, directly or indirectly, the Company to abandon, terminate or fail to consummate the transactions contemplated by the merger agreement or breach of the Company’s obligations under the merger agreement; or

•	publicly propose or agree to do any of the foregoing.

Notwithstanding the restrictions above, at any time prior to the stockholder approval, the Company may, if it receives an unsolicited written competing proposal which the board of directors of the Company determines in good faith after consultation with the Company’s legal and financial advisors constitutes or would reasonably be expected to result in, after taking the actions described below, a superior proposal:

•	furnish nonpublic information to the third party making such competing proposal, if, and only if, prior to so furnishing such information, the Company receives from the third party an executed confidentiality agreement (which confidentiality agreement shall contain terms (including a “standstill”) no less favorable to the Company than those set forth in the confidentiality agreement with the OEP Fund) and substantially concurrently furnishes such nonpublic information to Parent to the extent such information was not previously furnished to Parent; and

•	engage in discussions or negotiations with the third party with respect to the competing proposal in each case only to the extent that the Board concludes in good faith (after receiving the advice of its outside counsel) that failure to take such actions would be inconsistent with the directors’ exercise of their fiduciary duties under applicable law.

For purposes of the merger agreement:

•	“Competing proposal” shall mean any bona fide proposal (other than a proposal or offer by Parent or any of its subsidiaries) relating to any direct or indirect (1) merger, reorganization, share exchange, consolidation, business combination, recapitalization, dissolution, liquidation or similar transaction involving the Company or any of its subsidiaries, whose assets individually or in the aggregate, constitute fifteen percent (15%) or more of the consolidated assets of the Company and its subsidiaries as determined on a book-value basis; (2) the acquisition by any person of fifteen percent (15%) or more of the assets of the Company and its subsidiaries, taken as a whole as determined on a book-value basis; (3) the acquisition by any person of fifteen percent (15%) or more of the issued and outstanding shares of the Company’s common stock or (4) any purchase, acquisition, tender offer or exchange offer that if consummated would result in any person beneficially owning fifteen percent (15%) or more of the Company’s common stock or any class of equity or voting securities of its subsidiaries whose assets, individually or in the aggregate, constitute fifteen percent (15%) or more of the consolidated assets of the Company and its subsidiaries as determined on a book-value basis.

•	“Superior proposal” shall mean a written competing proposal (with all percentages in the definition of competing proposal increased to fifty (50%)) on terms that the Board determines in good faith, after consultation with the Company’s financial and legal advisors, and taking into account all the terms of the competing proposal (including the conditionality and the timing), are more favorable from a financial point of view to the Company’s stockholders than the transactions contemplated by this Agreement (taking into account any revised proposal by Parent to amend the terms of this merger agreement).

The Board’s Recommendation; Adverse Recommendation Changes

As described above, and subject to the provisions described below, the Board has made the recommendation that the holders of the shares of common stock adopt the merger agreement and approve the merger, which we refer to as the Company recommendation. The merger agreement provides that the Board shall not withdraw, qualify or modify or publicly propose to withdraw, qualify or modify, in any manner, the Company recommendation, which we refer to as a change of recommendation. However, the Board may effect a change of recommendation as described below.

The Board is entitled to make a change of recommendation prior to receipt of the stockholder approval if the Board has concluded in good faith after consultation with the Company’s legal and financial advisors that the failure of the Board to effect a change of recommendation would be inconsistent with the directors’ exercise of their fiduciary duties under applicable law.

Before making such change of recommendation, however, (1) the Company shall have first provided three business days prior written notice to Parent of its intention to make a change of recommendation and the basis therefor (which notice, if provided because of a superior proposal, shall be accompanied by a copy of the relevant proposed transaction agreements with the party making such superior proposal (and any other related material documents)), (2) if requested by Parent, the Company shall have negotiated, and caused its financial and legal advisors to negotiate, in good faith with Parent for a period of three business days since the delivery of such notice to amend the terms of the merger agreement to address the reasons for the proposed change of recommendation, and (3) if Parent delivers a written and binding offer to alter the terms of the merger agreement during such three business day period, the Board shall have concluded in good faith after consultation with the Company’s legal and financial advisors that the failure of the board of directors to effect a change of recommendation would still be inconsistent with the directors’ exercise of their fiduciary duties under applicable law.

The merger agreement does not prohibit the Company from (1) complying with Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act, though such rules will not eliminate or modify the effect any action taken pursuant to such rules would otherwise have under the merger agreement, or (2) making any “stop-look-and-listen” communication to the Company’s stockholders pursuant to Section 14d-9(f) under the Exchange Act.

The Company must keep Parent reasonably informed on a current basis (within no more than 24 hours) of any material developments in the status of any competing proposal or inquiry.

Employee Matters

During the one-year period commencing after the effective time, Parent has agreed to provide Company employees with compensation and benefits that are in the aggregate no less favorable than the compensation and benefits (other than equity-based benefits) provided to Company employees immediately prior to the effective time of the merger. Base compensation for Company employees shall not be reduced during this one-year period so long as such employee remains employed. Parent shall cause the surviving corporation to provide to Company employees who experience a termination of employment severance benefits that are, in the aggregate, no less favorable than the severance benefits provided immediately prior to the effective time of the merger.

In general, Parent has agreed to give the Company’s employees credit for their service with the Company prior to the merger for purposes of accrual of vacation and other paid time off and severance benefits under any employee benefit plan provided to Company employees after closing.

For purposes of any employee benefit plan providing medical, dental, pharmaceutical and/or vision benefits to employees of the Company as of the closing date of the merger, Parent will cause all pre-existing condition exclusions, evidence of insurability requirements and actively-at-work requirements to be waived. In addition, Company employees shall be immediately eligible to participate in such new plans, to the extent coverage under such plans replaces coverage under a comparable employee benefit offered by the Company prior to closing and will receive credit under such new plan (for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements for the applicable plan year) for any eligible expenses incurred under the Company plans during the portion of the relevant plan year prior to such employee’s participation in such new plans.

Financing Efforts

Obtaining financing is not a condition to the closing of the merger. If any financing (or alternative financing) has not been obtained, Parent and Merger Sub will continue to be obligated, subject to the satisfaction or waiver of the conditions to the closing of the merger specified described below under “— Merger Closing Conditions,” to consummate the merger.

The Company has agreed to use its commercially reasonable efforts to provide such cooperation (at Parent’s sole expense) as Parent may reasonably request in connection with the arrangement of any debt financing Parent may raise in connection with the transactions contemplated by the merger agreement (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company and its subsidiaries), including (1) agreeing to enter into such agreements, and to use reasonable best efforts to deliver such officer’s certificates, as are customary in financings of such type and as are, in the good faith determination of the persons executing such officer’s certificates, accurate, and agreeing to pledge, grant security interests in, and otherwise grant liens on, the Company’s assets pursuant to such agreements as may be reasonably requested and otherwise facilitating the pledging of collateral, provided that no obligation of the Company under any such agreement, pledge or grant shall be effective until the effective time, (2) subject to recipients of any such information entering into customary arrangements for confidentiality that are substantially similar to the provisions in the OEP Fund confidentiality agreement or reasonably acceptable to the Company, providing financial and other information regarding the Company and its subsidiaries as may be reasonably requested, making the Company’s senior officers available to assist the Parent in raising debt financing in connection with the transactions contemplated the merger agreement, including (A) participating in meetings, presentations, road shows, due diligence sessions and sessions with ratings agencies and (B) assisting with the preparation of materials for rating agency presentations, offering documents, private placement memoranda, bank information memoranda, prospectuses and similar documents necessary, proper of advisable in connection with arranging such debt financing, and (3) otherwise reasonably cooperating in connection with the arranging and consummation of any debt financing that Parent may raise in connection with the transactions contemplated by the merger agreement.

Parent shall promptly reimburse the Company for any expenses and costs incurred assisting in the financing process and Parent has agreed to indemnify the Company and its subsidiaries, or any of their respective directors, officers, employees, agents and other representatives from and against all losses, damages, claims, costs or expenses suffered (other than (1) arising from information provided by the Company or any of its subsidiaries, or any of their respective directors, officers, employees, agents and other representatives or (2) as the result of the gross negligence or willful misconduct of the Company or any of its subsidiaries, or any of their respective directors, officers, employees, agents and other representatives).

Indemnification and Insurance

In the merger agreement, Parent and Merger Sub agreed that all rights to exculpation and indemnification for acts or omissions occurring at or prior to the effective time of the merger now existing in favor of the current or former directors, officers or employees of the Company or the Company’s subsidiaries as provided in their respective employers’ certificates of incorporation or bylaws or other organizational documents or in any agreement will survive the merger and will continue in full force and effect and will not be, for a period of six years from the effective time of the merger, modified in any manner that would adversely affect the rights thereunder of any individuals who at the effective time of the merger were current or former directors, officers or employees of the Company.

In addition, for a six-year period, Parent, the Company and its subsidiaries and affiliates will, to the fullest extent permitted by law, indemnify and hold harmless, and advance expenses of, each officer, director or employee against and from any costs or expenses, judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation to the extent such claim, action, suit, proceeding or investigation arises out of or pertains to: any action or omission or alleged action or omission in such person’s capacity as a director, officer or employee of the Company or any of its subsidiaries; or the merger, the merger agreement and any transactions contemplated thereby.

The merger agreement requires Parent to maintain the Company’s current directors’ and officers’ insurance policies (or substitute insurance of at least the same coverage and amounts with terms that are at least as favorable to the indemnified parties) for six years following the effective time. However, Parent will not be required to pay premiums which on an annual basis exceed 300% of the annual premiums currently paid by the Company; however, Parent must obtain the greatest coverage available at such cost.

Other Covenants

Stockholders Meeting

The Company has agreed to duly call, give notice of and hold the special meeting as promptly as practicable following the date of the merger agreement. At the meeting, unless the Company has made a change of recommendation, the Company will recommend the adoption of the merger agreement and approval of the merger.

Stockholder Litigation; Litigation Generally

The Company and Parent will keep each other reasonably informed regarding, among other things, actions, suits, claims, investigations or proceedings relating to the merger agreement. However, in the merger agreement, the Company has agreed not to compromise or settle any such litigation without Parent’s written consent (which may not be unreasonably withheld, conditioned or delayed) compromise, settle or agree to settle any suit, action, claim, proceeding or investigation (including any suit, action, claim, proceeding or investigation relating to the merger agreement or the transactions contemplated by the merger agreement) or pay, discharge or satisfy or agree to pay, discharge or satisfy any claim, liability or obligation (absolute or accrued, asserted or unasserted, contingent or otherwise) other than the compromise, settlement, payment, discharge or satisfaction of claims, liabilities or obligations in the ordinary course of business consistent with past practice which in any event does not exceed (1) with respect to compromises, settlements, payments, discharges and satisfactions of claims, liabilities or obligations with or involving customers of the Company or any of its subsidiaries, $1,000,000 in the aggregate, and (2) with respect to all other compromises, settlements, payments, discharges and satisfactions of claims (including in regards to any suit, action, claim, proceeding or investigation relating to this Agreement or the transactions contemplated hereby), liabilities or obligations, $2,500,000 in the aggregate.

Appropriate Action; Consents; Filings

The Company, Parent and Merger Sub will use their respective reasonable best efforts to consummate and make effective the transactions contemplated by the merger agreement and to cause the conditions to the merger summarized in “— Merger Closing Conditions” below to be satisfied, including (1) the obtaining and maintaining of all necessary actions or nonactions, consents and approvals from governmental authorities, (2) the defending of any lawsuits or other legal proceedings challenging the merger and (3) the execution and delivery of any additional instruments necessary to consummate the merger and other transactions contemplated by the merger agreement.

Parent and Merger Sub agree to use their reasonable best efforts to take (and to cause their affiliates to take) promptly any and all steps necessary to avoid or eliminate each and every impediment and obtain all consents under any antitrust laws, including committing to or effecting the sale or disposition of such assets or businesses as are required to be divested in order to avoid any order that would otherwise have the effect of preventing or materially delaying the consummation of the merger and the other transactions contemplated by the merger agreement.

Parent and the Company shall cooperate with one another to determine any notices that need to be provided to third parties, and the Company shall use its reasonable best efforts to obtain any third party consents not covered that are necessary, proper or advisable to consummate the merger as reasonably determined by Parent; provided that the Company and its subsidiaries shall not seek any such consent of their respective customers without the prior consent of Parent, which consent shall not be unreasonably withheld, delayed or conditioned. Each of the parties will furnish to the other such necessary information and reasonable assistance as the other may request in connection with the preparation of any governmental filings or submissions and will cooperate in responding to any inquiry from or material communication with a governmental authority.

Merger Closing Conditions

The obligations of Parent and Merger Sub, on the one hand, and the Company, on the other hand, to complete the merger are each subject to the satisfaction or the waiver of the following conditions:

•	the affirmative vote of holders of at least two-thirds of the outstanding shares of common stock entitled to vote thereon in accordance with the IBCA and the rules and regulations of NASDAQ adopting the merger agreement, which we refer to as the stockholder approval, having been obtained;

•	any applicable waiting period under the HSR Act relating to the Merger shall have expired or been terminated and any required action or non-action, consent or approval from any governmental authority pursuant to any other antitrust law shall have been obtained; and

•	no governmental authority shall have enacted, issued, promulgated, enforced or entered any law or order which is then in effect and has the effect of making the merger illegal or otherwise restraining or enjoining or prohibiting the consummation of the merger.

The obligations of Parent and Merger Sub to complete the merger are also subject to the satisfaction or waiver by Parent of the following conditions:

•	the representations and warranties of the Company:

•	regarding the Company’s corporate authority shall be true and correct in all material respects as of the date of the merger agreement and as of the effective time of the merger with the same effect as though made as of July 6, 2011;

•	regarding the Company’s (1) capitalization (subject to deviations that would not result in the sum of (a) the aggregate merger consideration and (b) the aggregate option cash payments for unvested stock options at the effective time of the merger being in excess of $4,000,000 more than such amount in the absence of any deviations), and (2) absence of a Material Adverse Effect since January 3, 2011 shall be true and correct in all respects as of the date of the merger agreement and as of the effective time of the merger with the same effect as though made as of such date, and

•	other than those described in the two bullets immediately above, being true and correct (without giving effect to any materiality or Material Adverse Effect qualifications set forth therein) as of the date of the merger agreement and as of the closing date of the merger as though made on such date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect;

•	the Company having complied in all material respects with all material agreements and covenants required by it in the merger agreement; and

•	Parent’s receipt of a certificate of an executive officer of the Company confirming the satisfaction of the foregoing two conditions.

The obligations of the Company to complete the merger are also subject to the satisfaction or waiver of the following conditions:

•	each of the representations and warranties of Parent and Merger Sub contained in the merger agreement, without giving effect to any materiality or “Parent Material Adverse Effect” qualifications therein, shall be true and correct as though made on and as of such date (except to the extent expressly made as of an earlier date, in which case as of such date) except for such failures to be true and correct as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect (as such term is defined in the merger agreement);

•	Parent and Merger Sub each having complied in all material respects with all material agreements and covenants required by it in the merger agreement; and

•	the Company’s receipt of a certificate of an executive officer of Parent confirming the satisfaction of the foregoing two conditions.

Termination of the Merger Agreement

The merger agreement may be terminated and the merger abandoned at any time prior to the effective time of the merger, whether before or after the adoption of the merger agreement by our stockholders:

•	by the Company, prior to the stockholders adopting the merger agreement, if (1) the Board has authorized the Company to enter into an alternative acquisition agreement with respect to a superior proposal that did not result from a breach of its obligation not to solicit acquisition proposals, (2) the Company has given Parent notice of the superior proposal and, if requested by Parent, the opportunity to negotiate for 3 business days to amend the terms of the merger agreement, (3) in the event Parent delivers a binding offer to alter the terms of the merger agreement, the Board concludes that the alternative acquisition remains a superior proposal, (4) the Company enters into an alternative acquisition agreement with respect to such superior proposal and (5) the Company pays the termination fee (as described below) to Parent;

•	by the mutual written consent of Parent and the Company;

•	by the Company or Parent, if the merger has not occurred by February 29, 2012, which we refer to as the end date, unless the terminating party’s breach of the merger agreement is the primary cause of the failure to consummate the merger by the end date;

•	by the Company or Parent, if any governmental entity has enjoined or otherwise prohibited the merger in a final and nonappealable order or any other action, unless the terminating party failed to comply with its obligations to use its reasonable best efforts to remove such order or other action or if the issuance of such final, nonappealable order was primarily due to the breach of such party (and in the case of Parent, including Merger Sub) of its obligations under the merger agreement;

•	by the Company or Parent, if the Company’s stockholders fail to approve the adoption of the merger agreement at the stockholders meeting or at any adjournment or postponement thereof at which the merger agreement has been voted upon;

•	by the Company or Parent, if the other party has breached or failed to comply in any material respect (and not cured within 30 days after the breaching party receives written notice of the breach) with the terms of the merger agreement in such a way as to give rise to a failure of the conditions to the merger relating to the accuracy of such party’s representations and warranties or such party’s compliance with its covenants, unless the terminating party is similarly in breach of its own obligations; or

•	by Parent, if the Company withdraws, qualifies or modifies or publicly proposes to withdraw, qualify or modify, in any manner, the Company’s recommendation to its stockholders to adopt and approve the merger agreement.

Termination Fee

If the merger agreement is terminated in certain circumstances, the Company may be required to pay a termination fee. Parent would be entitled to receive a termination fee from the Company equal to $15 million if the merger agreement is terminated:

•	(1) by the Company or Parent because the closing has not occurred by the end date or the Company’s stockholders fail to adopt the merger agreement, or by Parent because the Company has breached the merger agreement in such a way as to give rise to a failure of the conditions to the merger relating to the accuracy of the Company’s representations and warranties or the Company’s compliance with its covenants, unless the Parent is also in breach of its own obligations such that the Company is not obligated to consummate the merger; (2) at the time of such termination, any person has made publicly an acquisition proposal (which is not withdrawn at the time of termination or the stockholders’ meeting); and (3) the Company consummates any acquisition proposal within 12 months of such termination;

•	by the Company, if the Company has entered into an alternative acquisition agreement with respect to a superior proposal; and

•	by Parent, if the Board has adversely changed its recommendation to stockholders to adopt the merger agreement.

Expenses

All expenses incurred in connection with the merger agreement and transactions contemplated by the merger agreement shall be paid by the party incurring such expenses, except that Parent and the Company shall each pay, whether or not the merger is consummated, fifty percent of the expenses incurred in connection with:

•	the preparation, printing, filing and mailing of the proxy statement and all SEC and other regulatory filing fees incurred in connection with the proxy statement;

•	the solicitation of stockholder approvals;

•	engaging the services of the paying agent; and

•	obtaining third party consents.

Parent shall pay, whether or not the merger or any other transaction is consummated, the expenses incurred in connection with the filing of any required notices under the HSR Act or other antitrust laws and any filing with, and obtaining of any necessary action or non-action, consent or approval from, any governmental authority pursuant to any antitrust law.

Assignment

Pursuant to the terms of the merger agreement, Parent has reserved the right to assign its rights and obligations thereunder, including its right to acquire the Company, to an affiliate of OEP, including NCO Group, Inc., a majority owned subsidiary of OEP. Parent will remain jointly and severally liable for its obligations under the merger agreement following any such assignment of Parent’s rights and obligations under the merger agreement.

Specific Performance

Parent, Merger Sub and the Company may seek specific performance to enforce the terms of the merger agreement in the state court of the State of Illinois located in Cook County, Illinois or Federal court sitting in Cook County in the State of Illinois. The Company and Parent are each entitled to equitable relief to prevent breaches of the merger agreement and to enforce specifically the terms of the merger agreement in addition to any other remedy to which it is entitled.

Governing Law

The merger agreement is governed by Illinois law.

ADJOURNMENT OF THE SPECIAL MEETING (PROPOSAL 2)

The Adjournment Proposal

If the number of shares of common stock present in person or represented by proxy at the special meeting voting in favor of the proposal to adopt the merger agreement is insufficient to approve such proposal at the time of the special meeting, the Board intends to adjourn the special meeting in order to enable the Board to solicit additional proxies in respect of the proposal to adopt the merger agreement.

We are asking you to approve a proposal to grant discretionary authority to the presiding officer of the special meeting to adjourn the special meeting for the purpose of soliciting additional proxies in respect of the proposal to adopt the merger agreement. If our stockholders approve the adjournment proposal, we could adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against adoption of the merger agreement. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against adoption of the merger agreement such that the proposal to adopt the merger agreement would be defeated, we could adjourn the special meeting without a vote on the adoption of the merger and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the merger agreement. Additionally, we may seek to adjourn the special meeting if a quorum is not present at the special meeting.

Vote Required and Board Recommendation

Approval of the proposal to adjourn the special meeting requires the affirmative vote of a majority of the shares of common stock present or represented by proxy at the special meeting and entitled to vote on the proposal, assuming a quorum is present.

The Board believes that if the number of shares of common stock present in person or represented by proxy at the special meeting voting in favor of the proposal to adopt the merger agreement is not a sufficient number of shares to adopt the merger agreement, it is in the best interests of the Company and its stockholders to enable the Board to continue to seek to obtain a sufficient number of additional votes in favor of the proposal to adopt the merger agreement.

The Board recommends that you vote “FOR” adjournment of the special meeting.

MERGER-RELATED EXECUTIVE COMPENSATION ARRANGEMENTS (PROPOSAL 3)

The Merger-Related Executive Compensation Arrangements Proposal

Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the “golden parachute” compensation arrangements for our named executive officers, as disclosed in the section of this proxy statement entitled “The Merger — Interests of Certain Persons in the Merger — Golden Parachutes.”

We are asking our stockholders to indicate their approval of the various change in control payments which our named executive officers will or may be eligible to receive in connection with the merger. These payments are set forth in the table entitled “Golden Parachute Compensation” on page 39 of this proxy statement and the accompanying footnotes. The various plans and arrangements pursuant to which these compensation payments may be made have historically formed part of the Company’s overall compensation program for its named executive officers, which has been disclosed to our stockholders as part of the Compensation Discussion and Analysis and related sections of our annual proxy statements. These historical arrangements were adopted and approved by the Compensation Committee of the Board, which is composed solely of non-management directors, and are believed to be reasonable and in line with marketplace norms.

Stockholders should note that this proposal is merely an advisory vote which will not be binding on the Company, the Board, Parent or the surviving corporation. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the merger is consummated, our named executive officers will be eligible to receive the various change in control payments in accordance with the terms and conditions applicable to those payments.

Vote Required and Board Recommendation

The non-binding, advisory proposal regarding certain merger-related executive compensation arrangements requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the matter at the special meeting.

The Board believes that it is in the best interests of the Company and its stockholders to approve the non-binding, advisory proposal regarding certain merger-related executive compensation arrangements.

The Board recommends that you vote “FOR” the non-binding proposal (set forth in the resolution immediately below) regarding certain merger-related executive compensation arrangements.

“RESOLVED, that the stockholders of APAC approve, solely on a non-binding, advisory basis, the golden parachute compensation which may be paid to the Company’s named executive officers in connection with the merger, as disclosed pursuant to Item 402(t) of Regulation S-K in the section entitled “The Merger — Interests of Certain Persons in the Merger — Golden Parachutes” in the Company’s proxy statement for the special meeting.”

MARKET PRICE OF COMMON STOCK

Our common stock is traded on The NASDAQ Global Select Market under the ticker symbol “APAC.” The following table sets forth, for the indicated calendar periods, the reported high and low sale prices per share of our common stock as reported by Bloomberg L.P.

	High	Low

Fiscal Year Ending January 1, 2012
Third Quarter (through August 12, 2011)	$8.49	$5.31
Second Quarter	6.00	5.32
First Quarter	6.21	5.51
Fiscal Year Ending January 2, 2011
Fourth Quarter	6.48	5.27
Third Quarter	5.89	4.65
Second Quarter	6.56	5.55
First Quarter	6.20	5.14
Fiscal Year Ended January 3, 2010
Fourth Quarter	6.97	5.09
Third Quarter	6.08	4.83
Second Quarter	6.27	3.47
First Quarter	3.56	1.15
Fiscal Year Ended December 28, 2008
Fourth Quarter	2.15	0.97
Third Quarter	2.33	1.20

The Company did not pay any dividends during any of the periods set forth in the table above. Under the terms of the merger agreement, the Company cannot establish a record date for, declare, set aside for payment or pay any dividend with respect to any share of its common stock.

The $8.55 merger consideration represents a premium of approximately 57.2% over the closing price of the common stock on July 6, 2011, the last trading day prior to entering into the merger agreement, a premium of approximately 50.2% over the Company’s average closing share price for the 90 calendar days prior to July 6, 2011, and a premium of approximately 50.3% over the Company’s average closing share price for the 52-week period prior to July 6, 2011. You are encouraged to obtain current market quotations for our common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information about the number of shares of our common stock beneficially owned as of July 22, 2011, by the Company’s directors and named executive officers, as well as all directors and executive officers as a group, and each person known to us who beneficially owned more than 5% of the outstanding shares of our common stock:

	Amount and
	Nature of
	Beneficial		Percent of
Name and Address of Beneficial Owner(1)	Ownership		Class(1)

Theodore G. Schwartz	15,043,386	(2)(3)(4)	28.4%
Wellington Management Company, LLP	5,316,947	(5)	10.0%
Trust Four Hundred Thirty U/A/D 4/2/94	2,040,000	(2)(6)	3.8%
Trust Seven Hundred Thirty U/A/D 4/2/94	2,040,000	(2)(6)	3.8%
Trust 3080	500,000	(2)(6)	*
Trust 3081	379,000	(2)(6)	*
Katherine Andreasen	8,301	(4)	*
Kevin T. Keleghan	453,301	(4)	*
John J. Park	261,798	(4)	*
Samuel K. Skinner	83,359	(4)	*
John L. Workman	111,057	(4)	*
Arthur D. DiBari	260,000	(4)	*
Mark E. McDermott	287,816	(4)	*
Robert Nachwalter	62,000	(4)	*
Andrew B. Szafran	576,000	(4)	1.1%
All directors, nominees and executive officers as a group (13 persons)	17,400,518	(4)	32.8%

*	Less than 1%.

(1)	The business address for all directors and executive officers is Bannockburn Lake Office, 2201 Waukegan Road, Suite 300, Bannockburn, Illinois 60015. Unless otherwise indicated, the individuals listed in the table have sole voting and investment power with respect to the shares owned by them, and such shares are not subject to any pledge. Beneficial ownership is shown on this table in accordance with the rules of the Securities and Exchange Commission. Under those rules, if a person holds options to purchase shares of common stock that are exercisable or will be exercisable within 60 days after July 22, 2011, those shares are included in that person’s reported holdings and in calculating the percentages of shares of common stock beneficially owned. The percentages of Common Shares beneficially owned are based on 53,038,692 shares of common stock, which includes 51,321,416 Common Shares outstanding as of July 22, 2011, plus 1,717,276 shares of common stock subject to options that will be exercisable within 60 days of July 22, as detailed in Note 4 below.

(2)	In connection with entering into the voting agreement with Mr. Schwartz and the Schwartz trusts, OEP may be deemed to be the beneficial owner of the shares held by Mr. Schwartz and the Schwartz trusts, based solely upon information provided in the Schedule 13D filed on July 18, 2011 by Blackhawk Acquisition Parent, LLC, One Equity Partners IV, L.P., OEP General Partner IV, L.P. and OEP Parent, which we refer to collectively as the OEP Reporting Persons. The OEP Reporting Persons have no sole voting power over the shares of common stock, shared voting power over 19,993,429 shares of common stock as a result of and pursuant to the Voting Agreement between Parent, Mr. Schwartz and the Schwartz trusts and no shared dispositive power of the shares of common stock. The address of the OEP Reporting Persons is 320 Park Avenue, New York, New York, 10022.

(3)	Includes 5,011,218 shares of common stock as to which Mr. Schwartz has sole voting and investment power, and 9,858,000 shares of common stock held by a limited partnership, as to which Mr. Schwartz disclaims beneficial ownership except to the extent of his pecuniary interest therein. Mr. Schwartz’s address is 1 North Wacker Drive, Suite 4775, Chicago, Illinois 60606.

(4)	Includes shares of common stock which may be acquired pursuant to options exercisable as of July 22, 2011, or within 60 days thereafter, as follows: Mr. Schwartz (174,168 shares); Ms. Andreasen (8,301 shares); Mr. Keleghan (158,301 shares); Mr. Park (228,352 shares); Mr. Skinner (56,057 shares); Mr. Workman (56,057 shares); Mr. DiBari (260,000 shares); Mr. McDermott (278,040 shares); Mr. Nachwalter (62,000 shares); Mr. Szafran (276,000 shares); and all directors, nominees and executive officers (as of July 22, 2011) as a group (1,717,276).

(5)	Based solely upon information provided in the Schedule 13G/A filed on February 10, 2011 by Wellington Management Company, LLP. Wellington Management Company, LLP has no sole voting power over the shares of common stock, shared voting power over 4,995,147 shares of common stock and dispositive power over 5,316,947 shares of common stock. The address of Wellington Management Company, LLP is 280 Congress Street, Boston, Massachusetts 02210.

(6)	Tracy D. Schwartz and Scott Mordell serve as general trustees of Trust Four Hundred Thirty U/A/D 4/2/94 and Trust 3080, and Todd G. Schwartz and Scott Mordell serve as general trustees of Trust Seven Hundred Thirty U/A/D 4/2/94 and Trust 3081 (collectively, the “Trusts”). All decisions regarding the voting and disposition of Common Shares held by the Trusts must be made by a majority of the general trustees and, as a result, each of the general trustees disclaims beneficial ownership. M. Christine Schwartz, who is married to Mr. Theodore G. Schwartz, serves as a special trustee of the Trusts and has limited powers to designate successors to the general trustees at the conclusion of their terms, but has no responsibilities or powers regarding the voting or disposition of the Common Shares owned by the Trusts and accordingly disclaims beneficial ownership of such shares. The address of each of the Trusts is: 1 North Wacker Drive, Suite 4775, Chicago, Illinois 60606.

DISSENTERS’ RIGHTS

This section is intended as a brief summary of the material provisions of the Illinois statutory procedures that a shareholder must follow in order to seek and perfect appraisal rights, referred to as dissenters’ rights in the IBCA. This summary, however, is not a complete statement of all applicable requirements, and it is qualified in its entirety by reference to Sections 11.65 and 11.70 of the IBCA, the full text of which appears in Annex D to this proxy statement. The following summary does not constitute any legal or other advice, nor does it constitute a recommendation that shareholders exercise their appraisal rights under Sections 11.65 and 11.70.

The rights of the Company shareholders who choose to dissent from the merger are governed by the provisions of Illinois law. An excerpt of the Illinois law (Sections 11.65 and 11.70) governing appraisal rights is attached hereto as Annex D.

Pursuant to Section 11.70 of Illinois law, a shareholder may assert dissenters’ rights only if the shareholder delivers to the Company prior to the vote taken with respect to the merger at the special meeting a written demand for payment for his or her common shares of the Company if the merger is consummated and the shareholder does not vote in favor of the merger.

Within 10 days after the closing of the merger, or 30 days after the shareholder delivers to the Company a written demand for payment, whichever is later, the Company will send each shareholder who has delivered a written demand for payment a statement setting forth the opinion of the Company as to the estimated fair value of its common shares, the Company’s balance sheet as of the most recently completed fiscal year ending not earlier than 16 months prior to delivery of the statement, together with the statement of income for that year and the latest available interim financial statements, and either:

•	a commitment to pay the estimated fair value for the common shares of the dissenting shareholder upon transmittal to the Company of the certificates, or other evidence of ownership, with respect to such shares of the Company, or

•	instructions to the dissenting shareholder to sell the shares within 10 days after delivery of the Company’s statement to the shareholder. The Company may instruct the shareholder to sell only if there is a public market for the shares at which the shares may be readily sold. If the shareholder does not sell within that 10 day period after being so instructed by the Company, then the shareholder shall be deemed for these purposes to have sold the shares at the average of the bid and asked price quoted by a principal market maker during that 10 day period.

If the dissenting shareholder does not agree with the opinion of the Company as to the estimated value of the shares, the shareholder, within 30 days after the delivery of the Company’s statement of value, must notify the Company in writing of his or her estimate of value and demand payment for the difference between the shareholder’s estimate of value plus interest due and the amount of the payment by the Company. If, within 60 days from delivery to the Company of the shareholder notification of estimate of value of the shares, the Company and the dissenting shareholder have not agreed in writing upon the value of our common shares, the Company must either pay the difference in value demanded or file a petition in the circuit court of Lake County, Illinois requesting the court to determine the fair value of the shares. The Company must make all dissenters, whether or not residents of Illinois, whose demands remain unsettled parties to such proceeding and all parties will be served with a copy of the petition. Failure of the Company to commence an action will not limit or affect the right of dissenting shareholders to otherwise commence an action as permitted by law. In an appraisal proceeding, the court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value.

Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds that the fair value of the shares, plus interest, exceeds the amount paid by the Company or the proceeds of sale by the shareholder, whichever amount is applicable.

The court, in an appraisal proceeding, will determine all costs of the proceeding, including the reasonable compensation and expenses of the appraisers, if any. If the fair value of the shares as determined by the court materially exceeds the amount offered by the Company, or if no offer was made, then all or any part of such expenses may be assessed against the Company. If the amount by which any dissenter estimated the value of the shares materially exceeds the value as determined by the court, then all or any part of the costs may be assessed against the dissenter. The court may also assess the fees and expenses of counsel and experts for the parties on an equitable basis as described in the statute.

WE STRONGLY ENCOURAGE YOU TO READ THE EXCERPTS FROM THE ILLINOIS LAW INCLUDED HEREIN AS ANNEX D.

In view of the complexity of Sections 11.65 and 11.70 of the IBCA, the Company’s shareholders who may wish to pursue appraisal rights should consult their legal and financial advisors.

OTHER MATTERS

Other Matters for Action at the Special Meeting

As of the date of this proxy statement, the Board knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement.

Stockholder Proposals and Nominations for 2011 Annual Meeting

Once the merger is completed, there will be no public participation in any future meetings of the Company’s stockholders. If the merger is not completed, our public stockholders will continue to be entitled to attend and participate in our stockholder meetings, and we would expect to hold our 2012 annual meeting of stockholders prior to the end of 2012.

Inclusion of Proposals in the Company’s Proxy Statement and Proxy Card under the SEC Rules

In order to be considered for inclusion in the proxy statement distributed to stockholders prior to the annual meeting of stockholders in 2012, a stockholder proposal pursuant to Rule 14a-8 under the Exchange Act must have been received by us no later than January 1, 2012 and must comply with the requirements of SEC Rule 14a-8. However, if the annual meeting date is changed by more than 30 days from the anniversary of last year’s annual meeting, which took place on June 7, 2011, then the deadline for such proposals is a reasonable time before the Company begins to print and send its proxy materials, which would be disclosed in the Company’s reports filed with the SEC. Written requests for inclusion should be addressed to: APAC Customer Services, Inc. Bannockburn Lake Office, 2201 Waukegan Road, Suite 300, Bannockburn, Illinois 60015, Attention: General Counsel and Secretary.

Advance Notice Requirements for Stockholder Submission of Nominations and Proposals

A shareholder recommendation for nomination of a person for election to the Board or a proposal for consideration at the 2012 annual meeting of stockholders must be submitted in accordance with the advance notice procedures and other requirements in the Company’s bylaws. These requirements are separate from, and in addition to, the requirements discussed above to have the stockholder proposal included in our proxy statement and form of proxy pursuant to the SEC’s rules.

Under the Company’s bylaws, shareholders must follow certain procedures to nominate a person for election as a director at an annual or special meeting, or to introduce an item of business at an annual meeting. Under these advance notice procedures, stockholders must submit the proposed nominee or item of business by delivering a notice to the Secretary of the Company at its principal executive office. To be timely, the Company must receive notice of a stockholder’s intention to introduce a nomination or proposed item of business for the 2012 annual meeting between February 8, 2012 and March 9, 2012. However, if the date of our 2012 annual meeting is before May 8, 2012, or after August 6, 2012, the notice must be delivered to the corporate secretary at our principal executive office not more than 120 days prior to the 2012 annual meeting and not less than the later of 90 days prior to the 2012 annual meeting or 10 days following the day on which we first publicly announce the date of the 2012 annual meeting.

The notice must describe certain information regarding the nominee and the shareholder giving the notice, including information such as name, address, occupation and shares held.

Delivery of this Proxy Statement

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, known as “householding,” potentially means extra convenience for stockholders and cost savings for companies. A number of brokers with customers who are our stockholders “household” our proxy materials unless contrary instructions have been received from the customers. We will promptly deliver, upon oral or written request, a separate copy of the proxy statement to any stockholder sharing an address to which only one copy was mailed. Requests for additional copies should be directed to our proxy solicitor, Georgeson, at: Georgeson Inc., 199 Water Street, 26th Floor, New York, NY 10038, or by telephone at (866) 482-5136 (toll-free) or (212) 440-9800 (banks and brokers), or to our Investor Relations department at: Investor Relations, APAC Customer Services, Inc. Bannockburn Lake Office, 2201 Waukegan Road, Suite 300, Bannockburn, Illinois 60015.

Once a stockholder has received notice from his or her broker that the broker will be “householding” communications to the stockholder’s address, “householding” will continue until the stockholder is notified otherwise or until the stockholder revokes his or her consent. If, at any time, a stockholder no longer wishes to participate in “householding” and would prefer to receive separate copies of the proxy statement, the stockholder should so notify his or her broker. Any stockholder who currently receives multiple copies of the proxy statement at his or her address and would like to request “householding” of communications should contact his or her broker or, if shares are registered in the stockholder’s name, our Investor Relations, at the address or telephone number provided above.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. This information is also available free of charge at www.sec.gov, an Internet site maintained by the SEC that contains reports, proxy and information statements, and other information regarding issuers that is filed electronically with the SEC. Stockholders may also read and copy any reports, statements and other information filed by us with the SEC at the SEC public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room. In addition, investors and stockholders may request free copies of our SEC documents by contacting our Investor Relations department at: Investor Relations, APAC Customer Services, Inc. Bannockburn Lake Office, 2201 Waukegan Road, Suite 300, Bannockburn, Illinois 60015.

The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference herein.

The SEC allows us to “incorporate by reference” information into this proxy statement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement, and later information filed with the SEC will update and supersede the information in this proxy statement.

The following documents filed with the SEC are incorporated by reference in this proxy statement:

•	APAC’s Annual Report on Form 10-K for the fiscal year ended January 2, 2011;

•	APAC’s Quarterly Report on Form 10-Q for the quarters ended July 3, April 3, 2011, November 30, 2010 and August 31, 2010; and

•	APAC’s Current Reports on Form 8-K, filed with the SEC on July 12, 2011, June 10, 2011, June 6, 2011, May 20, 2011, May 17, 2011, May 12, 2011, May 3, 3011 and February 23, 2011.

We also incorporate by reference each document we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports on Form 8-K filed under Items 2.02 and 7.01) after the date of this proxy statement and before the special meeting.

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of any of the documents incorporated by reference in this document, without charge, by request directed to the Investor Relations department at: Investor Relations, APAC Customer Services, Inc. Bannockburn Lake Office, 2201 Waukegan Road, Suite 300, Bannockburn, Illinois 60015, or from the SEC through the SEC’s website at http://www.sec.gov. Documents incorporated by reference are available without charge, excluding any exhibits to those documents (unless the exhibit is specifically incorporated by reference into this proxy statement).

Parent and its affiliates have supplied all information in this proxy statement pertaining to Parent, Merger Sub, OEP and the OEP Fund. We have supplied all information in this proxy statement pertaining to us.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [ • ], 2011. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

AGREEMENT AND PLAN OF MERGER
By and Among
BLACKHAWK ACQUISITION PARENT, LLC,
BLACKHAWK MERGER SUB, INC.,
and
APAC CUSTOMER SERVICES, INC.
Dated as of July 6, 2011

A-i

A-ii

A-iii

THIS AGREEMENT AND PLAN OF MERGER, dated as of July 6, 2011 (this “Agreement”), is made by and among Blackhawk Acquisition Parent, LLC, a Delaware limited liability company (“Parent”), Blackhawk Merger Sub, Inc., an Illinois corporation and a wholly owned subsidiary of Parent (“Acquisition Sub”), and APAC Customer Services, Inc., an Illinois corporation (the “Company”).

WITNESSETH

WHEREAS, in furtherance of the acquisition of the Company by Parent, the respective boards of directors of the Company and Acquisition Sub have unanimously approved and deemed advisable, and the board of directors of Parent, as the sole stockholder of Acquisition Sub, has unanimously approved this Agreement and the merger of Acquisition Sub with and into Company (the ‘‘Merger”), upon the terms and subject to the conditions and limitations set forth herein and in accordance with the Business Corporation Act of 1983 of the State of Illinois (the ‘‘IBCA”).

WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to the willingness of Parent and Acquisition Sub to enter into this Agreement, each of the stockholders of the Company named therein has executed a Voting Agreement, dated as of the date hereof (the “Voting Agreement”), in respect of shares of Common Stock beneficially owned by such stockholder or stockholders.

WHEREAS, concurrently with the execution of this Agreement, and as a condition to the willingness of the Company to enter into this Agreement, Parent and Acquisition Sub have delivered to the Company the Guaranty (the “Guaranty”) of the Guarantor, dated as of the date hereof, and pursuant to which, subject to the terms and conditions contained therein, the Guarantor has guaranteed all the payment obligations of Parent or Acquisition Sub pursuant to this Agreement and all liabilities and damages payable by Parent or Acquisition Sub arising under or in connection with this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants and subject to the conditions herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1  Definitions.  Defined terms used in this Agreement have the meanings ascribed to them by definition in this Agreement or in Appendix A.

ARTICLE II

THE MERGER

Section 2.1  The Merger.  Upon the terms and subject to the conditions of this Agreement, and in accordance with the IBCA, at the Effective Time, Acquisition Sub shall be merged with and into the Company, whereupon the separate existence of Acquisition Sub shall cease, and the Company shall continue under the name “APAC Customer Services, Inc.” as the surviving corporation (the “Surviving Corporation”) and shall continue to be governed by the laws of the State of Illinois.

Section 2.2  Closing.  Subject to the satisfaction or, if permissible, waiver of the conditions set forth in Article VII hereof, the closing of the Merger (the “Closing”) will take place at 9:00 a.m., Chicago time, on a date to be specified by the parties hereto, but no later than the second Business Day after the satisfaction or waiver of the conditions set forth in Article VII hereof (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver at the Closing of such conditions) at the offices of Kirkland & Ellis LLP, 300 North LaSalle Drive, Chicago, Illinois 60654, unless another time, date or place is agreed to in writing by the parties hereto (such date being the “Closing Date”).

Section 2.3  Effective Time.

(a) Concurrently with the Closing, the Company, Parent and Acquisition Sub shall cause articles of merger (the “Articles of Merger”) with respect to the Merger to be executed and filed with the Secretary of State of the State of Illinois (the “Secretary of State”) as provided under the IBCA. The Merger shall become effective on the date and time at which the Articles of Merger have been duly filed with the Secretary of State or at such other date and time as is agreed between the parties and specified in the Articles of Merger (such date and time being hereinafter referred to as the “Effective Time”).

(b) From and after the Effective Time, the Surviving Corporation shall possess all properties, rights, privileges, powers and franchises of the Company and Acquisition Sub, and all of the claims, obligations, liabilities, debts and duties of the Company and Acquisition Sub shall become the claims, obligations, liabilities, debts and duties of the Surviving Corporation.

Section 2.4  Articles of Incorporation and Bylaws.  Subject to Section 6.7 of this Agreement, the articles of incorporation and bylaws of Acquisition Sub, as in effect immediately prior to the Effective Time, shall be the articles of incorporation and bylaws of the Surviving Corporation until thereafter amended in accordance with applicable Law and the applicable provisions of the articles of incorporation and bylaws.

Section 2.5  Board of Directors.  Subject to applicable Law, each of the parties hereto shall take all necessary action to ensure that the board of directors of the Surviving Corporation effective as of, and immediately following, the Effective Time shall consist of the members of the board of directors of Acquisition Sub immediately prior to the Effective Time.

Section 2.6  Officers.  From and after the Effective Time, the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified in accordance with applicable Law.

ARTICLE III

EFFECT OF THE MERGER ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES

Section 3.1  Effect on Securities.  At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Acquisition Sub or the holders of any securities of the Company or Acquisition Sub:

(a) Cancellation of Company Securities.  Each share of the Company’s common shares, par value $0.01 per share (the “Common Stock”), held by the Company as treasury stock or held by Parent, Acquisition Sub, any other direct or indirect wholly owned subsidiary of Parent, the Company or any direct or indirect wholly owned subsidiary of the Company immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and no consideration or payment shall be delivered in exchange therefor or in respect thereof.

(b) Conversion of Company Securities.  Except as otherwise provided in this Agreement, each share of Common Stock (including Unvested Restricted Shares) issued and outstanding immediately prior to the Effective Time (other than shares canceled pursuant to Section 3.1(a) hereof and Dissenting Shares) shall be converted into the right to receive $8.55 in cash, without interest (the “Merger Consideration”). Each share of Common Stock to be converted into the right to receive the Merger Consideration as provided in this Section 3.1(b) shall be automatically canceled and shall cease to exist and the holders of certificates (the “Certificates”) or book-entry shares (“Book-Entry Shares”) which immediately prior to the Effective Time represented such Common Stock shall cease to have any rights with respect to such Common Stock other than the right to receive, upon surrender of such Certificates or Book-Entry Shares in accordance with Section 3.2 of this Agreement, the applicable Merger Consideration, without interest thereon.

(c) Conversion of Acquisition Sub Capital Stock.  At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each common share, no par value per share, of Acquisition Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one

(1) fully paid common share, no par value per share, of the Surviving Corporation and constitute the only outstanding shares of capital stock of the Surviving Corporation.

(d) Adjustments.  Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the number of outstanding shares of Common Stock occurs as a result of a reclassification, recapitalization, stock split (including a reverse stock split), or combination, exchange or readjustment of shares, or any stock dividend or stock distribution with a record date during such period, the Merger Consideration as provided in Section 3.1(b) shall be equitably adjusted to reflect such change.

Section 3.2  Exchange of Certificates.

(a) Designation of Paying Agent; Deposit of Exchange Fund.  Prior to the Effective Time, Parent shall designate a paying agent (the “Paying Agent”), the identity and the terms of appointment of which shall be reasonably acceptable to the Company, for the payment of the applicable Merger Consideration as provided in Section 3.1(b) and Section 3.3(d). Immediately prior to the filing of the Articles of Merger with the Secretary of State, Parent shall deposit, or cause to be deposited with the Paying Agent, cash constituting an amount equal to the Total Common Merger Consideration (such Total Common Merger Consideration as deposited with the Paying Agent, the “Exchange Fund”). In the event the Exchange Fund shall be insufficient to make the payments contemplated by Section 3.1(b) and Section 3.3(d), Parent shall promptly deposit, or cause to be deposited, additional funds with the Paying Agent in an amount which is equal to the deficiency in the amount required to make such payment. The Paying Agent shall cause the Exchange Fund to be (i) held for the benefit of the holders of Common Stock and (ii) applied promptly to making the payments pursuant to Section 3.1(b) and Section 3.3(d) hereof. The Exchange Fund shall not be used for any purpose other than to fund payments pursuant to Section 3.1(b) and Section 3.3(d), except as expressly provided for in this Agreement.

(b) As promptly as reasonably practicable following the Effective Time and in any event not later than the fifth (5th) Business Day thereafter, the Surviving Corporation shall cause the Paying Agent to mail (or to make available for collection by hand) (i) to each holder of record of a Certificate or Book-Entry Share that immediately prior to the Effective Time represented outstanding shares of Common Stock (x) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates or Book-Entry Shares, as applicable, shall pass, only upon proper delivery of the Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares to the Paying Agent and which shall be in the form and have such other provisions as Parent and the Company may reasonably specify and (y) instructions for use in effecting the surrender of the Certificates or Book-Entry Shares in exchange for the applicable Merger Consideration into which the number of shares of Common Stock previously represented by such Certificate or Book-Entry Shares shall have been converted pursuant to this Agreement (which instructions shall provide that, at the election of the surrendering holder, (1) Certificates or Book-Entry Shares may be surrendered by hand delivery or otherwise or (2) the applicable Merger Consideration in exchange therefor may be collected by hand by the surrendering holder or by wire transfer to the surrendering holder).

(c) Upon surrender of a Certificate (or affidavit of loss in lieu thereof) or Book-Entry Share for cancellation to the Paying Agent, together with a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate or Book-Entry Share shall be entitled to receive in exchange therefor the applicable Merger Consideration for each share of Common Stock formerly represented by such Certificate or Book-Entry Share, to be mailed, made available for collection by hand or delivered by wire transfer, as elected by the surrendering holder, within two (2) Business Days following the later to occur of (i) the Effective Time or (ii) the Paying Agent’s receipt of such Certificate (or affidavit of loss in lieu thereof) or Book-Entry Share, and the Certificate (or affidavit of loss in lieu thereof) or Book-Entry Share so surrendered shall be forthwith canceled. The Paying Agent shall accept such Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. No interest shall be paid or accrued for the benefit of holders of the Certificates or Book-Entry Shares on the applicable Merger Consideration (or the cash pursuant to Section 3.2(d)) payable upon the surrender of the Certificates or Book-Entry Shares.

(d) Termination of Exchange Fund.  Any portion of the Exchange Fund designated for distribution to the holders of the Certificates or Book-Entry Shares that remains undistributed as of the one hundred eighty (180) day anniversary of the Effective Time shall be delivered to Parent, upon Parent’s demand, and any such holders prior to the Merger who have not theretofore complied with this Article III shall thereafter look only to Parent as general creditors thereof for payment of their claims for Merger Consideration for cash, without interest, to which such holders may be entitled.

(e) No Liability.  None of Parent, Acquisition Sub, the Company, the Surviving Corporation or the Paying Agent shall be liable to any person in respect of any cash held in the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificates or Book-Entry Shares shall not have been surrendered prior to two (2) years after the Effective Time (or immediately prior to such earlier date on which any cash in respect of such Certificate or Book-Entry Share would otherwise escheat to or become the property of any Governmental Authority), any such cash in respect of such Certificate or Book-Entry Share shall, to the extent permitted by applicable Law, become the property of Parent, free and clear of all claims or interest of any person previously entitled thereto.

(f) Investment of Exchange Fund.  The Paying Agent shall invest any cash included in the Exchange Fund as directed by Parent or, after the Effective Time, the Surviving Corporation; provided that (i) no such investment shall relieve Parent or the Paying Agent from making the payments required by this Article III, and if the Exchange Fund diminishes for any reason below the level required to make prompt cash payment under Section 3.1(b) or Section 3.3(d), Parent shall promptly provide additional funds to the Paying Agent for the benefit of the holders of Common Stock in the amount of such shortcoming, (ii) no such investment shall have maturities that could prevent or delay payments to be made pursuant to this Agreement, and (iii) such investments shall be in short-term obligations of the United States of America with maturities of no more than thirty (30) days or guaranteed by the United States of America and backed by the full faith and credit of the United States of America or in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively. Any interest or income produced by such investments will be payable to the Surviving Corporation or Parent, as Parent directs.

(g) Withholding.  Parent or the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any person such amounts as Parent or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Code or under any provision of state, local or foreign tax Law, provided that, other than United States federal backup withholding resulting from any payee’s failure to provide the documentation required to establish an exemption from such backup withholding, neither Parent nor the Paying Agent shall withhold any amount with respect to Taxes to the extent that Parent has not notified the Company in writing at least three days prior to the Closing Date of its intent to withhold such amount. To the extent that amounts are so withheld by Parent or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person who otherwise would have received the payment in respect of which such deduction and withholding was made by Parent or the Paying Agent.

Section 3.3  Stock Options and Unvested Restricted Shares.

(a) Vesting of Company Options.  The parties acknowledge and agree that as of the Effective Time, (A) each Director Option shall vest in full and (B) one-half of the unvested portion of each Employee Option shall become fully vested, with the remaining unvested portion to remain outstanding and continue to vest in accordance with the terms set forth in the governing option agreement and as set forth below.

(b) Treatment of Vested Company Options.  As of the Effective Time, each holder of a Company Option that has vested and is outstanding and unexercised immediately prior to the Effective Time shall, in lieu of receiving Common Stock, have the right thereafter and during the term of such Company Option (subject however to all the terms and conditions of the applicable Company Plan and the agreement governing such Company Option) to receive upon exercise thereof an amount equal to the product of (A) the Merger Consideration and (B) the number of shares of Common Stock which might have been obtained upon exercise at the Effective Time of the then-vested portion of such Company Option, less the amount of the exercise price of such vested Company Option (the “Option Cash Payment”).

(c) Treatment of Unvested Company Options.  The parties acknowledge and agree that any Company Options that are unvested as of the Effective Time, after taking into account the provisions of clause (a) above, shall continue to remain outstanding and continue to vest in accordance with the terms set forth in the applicable Company Plan and governing option agreement. In addition, each option agreement provides certain circumstances for the acceleration of the vesting of such unvested portion of Company Options. At such time or times as a Company Option or portion thereof shall vest following the Effective Time, whether in the ordinary course or as a result of an event triggering acceleration, the holder shall immediately be entitled to exercise the vested portion of such Company Option by delivering notice to the Parent or the Surviving Corporation and shall thereafter only be entitled to receive an amount equal to the Option Cash Payment for such Company Option portion. Parent shall promptly make such Option Cash Payment to the holder upon receipt of the notice of exercise, and in any event within five (5) Business Days thereof. The Company represents that as of the date hereof, based on the Merger Consideration, its best estimate of the aggregate Option Cash Payments for all outstanding unvested Company Options that will be unvested as of the Effective Time (were the Effective Time to occur on the date hereof), after taking into account the provisions of clause (a) above, is $5,570,832.

(d) Treatment of Unvested Restricted Shares.  The parties acknowledge and agree that at the Effective Time, each Unvested Restricted Share shall become fully vested and shall be treated in the same manner as other shares of Common Stock under Section 3.1.

(e) Tax Withholding.  All amounts payable as a result of this Section 3.3 shall be reduced by the amount required to be withheld under applicable federal, state or local income or other tax. To the extent that amounts are so withheld or deducted, such withheld or deducted amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of whom such withholding was made.

(f) Further Action.  Prior to the Effective Time, the Company shall take the actions necessary to effectuate this Section 3.3, including providing holders of Company Options with notice of their rights with respect to any such Company Options as provided herein; provided that the Company will provide to Parent a reasonable opportunity to review and comment upon such notice prior to distributing such notice to any holders of Company Options.

(g) Funding.  At the Effective Time, Parent shall pay or cause to be paid the Total Vested Option Consideration to the Company, which shall make the payments set forth in Section 3.3(b) to the extent such vested Company Options have not otherwise been exercised.

Section 3.4  Lost Certificates.  If any Certificate shall have been lost, stolen or destroyed, then upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to which the holder thereof is entitled pursuant to this Article III.

Section 3.5  Dissenting Shares.  Notwithstanding Section 3.1(b) hereof, to the extent that holders thereof are entitled to appraisal rights under Section 11.65 of the IBCA, shares of Common Stock issued and outstanding immediately prior to the Effective Time and held by a holder who has properly exercised and perfected his or her demand for appraisal rights under Section 11.70 of the IBCA (the “Dissenting Shares”), shall not be converted into the right to receive the applicable Merger Consideration, but the holders of such Dissenting Shares shall be treated in accordance with Section 11.70 of the IBCA and, as applicable, would be entitled to receive only such consideration as determined pursuant to Section 11.70 of the IBCA; provided, however, that if any such holder shall have failed to perfect or shall have effectively withdrawn or otherwise lost his or her right to appraisal and payment under the IBCA, such holder’s shares of Common Stock shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the applicable Merger Consideration, without any interest thereon, and such shares shall not be deemed to be Dissenting Shares. Any payments required to be made with respect to the Dissenting Shares shall be made by Parent (and not the Company) and the Aggregate Merger Consideration shall be reduced, on a dollar for dollar basis, as if the holder of such Dissenting Shares had not been a stockholder on the Closing Date. The Company shall give Parent (i) prompt notice of any demand for appraisal received by the Company prior to the Effective Time pursuant to the IBCA, any withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the IBCA, and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demand, notice or instrument. The Company shall not make or agree to make any payment or settlement offer, or approve (if required) any withdrawal of such demands, prior to the Effective Time with respect to any such demand, notice or instrument unless Parent shall have given its prior written consent to such payment, settlement offer or withdrawal.

Section 3.6  Transfers; No Further Ownership Rights.  From and after the Effective Time, there shall be no registration of transfers on the stock transfer books of the Company of shares of Common Stock that were outstanding immediately prior to the Effective Time. If Certificates are presented to the Surviving Corporation for transfer following the Effective Time, they shall be canceled against delivery of the applicable Merger Consideration, as provided for in Section 3.1(b) hereof, for each share of Common Stock formerly represented by such Certificates.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (i) as disclosed in the Company SEC Documents filed or (to the extent publicly available) furnished after December 31, 2008 but before the date of this Agreement or (ii) as disclosed in the corresponding sections or subsections of the separate disclosure letter which has been delivered by the Company to Parent prior to the execution of this Agreement (the “Company Disclosure Letter”), the Company hereby represents and warrants to Parent as follows:

Section 4.1  Organization and Qualification; Subsidiaries.  Each of the Company and its subsidiaries is a corporation or legal entity duly organized or formed, validly existing and in good standing, under the laws of its jurisdiction of organization or formation and has the requisite corporate, partnership or limited liability company power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power, authority and governmental approvals would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Each of the Company and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 4.2  Articles of Incorporation and By-Laws.  The Company has made available to Parent a complete and correct copy of the Amended and Restated Articles of Incorporation and the By-laws (or equivalent organizational documents), each as amended to date, of the Company and each of its subsidiaries. The Amended and Restated Articles of Incorporation and the By-laws (or equivalent organizational documents) of the Company and each of its subsidiaries are in full force and effect. None of the Company or any of its subsidiaries is in violation of any provision of its Amended and Restated Articles of Incorporation or the By-laws (or equivalent organizational documents), except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 4.3  Capitalization.

(a) The authorized capital stock of the Company consists of 200,000,000 shares of Common Stock and 50,000,000 preferred shares, par value $0.01 per share (the “Preferred Stock”). As of July 5, 2011 (the “Capitalization Date”), (i) 53,519,267 shares of Common Stock were issued and outstanding (including 286,000 Unvested Restricted Shares), and (ii) 2,233,615 shares of Common Stock were held in treasury. No shares of Preferred Stock have been issued or are outstanding. As of the Capitalization Date, there were 6,613,367 shares of Common Stock authorized and reserved for future issuance under the Company Plans (including, as of the Capitalization Date, outstanding Company Options to purchase 5,599,681 shares of Common Stock). Section 4.3(a) of the Company Disclosure Letter contains a correct and complete list of options, unvested restricted stock and stock purchase rights under the Company Plans, including the holder, date of grant, term, number of underlying shares of Common Stock and, where applicable, exercise price. Except as set forth above, since the Capitalization Date, no shares of capital stock of, or other equity or voting interests in, the Company, or options, warrants or other rights to acquire any such stock or securities were granted, issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are, and all shares that may be issued pursuant to the Company Plans will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive or similar rights. No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders may vote in respect of the Company or any of its subsidiaries are issued or outstanding.

(b) Section 4.3(b) of the Company Disclosure Letter identifies each subsidiary of the Company and indicates its jurisdiction of organization. Each of the issued and outstanding shares of capital stock of each subsidiary of the Company is duly authorized, validly issued, fully paid and non-assessable and directly or indirectly owned by the Company, free and clear of all Liens.

(c) Except as set forth above, there are no outstanding subscriptions, options, warrants, calls, convertible securities or other similar rights, agreements, commitments or contracts of any kind to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound obligating the Company or any of its subsidiaries to issue, redeem, deliver or sell, or cause to be issued, redeemed, delivered or sold, additional shares of capital stock of, or other equity or voting interests in, or securities convertible into, or exchangeable or exercisable for, shares of capital stock of, or other equity or voting interests in, the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, redeem, grant, extend or enter into any such security, option, warrant, call, right or contract, or obligating the Company or any of its subsidiaries to make any payments directly or indirectly based (in whole or in part) on the price or value of its or their capital stock. There are no voting trust or other agreements or understandings to which the Company or any of its subsidiaries is a party with respect to the voting or registration, or restricting any person from purchasing, selling, pledging or otherwise disposing of (or from granting any option or similar right with respect to), any shares of Common Stock except for any restrictions contained in the applicable Company Plan. The Company has not adopted a stockholder rights plan.

(d) As of the Capitalization Date, there is no outstanding indebtedness for borrowed money of the Company and its subsidiaries (not including intercompany indebtedness or, for the avoidance of doubt, operating or capital leases), whether under the Company’s Revolving Credit and Security Agreement, dated as of May 5, 2008, as amended, among the Company, the lenders identified therein, and PNC Bank, National Association, as agent for the lenders, or otherwise.

Section 4.4  Authority Relative to Agreement.

(a) The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject only to receipt of the Requisite Stockholder Approval, to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby (other than, with respect to the Merger, the receipt of the Requisite Stockholder Approval, as well as the filing of the Articles of Merger with the Secretary of State). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Acquisition Sub, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles).

(b) The Company’s Board of Directors, at a meeting duly called and held, has unanimously (i) adopted this Agreement and the transactions contemplated hereby, (ii) determined that this Agreement and the transactions contemplated hereby are advisable and in the best interests of the Company and Company’s stockholders, (iii) directed that the Company submit the adoption of this Agreement to a vote at a meeting of the stockholders of the Company in accordance with the terms of this Agreement and (iv) resolved to recommend that the Company’s stockholders approve the Merger and this Agreement at a meeting of the stockholders. The action of the Company’s Board of Directors in approving the Merger, this Agreement and the other transactions contemplated hereby is sufficient to render the provisions of Sections 7.85 and 11.75 of the IBCA inapplicable to consummation of the Merger and the execution, delivery and performance of this Agreement and the Voting Agreement. To the knowledge of the Company, no other “control share acquisition,” “fair price,” “moratorium” or similar anti-takeover laws apply to this Agreement or any of the transactions contemplated hereby, and the Company’s Board of Directors has resolved to elect, to the extent permitted by applicable Law, not to be subject to any “control share acquisition,” “fair price,” “moratorium” or similar anti-takeover law that might otherwise apply to the Merger.

Section 4.5  No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company and the consummation of the Merger and the other transactions contemplated hereby will not, (i) conflict with or violate the Amended and Restated Articles of Incorporation or By-laws (or equivalent organizational documents) of (A) the Company or (B) any of its subsidiaries, (ii) assuming the consents, approvals and authorizations specified in Section 4.5(b) have been received and the waiting periods referred to therein have expired, conflict with or violate any Law applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected, or (iii) result in any breach of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise in others any right of termination, amendment, modification, acceleration or cancellation of, or result in the creation of a Lien upon any of the properties or assets of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture or credit agreement, or any other contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries or any of their respective assets is bound or affected, other than, in the case of clauses (ii) and (iii), any such violation, conflict, default, termination, cancellation, modification, acceleration or Lien that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b) The execution and delivery of this Agreement by the Company does not, and the consummation by the Company of the transactions contemplated by this Agreement will not, require any consent, approval, authorization, waiver or permit of, or filing with or notification to, any Governmental Authority, except for applicable requirements of (i) the Exchange Act, (ii) the HSR Act and any other applicable U.S. or foreign competition, antitrust, merger control or investment Laws (together with the HSR Act, “Antitrust Laws”), (iii) the filing of the Articles of Merger with the Secretary of State of Illinois as provided under the IBCA and (iv) the rules of NASDAQ, and except where failure to obtain such consents, approvals, authorizations, waivers or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 4.6  Permits and Licenses; Compliance with Laws.  Each of the Company and its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders necessary for the Company or any of its subsidiaries to own, lease and operate the properties of the Company and its subsidiaries or to carry on its business as it is now being conducted (the “Company Permits”), and no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened, except where the failure to have, or the suspension or cancellation of, any of the Company Permits would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. To the knowledge of the Company, no investigation or review by any Governmental Authority with respect to the Company or any of its subsidiaries is pending or threatened, nor has any Governmental Authority indicated an intention to conduct the same, except for those the outcome of which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Each of the Company and its subsidiaries is, and since January 1, 2008 has at all times been in compliance with, (i) all Laws applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected, (ii) all of the Company Permits and (iii) each note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any property or asset of the Company or any of its subsidiaries is bound or affected, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Since January 1, 2009, none of the Company or any of its subsidiaries has received any written notice from any Governmental Authority regarding any actual or possible violation of, or failure to comply with, in any material respect, any applicable Law.

Section 4.7  Company SEC Documents.

(a) Since December 31, 2008, the Company has filed with the SEC all forms, documents, statements, certifications and reports required to be filed or furnished prior to the date hereof by it with the SEC (the forms, documents, statements, certifications and reports filed or furnished since December 31, 2008 and those filed or furnished subsequent to the date hereof, including any amendments thereto, collectively the “Company SEC Documents”). As of their respective dates, or, if amended or superceded by a filing prior to the date of this Agreement, as of the date of such amendment or superceding filing, the Company SEC Documents complied or, if not yet filed or furnished will comply in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and none of the Company SEC Documents at the time it was filed or furnished, contained or, if not yet filed or furnished, will contain when filed or furnished any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, or are to be made, not misleading. No executive officer of the Company has failed to make the certifications required by him or her under Section 302 or 906 of the Sarbanes-Oxley Act, with respect to any Company SEC Document, except as disclosed in certifications filed with the Company SEC Documents. No subsidiary of the Company is subject to the periodic reporting requirements of the Exchange Act or is otherwise required to file any forms, documents, statements, certifications or reports with the SEC. The Company has made available to Parent correct and complete copies of all correspondence between the SEC, on the one hand, and the Company and any of its subsidiaries, on the other hand, occurring since December 31, 2008 and prior to the date of this Agreement and not available on the SEC’s EDGAR system prior to the date of this Agreement. As of the date of this Agreement, there are no unresolved comments issued by the staff of the SEC with respect to any of the Company SEC Documents filed on or prior to the date of this Agreement.

(b) The consolidated financial statements (including all related notes and schedules) of the Company included in or incorporated by reference into the Company SEC Documents fairly present, or, in the case of Company SEC Documents filed after the date hereof, will fairly present, in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as at the respective dates thereof and their consolidated results of operations and consolidated cash flows for the respective periods set forth therein (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments that are not expected to, individually or in the aggregate, be material in amount, to the absence of notes and to any other adjustments described therein, including in any notes thereto) and have been prepared in conformity with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto).

Section 4.8  Disclosure Controls and Procedures; Internal Controls over Financial Reporting.  The Company has established and maintains disclosure controls and procedures and internal controls over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. The Company’s disclosure controls and procedures are designed to ensure that information required to be disclosed in the Company’s periodic reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the required time periods. The Company and its subsidiaries have implemented and maintain a system of internal controls over financial reporting that is sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules and regulations of NASDAQ. Since January 3, 2011 through the date hereof, the Company has not identified (i) any significant deficiency or material weakness in the design or operation of internal control over financial reporting which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information or (ii) any fraud or allegation of fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

Section 4.9  Absence of Certain Changes or Events.  Since January 3, 2011 (i) through the date of this Agreement, except for the negotiation, execution and delivery of this Agreement, the businesses of the Company and its subsidiaries have been conducted in the ordinary course of business consistent with past practice, (ii) there has not been any event, development or state of circumstances that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect and (iii) through the date of this Agreement, there has not been any action that, if taken after the date hereof without the prior approval of Parent, would constitute (x) a breach of clause (d), (j), (k), (n) or (o) of Section 6.1, or (y) a breach of clause (e), (f) or (l) of Section 6.1 in any material respect.

Section 4.10  No Undisclosed Liabilities.  Except (a) for liabilities or obligations to the extent reflected or reserved against in the balance sheet dated as of April 3, 2011 set forth in the Company’s quarterly report on Form 10-Q for the quarter ended April 3, 2011 included in the Company SEC Documents filed prior to the date hereof, (b) for liabilities or obligations incurred in the ordinary course of business consistent with past practices since April 3, 2011, and (c) for liabilities incurred pursuant to this Agreement, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, whether or not required by GAAP to be reflected on a consolidated balance sheet (or the notes thereto) of the Company and its subsidiaries, other than those which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 4.11  Absence of Litigation.  Except for matters that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (a) there is no claim, action, proceeding, inquiry, hearing, arbitration or investigation pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, or any of their respective properties or assets at law or in equity which, if determined adversely to the Company, would be adverse to the Company and its subsidiaries taken as a whole, (b) there are no Orders before any arbitrator or Governmental Authority, to which the Company or any of its subsidiaries is a party or subject, (c) neither the Company nor any of its subsidiaries has been advised in writing by any Governmental Authority that it is considering issuing (or is considering the appropriateness of issuing) any Order to which the Company or any of its subsidiaries would be a party or subject, (d) to the knowledge of the Company, there are no investigations relating to any regulatory matters pending before any Governmental Authority with respect to the Company or any of its subsidiaries, (e) since December 31, 2009, (i) there have been no subpoenas, written demands or inquiries received by the Company, any of its subsidiaries or any affiliate of the Company or any of its subsidiaries from any Governmental Authority and as to which there is a reasonable possibility of an adverse action, and (ii) no Governmental Authority has requested that the Company or any of its subsidiaries enter into a settlement negotiation or tolling agreement with respect to any matter related to any such subpoena, written demand or inquiry, and (f) to the knowledge of the Company, no officer or director of the Company or any of its subsidiaries is a defendant in any claim, action, proceeding, inquiry, hearing, arbitration or investigation in connection with his or her status as an officer or director of the Company or any of its subsidiaries.

Section 4.12  Employee Benefit Plans.

(a) Section 4.12(a) of the Company Disclosure Letter contains a true and complete list of each “employee benefit plan” (within the meaning of Section 3(3) of ERISA), and all stock purchase, stock incentive, severance, employment, change-in-control, material fringe benefit, deferred compensation plans, programs, policies and arrangements and all other material employee benefit plans, programs, policies or other arrangements, whether or not subject to ERISA, whether formal or informal, legally binding or not, under which (i) any current or former employee, officer, director, consultant or independent contractor of the Company or any of its subsidiaries (“Company Employees”) has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Company or any of its subsidiaries or (ii) under which the Company or any of its subsidiaries has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the “Company Benefit Plans.”

(b) No Company Benefit Plan is a Multiemployer Plan nor is any Company Benefit Plan subject to Section 302 or Title IV of ERISA or Section 412 of the Code. No liability under Title IV or Section 302 of ERISA has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring any such liability, other than liability for premiums due the Pension Benefit Guaranty Corporation (which premiums have been paid when due).

(c) With respect to each Company Benefit Plan, the Company has delivered to Parent or made available a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (i) any related trust agreement or other funding instrument; (ii) the most recent IRS determination or opinion letter; (iii) the summary plan description, plan prospectus and other material written communications made by the Company or any of its subsidiaries concerning the benefits provided under any Company Benefit Plan not otherwise memorialized in any of the foregoing; and (iv) for the three (3) most recent years (A) the Form 5500 and attached schedules, (B) audited financial statements and (C) actuarial valuation reports.

(d) Each Company Benefit Plan has been established and administered in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Code and other applicable Laws, except for instances of noncompliance that would not have a Company Material Adverse Effect; no event has occurred and no condition exists that would subject the Company or any of its subsidiaries, either directly or by reason of their affiliation with any “ERISA Affiliate” (defined as any organization which is a member of a controlled group of organizations within the meaning of Sections 414 of the Code), to any tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other applicable Laws, except for events or conditions that would not have a Company Material Adverse Effect; no non-exempt “prohibited transaction” (as such term is defined in Section 406 of ERISA and Section 4975 of the Code) and no failure to meet minimum funding standards (within the meaning of Sections 412 or 430 of the Code or Section 302 of ERISA), whether or not waived, has occurred with respect to any Company Benefit Plan that would reasonably be expected to result in a Company Material Adverse Effect; and each “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) has been in documentary and operational compliance with Section 409A of the Code and the guidance promulgated thereunder by the Department of Treasury, except for instances of noncompliance that would not have a Company Material Adverse Effect.

(e) Each Company Benefit Plan intended to be qualified within the meaning of Section 401(a) of the Code is so qualified and has either received a favorable determination letter or may rely on a favorable opinion letter issued by the IRS; for each Company Benefit Plan with respect to which a Form 5500 has been filed, no material change has occurred with respect to the matters covered by the most recent Form 5500 since the date thereof; no Company Benefit Plan provides post-employment welfare (including health, medical or life insurance) benefits and neither the Company nor any of its subsidiaries have any obligation to provide any such post-employment welfare benefits now or in the future, other than as required by Section 4980B of the Code or other applicable Laws.

(f) With respect to any Company Benefit Plan: (i) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of the Company, threatened that would reasonably be expected to result in a Company Material Adverse Effect, and (ii) no administrative investigation, audit or other administrative proceeding by the Department of Labor, the Department of Treasury, the IRS or other governmental agencies are pending or to the knowledge of the Company, threatened that would reasonably be expected to result in a Company Material Adverse Effect.

(g) Section 4.12(g) of the Company Disclosure Letter sets forth a true and complete list of, to the Company’s knowledge, (i) all sale, retention or change of control severance or bonus payments payable to any present or former Company Employee, either before or after the Closing, as a result of the consummation of the transactions contemplated under this Agreement, and (ii) all payments of money or property, or the acceleration or provision of any other rights or benefits, to any present or former Company Employee that would not be deductible pursuant to the terms of Section 280G or Section 162(m) of the Code in connection with the transactions contemplated under this Agreement, in each case based upon the assumptions set forth therein.

Section 4.13  Labor Matters.  There are no collective bargaining or other labor union, works council or labor organization agreements to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound. As of the date of this Agreement, none of the employees of the Company or any of its subsidiaries are represented by any union, works council or labor organization with respect to their employment by the Company or such subsidiary. To the knowledge of the Company, as of the date hereof, there is no union organization activity involving any of the employees of the Company or its subsidiaries, pending or threatened. There is no material labor strike, labor dispute, work stoppage or lockout pending, or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries, and since January 1, 2010, there has been no such action. There is no unfair labor practice, charge or complaint pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, that would reasonably be expected to result in a Company Material Adverse Effect. Neither the Company nor any of its subsidiaries has engaged in any plant closing or employee layoff activities since July 1, 2008 that would violate or give rise to an obligation to provide any notice required pursuant to the Worker Adjustment and Retraining Notification Act or any similar Law.

Section 4.14  Trademarks, Patents and Copyrights.

(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and its subsidiaries own. free and clear of all Liens except Permitted Liens, or have the right to use in the manner currently used, all patents, trademarks, trade names, copyrights, Internet domain names, service marks, trade secrets and other intellectual property rights (the “Intellectual Property Rights”) used in connection with the business of the Company and its subsidiaries as currently conducted (the “Company Intellectual Property Rights”). Neither the Company nor any of its subsidiaries has received, in the thirty-six (36) months preceding the date hereof, any written charge, complaint, claim, demand or notice challenging the validity, enforceability, ownership or use of any of the Company Intellectual Property Rights. Section 4.14(a) of the Company Disclosure Letter sets forth a complete and accurate list of all registered Intellectual Property Rights and applications for registration of any Intellectual Property Rights that are owned by the Company and its subsidiaries.

(b) To the Company’s knowledge, the conduct of the business of the Company and its subsidiaries does not infringe upon, misappropriate or otherwise violate any Intellectual Property Rights of any other person, except for any such infringement, misappropriation or other violation that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. None of the Company or any of its subsidiaries has received, in the thirty-six (36) months preceding the date hereof, any written charge, complaint, claim, demand or notice alleging any material infringement, misappropriation or other violation that has not been settled or otherwise fully resolved. To the Company’s knowledge, no other person has infringed, misappropriated or otherwise violated any Company Intellectual Property Rights during the thirty-six (36) months preceding the date hereof, except for any such infringement, misappropriation or other violation as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(c) The Company and its subsidiaries have taken reasonable steps to maintain the confidentiality of or otherwise protect and enforce their rights in all Company Intellectual Property Rights, and to protect and preserve through the use of customary non-disclosure agreements the confidentiality of all confidential information that is owned or held by the Company and its subsidiaries and used in the conduct of the business. To the Company’s knowledge, such confidential information has not been used, disclosed to or discovered by any person except as permitted pursuant to valid non-disclosure agreements which have not been breached.

(d) The Company’s and its subsidiaries’ computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data communication lines and all other information technology equipment and services and all associated documents (the “IT Assets”) operate and perform as necessary for the Company and its subsidiaries to conduct their businesses, and have not materially malfunctioned or failed such that there has been a material impact on the operations of the businesses of the Company and its subsidiaries within the past two (2) years. To the Company’s knowledge, no person has gained unauthorized access to the IT Assets. The Company has implemented reasonable backup and disaster recovery technology consistent with industry practices and Law.

Section 4.15  Taxes.  Except as would not have, individually or in the aggregate, a Company Material Adverse Effect:

(a) For taxable periods commencing on or after December 29, 2008, (i) the Company and each of its subsidiaries has prepared (or caused to be prepared) and timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by any of them and all such filed Tax Returns (taking into account all amendments thereto) are complete and accurate; (ii) the Company and each of its subsidiaries has paid all Taxes that are shown on such Tax Returns to be payable by it, except, in the case of clause (i) or clause (ii) hereof, with respect to matters contested in good faith or for which adequate reserves have been established; (iii) as of the date of this Agreement, there is not pending or, to the knowledge of the Company, threatened in writing any audit, examination, investigation or other proceeding in respect of any Tax; (iv) there are no Liens for Taxes on any of the assets of the Company or any of its subsidiaries other than Permitted Liens; and (v) the Company does not have any liability for the Taxes of another person by reason of (x) being a member of an affiliated, consolidated, combined or unitary group or (y) being party to any tax sharing or similar agreement.

(b) All Taxes (determined both individually and in the aggregate) required to be withheld, collected or deposited by or with respect to the Company and each subsidiary have been timely withheld, collected or deposited as the case may be, and to the extent required, have been paid to the relevant Government Authority.

(c) Neither the Company nor any of its subsidiaries has requested or been granted any waiver of any federal, state, local or foreign statute of limitations with respect to, or any extension of a period for the assessment or collection of any Tax, which waiver or extension is still in effect.

(d) No claim in writing is currently pending by any Government Authority in a jurisdiction where the Company or any of its subsidiaries does not file a Tax Return that any of them may be subject to taxation by that jurisdiction.

(e) Neither the Company nor any of its Subsidiaries has participated in any “listed transaction” within the meaning of Section 6707A of the Code.

(f) Neither the Company nor any of its subsidiaries is a party to, is bound by or has any obligation under any (i) Tax sharing, Tax indemnity or Tax allocation agreement or similar contract or arrangement or (ii) private letter ruling, closing agreement or any similar agreement with a Governmental Authority.

(g) Neither the Company nor any of its subsidiaries has been either a “distributing corporation” or a “controlled corporation” in a distribution occurring during the last five (5) years in which the parties to such distribution treated the distribution as one to which section 355 of the Code is applicable.

Section 4.16  Material Contracts.

(a) As of the date hereof, neither the Company nor any of its subsidiaries is a party to or bound by or any of their respective properties or assets are bound by any:

(i) “material contract” (as such term is defined in item 601(b)(10) of Regulation S-K of the SEC);

(ii) contract relating to third-party indebtedness, including any sale and leaseback transactions, capital leases and other similar financing transactions, or any third-party financial guaranty, in each case in excess of $5,000,000;

(iii) contract to which the Company or any of its subsidiaries is a party that materially restricts the Company or any of its subsidiaries from engaging or competing in any line of business or in any geographic area, or which would so restrict the Company or any of its subsidiaries following a change in control of the Company;

(iv) partnership, joint venture or other similar agreement or arrangement to which the Company or any of its subsidiaries is a party and that is material to the business of the Company or any of its subsidiaries;

(v) contract (1) providing for the disposition or acquisition outside the ordinary course of business by the Company or any of its subsidiaries, with obligations remaining to be performed or liabilities continuing after the date of this Agreement, of any business or any amount of assets that are material to the Company and its subsidiaries, taken as a whole, or (2) pursuant to which the Company or any of its subsidiaries has any ownership interest in any other person or other business enterprise other than other wholly owned subsidiaries of the Company;

(vi) contract relating to any interest rate, derivatives, or hedging transaction;

(vii) (x) settlement or similar contract with any Governmental Authority or (y) any Order or consent of a Governmental Authority to which the Company or any of its subsidiaries is subject that is material to the Company and its subsidiaries taken as a whole;

(viii) contract between the Company or any of its subsidiaries and a customer or client of the Company or any of its subsidiaries involving more than $1,000,000 per annum that includes a most favored customer pricing clause;

(ix) contract (other than those related to ordinary course of business employment or incentive arrangements that are listed on Section 4.12(a) of the Company Disclosure Letter) that involves any director or executive officer of the Company or any of its subsidiaries (or, to the knowledge of the Company, any of his or her affiliates or associates) that cannot be cancelled by the Company (or the applicable subsidiary of the Company) within thirty (30) days prior notice without liability, penalty or premium;

(x) contract which primarily relates to material Intellectual Property Rights owned or licensed by the Company or its subsidiaries to third parties; or

(xi) a contract granting any right of first refusal, right of first offer or similar right with respect to any material assets, rights or properties of the Company or any of its subsidiaries to a person other than the Company or any of its subsidiaries.

Each contract of the type described in this Section 4.16(a) is referred to herein as a “Company Material Contract.”

(b) Neither the Company nor any subsidiary of the Company is in, and no event has occurred that with or without the lapse of time or the giving of notice or both would constitute by the Company or any subsidiary of the Company, a breach of or default under the terms of any Company Material Contract where such breach or default would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. To the knowledge of the Company, no other party to any Company Material Contract is in, and no event has occurred that with or without the lapse of time or the giving of notice or both would constitute by such party a, breach of or default under the terms of any Company Material Contract where such breach or default would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except as set forth on Schedule 4.16(b) of the Company Disclosure Letter, since January 3, 2011 through the date of this Agreement the net aggregate amount of any penalties (net of any bonuses) arising from the Company’s or any of its subsidiaries’ failure to meet the service levels set forth in the Company Material Contracts does not exceed $2,000,000. Each Company Material Contract is a valid and binding obligation of the Company and, to the knowledge of the Company, each other party thereto and is in full force and effect, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect; provided that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Section 4.17  Opinion of Financial Advisor.  The board of directors of the Company has received the written opinion of Credit Suisse Securities (USA) LLC, financial advisor to the Company, on or prior to the date of this Agreement, to the effect that, based upon and subject to various assumptions and qualifications set forth therein, as of the date of such opinion, the Merger Consideration to be received by each holder of outstanding Common Stock in the Merger is fair, from a financial point of view, to the holders of Common Stock, other than certain excluded persons. A true and correct copy of such opinion has been delivered to Parent solely for informational purposes.

Section 4.18  Vote Required.  The affirmative vote of the holders of outstanding Common Stock, voting together as a single class, representing at least two-thirds of all the votes entitled to be cast thereupon by holders of Common Stock (the “Requisite Stockholder Approval”) is the only vote of holders of securities of the Company that is necessary to approve and adopt this Agreement and the transactions contemplated hereby.

Section 4.19  Brokers.  No broker, finder, investment banker or other firm or person other than Credit Suisse Securities (USA) LLC is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Company or any of its affiliates.

Section 4.20  Real Property.

(a) None of the Company or any of its subsidiaries owns any freehold estate in any real property which is used in the Company’s business.

(b) Section 4.20 of the Company Disclosure Letter lists all leases, subleases or other agreements under which the Company uses or occupies or has the right to use or occupy any real property in excess of 50,000 square feet

(collectively, the “Company Leases”). The Company has made available to Parent a true, correct and complete copy of each Company Lease. Each Company Lease is in full force and effect and is valid and binding on the Company and its subsidiaries, as applicable and, to the knowledge of the Company, each other party thereto and enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles) and neither the Company nor any of its subsidiaries is in breach of or default under, or has received written notice of any breach of or default under, any Company Lease, and to the knowledge of the Company, no event has occurred that with or without notice or lapse of time or both would constitute a breach or default thereunder by any party thereto or would permit the termination, modification or acceleration of rent thereunder, except, in each case, for such breaches, defaults, terminations, modifications or accelerations that can not, individually or in aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 4.21  Insurance.  Except as has not had, individually or in the aggregate, a Company Material Adverse Effect, all material policies of insurance maintained by the Company or any of its subsidiaries are in full force and effect, no notice of cancellation has been received with respect to such policies (other than in connection with ordinary renewals) and there is no existing default or event which, with or without the giving of notice of lapse of time or both, would constitute a default, by any insured thereunder. There is no material claim by the Company or any of its subsidiaries pending under any such insurance policies covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company and its subsidiaries as to which coverage has been questioned, denied or disputed by the underwriters of such policy.

Section 4.22  Environmental.  Except as has not had, individually or in the aggregate, a Company Material Adverse Effect:

(a) The Company and its subsidiaries are, and since January 1, 2008 have been, in compliance with all applicable Environmental Laws, which compliance includes the possession and maintenance of, and compliance since January 1, 2008 with, all Company Permits required under applicable Environmental Laws for the operation of the business of the Company and its subsidiaries as presently conducted.

(b) None of the Company or any of its subsidiaries has transported, produced, processed, manufactured, generated, used, treated, handled, stored, released or disposed of any Hazardous Substances, except in compliance with applicable Environmental Laws and in a manner not reasonably expected to require investigation, cleanup, removal, containment or any other remediation or further compliance under Environmental Law.

(c) None of the Company or any of its subsidiaries has exposed any employee or any third party to Hazardous Substances in violation of any Environmental Law or as would reasonably be expected to result in liability of the Company or any of its subsidiaries.

(d) None of the Company or any of its subsidiaries is a party to or is the subject of any pending, or, to the knowledge of the Company, threatened claim, action, proceeding or investigation before any arbitrator or Governmental Authority alleging any liability under or noncompliance with any Environmental Law or seeking to impose any financial responsibility for any investigation, cleanup, removal, containment or any other remediation or compliance under any Environmental Law. To the knowledge of the Company, there are no facts, occurrences or circumstances that would reasonably be expected to give rise to any such claim, action, proceeding or investigation. None of the Company or any of its subsidiaries is subject to any Order or agreement by or with any Governmental Authority or third party imposing any material liability or obligation with respect to any of the foregoing.

(e) The representations and warranties in this Section 4.22, and as applicable to environmental matters, Sections 4.5(b) and 4.10, are the sole and exclusive representations and warranties of the Company with respect to environmental matters, including matters relating to Environmental Law or Hazardous Substances.

Section 4.23  Title to Assets.  Except with respect to matters related to real property (which are addressed in Section 4.20) and Intellectual Property Rights (which are addressed in Section 4.14), each of the Company and its subsidiaries has good, valid and marketable title to, or a valid leasehold interest in, all of the material properties and material assets owned or leased by them, in each case, free and clear of Liens, other than Permitted Liens, and except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 4.24  Customers and Vendors.  Section 4.24 of the Company Disclosure Letter contains a list of the top ten customers and top five vendors of the Company and its subsidiaries on the basis of revenues and sales to the Company and its subsidiaries for the fiscal year ended January 2, 2011 (respectively, the “Material Customers” and the “Material Vendors”). Since January 3, 2011, no Material Customer or Material Vendor has canceled, terminated or materially and adversely modified or, to the knowledge of the Company, threatened in writing to cancel, terminate or materially and adversely modify (including by decreasing the rate of services obtained from or provided to the Company and its subsidiaries), its relationship with the Company and its subsidiaries, other than in connection with modifications conducted in the ordinary course of business, and except in the case of any such cancellation, termination, adverse modification or threat in writing after the date of this Agreement as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its subsidiaries is currently, or has been since January 3, 2011, involved in any dispute with a Material Customer or Material Vendor, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 4.25  Confidentiality Obligations; Data Privacy.  The conduct of the Company’s and its subsidiaries’ businesses as conducted, and as currently proposed by the Company and its subsidiaries to be conducted, does not violate or conflict with any obligation of confidentiality or use to any other person, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company and its subsidiaries have collected, stored, maintained, used and processed personal information from customers in accordance with applicable data protection and privacy Laws and is compliance with the privacy regulations set forth in 45 C.F.R. parts 160 and 164 (Subparts A and E), and the security regulations set for the in 45 C.F.R. Parts 160 and 164 (subparts A and C), and any amendments to the privacy and security regulations under the Health Information Technology for Economic and Clinical Health Act, part of the American Recovery and Reinvestment Act of 2009, as well as any corresponding or similar Laws, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company and its subsidiaries have written agreements with each third party service provider having access to any such personal information or data requiring compliance with such applicable Laws and/or contractual commitments, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 4.26  Transactions with Affiliates.  Section 4.26 of the Company Disclosure Letter sets forth all arrangements, commitments, receivables, payables and contracts (other than those related to ordinary course of business employment or incentive arrangements) (“Affiliate Contracts”) between the Company or any of its subsidiaries, on the one hand, and any executive officer or director of the Company or any of its subsidiaries or their respective affiliates (other than the Company or any of its subsidiaries), on the other hand, and each Affiliate Contract will be terminated and receivables and payables will be settled prior to or effective as of the Closing.

Section 4.27  Foreign Corrupt Practices Act Compliance.  Neither the Company, any of its subsidiaries nor, to the knowledge of the Company, any director, officer, employee, or agent of the Company or any of its subsidiaries has (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity, (b) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or (c) made any other unlawful payment. Since January 1, 2008, neither the Company nor any of its subsidiaries has disclosed to any Governmental Authority that it violated or may have violated any Law relating to anti-corruption, bribery or similar matters.

Section 4.28  No Other Representations or Warranties.  Except for the representations and warranties contained in this Article IV, neither the Company nor any other person on behalf of the Company makes any express or implied representation or warranty with respect to the Company or with respect to its business, operations or condition. Except as otherwise set forth in this Agreement, neither the Company nor any other person will have or be subject to any liability or indemnification obligation to Parent, Acquisition Sub or any other person resulting from the distribution or failure to distribute to Parent or Acquisition Sub, or Parent’s or Acquisition Sub’s use of, any such information, including any information, documents, projections, forecasts or other material made available to

Parent or Acquisition Sub in certain “data rooms” or management presentations in expectation of the transactions contemplated by this Agreement, unless any such information is a subject of a representation or warranty contained in this Article IV.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION SUB

Except as disclosed in the separate disclosure letter which has been delivered by Parent to the Company prior to the execution of this Agreement (the “Parent Disclosure Letter”), Parent and Acquisition Sub hereby jointly and severally represent and warrant to the Company as of the date hereof as follows:

Section 5.1  Organization and Qualification; Subsidiaries.  Each of Parent and Acquisition Sub is a corporation or legal entity duly organized or formed, validly existing and in good standing, under the laws of its jurisdiction of organization or formation and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power, authority and governmental approvals would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Each of Parent and Acquisition Sub is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

Section 5.2  Articles of Incorporation, By-Laws, and Other Organizational Documents.  Parent has made available to the Company a complete and correct copy of the certificate of incorporation, by-laws (or equivalent organizational documents), and other organizational documents, agreements or arrangements, each as amended to date, of each of Parent and Acquisition Sub (collectively, “Parent Organizational Documents”). The Parent Organizational Documents are in full force and effect. None of Parent or Acquisition Sub is in violation of any provision of the Parent Organizational Documents, except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

Section 5.3  Authority Relative to Agreement.  Each of Parent and Acquisition Sub has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Acquisition Sub and the consummation by Parent and Acquisition Sub of the Merger and the other transactions contemplated hereby have been duly and validly authorized by all necessary action, and no other corporate proceedings on the part of Parent or Acquisition Sub are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby (other than, with respect to the Merger, the filing of the Articles of Merger with the Secretary of State). This Agreement has been duly and validly executed and delivered by Parent and Acquisition Sub and, assuming the due authorization, execution and delivery by the Company, this Agreement constitutes a legal, valid and binding obligation of Parent and Acquisition Sub, enforceable against Parent and Acquisition Sub in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles).

Section 5.4  No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by Parent and Acquisition Sub does not, and the performance of this Agreement by Parent and Acquisition Sub and the consummation of the Merger and the other transactions contemplated hereby will not, (i) conflict with or violate the certificate of incorporation or by-laws (or equivalent organizational documents) of (A) Parent or (B) Acquisition Sub, (ii) assuming the consents, approvals and authorizations specified in Section 5.4(b) have been received and the waiting periods referred to therein have expired, and any condition precedent to such consent, approval, authorization, or waiver has been satisfied, conflict with or violate any Law applicable to Parent or Acquisition Sub or by which any property or asset of Parent or Acquisition Sub is bound or affected or (iii) result in any breach of or constitute a default (with or without notice or lapse of time, or both) under, or give rise in others any right of termination, amendment, modification, acceleration or cancellation of, or result in the creation of a Lien, other than any Lien required or permitted under any debt financing that Parent may raise in connection with the transactions contemplated by this Agreement, upon any of the properties or assets of Parent or Acquisition Sub pursuant to, any note, bond, mortgage, indenture or credit agreement, or any other contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Acquisition Sub or any of their respective assets is bound or affected, other than, in the case of clauses (ii) and (iii), for any such violation, conflict, default, termination, cancellation, modification, acceleration or Lien that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

(b) The execution and delivery of this Agreement by Parent and Acquisition Sub do not, and the consummation by Parent and Acquisition Sub of the transactions contemplated by this Agreement will not, require any consent, approval, authorization, waiver or permit of, or filing with or notification to, any Governmental Authority, except for applicable requirements of (i) the Exchange Act, (ii) Antitrust Laws, (iii) the filing of the Articles of Merger with the Secretary of State of Illinois as provided under the IBCA and (iv) the rules of NASDAQ, and except where failure to obtain such consents, approvals, authorizations, waivers or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

Section 5.5  Absence of Litigation.  There is no claim, action, proceeding, inquiry, hearing, arbitration or investigation pending or, to the knowledge of Parent, threatened against Parent or Acquisition Sub or any of their respective properties or assets at law or in equity, and there are no Orders before any arbitrator or Governmental Authority, to which Parent or Acquisition Sub is a party or subject, in each case as would, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

Section 5.6  Guaranty.  Concurrently with the execution of this Agreement, Parent and Acquisition Sub have delivered to the Company the Guaranty of the Guarantor, dated as of the date hereof, in respect of all the payment obligations of Parent or Acquisition Sub pursuant to this Agreement and all liabilities and damages payable by Parent or Acquisition Sub arising under or in connection with this Agreement. The Guaranty is in full force and effect and is a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity and the discretion of the court before which any proceeding therefor may be brought), and no event has occurred which, with or without notice, lapse of time or both, could constitute a default on the part of the Guarantor under such Guaranty.

Section 5.7  Capitalization of Acquisition Sub.  As of the date of this Agreement, the authorized share capital of Acquisition Sub consists of 100 shares, no par value per share, all of which are validly issued and outstanding. All of the issued and outstanding share capital of Acquisition Sub is, and at the Effective Time will be, owned by Parent or a direct or indirect wholly owned subsidiary of Parent. Acquisition Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, and it has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

Section 5.8  Brokers.  No broker, finder or investment banker or other firm or person is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Parent or the Guarantor.

Section 5.9  Solvency.  None of Parent, Acquisition Sub or Guarantor is entering into the transactions contemplated by this Agreement with the actual intent to hinder, delay or defraud either present or future creditors of the Company or any of its subsidiaries. Each of Parent and the Surviving Corporation will be, assuming (x) satisfaction of the conditions to Parent’s and Acquisition Sub’s obligation to consummate the Merger, or waiver of such conditions, (y) the accuracy as of the Effective Time of the representations and warranties of the Company set forth in Article IV hereof (for such purposes, such representations and warranties shall be true and correct in all material respects without giving effect to any “knowledge”, materiality or “Material Adverse Effect” qualification or exception), and (z) estimates, projections or forecasts provided by the Company to Parent prior to the date hereof have been prepared in good faith on assumptions that were and continue to be reasonable, Solvent as of the Effective Time and immediately after consummation of the transactions contemplated hereby. As used in this Section 5.9, the term “Solvent” means, with respect to a particular date, that on such date, (a) the sum of the assets, at a fair valuation, of Parent and the Surviving Corporation (on a consolidated basis) and of each of them (on a stand alone basis) will exceed their debts, (b) each of Parent and the Surviving Corporation (on a consolidated basis) and each of them (on a stand alone basis) has not incurred debts beyond its ability to pay such debts as such debts mature and (c) each of Parent and the Surviving Corporation (on a consolidated basis) and each of them (on a stand-alone basis) does not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged. For purposes of this Section 5.9, “debt” means any liability on a claim, and “claim” means any (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured and (ii) any right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

Section 5.10  Parent Ownership of Company Securities.  None of Parent, the Guarantor or any of their respective subsidiaries has been, at any time during the three years preceding the date hereof, an “interested shareholder” of the Company, as defined in Section 7.85 and/or Section 11.75 of the IBCA.

Section 5.11  Acknowledgement of Disclaimer of Other Representations and Warranties.  Parent and Acquisition Sub acknowledge that, to their knowledge, as of the date hereof, they and their Representatives have received access to such books and records, facilities, equipment, contracts and other assets of the Company which they and their Representatives, as of the date hereof, have requested to review, and that they and their Representatives have had full opportunity to meet with the management of the Company and to discuss the business and assets of the Company. Parent and Acquisition Sub each acknowledges and agrees that, without limitation of the representations and warranties set forth in this Agreement and except as otherwise set forth in this Agreement or the Voting Agreement, (a) neither the Company nor any of its subsidiaries, nor any of their respective Representatives on behalf of the Company or any of its subsidiaries, nor any other person on behalf of the Company or any of its subsidiaries, makes, or has made, any representation or warranty relating to the Company or its business or otherwise in connection with the Merger and Parent and Acquisition Sub are not relying on any representation or warranty except for those set forth in this Agreement or the Voting Agreement, (b) no person has been authorized by the Company or any of its subsidiaries to make any representation or warranty relating to the Company or any of its subsidiaries or their respective businesses in connection with the Merger, and if made, such representation or warranty must not be relied upon by Parent or Acquisition Sub as having been authorized by such person, (c) any estimate, projection, prediction, data, financial information, memorandum, presentation or any other materials or information regarding the Company provided or addressed to Parent, Acquisition Sub or any of their Representatives are not and shall not be deemed to be or include representations or warranties unless any such materials or information is a subject of a representation or warranty set forth in Article IV of this Agreement and (d) neither the Company nor any of its subsidiaries, nor any of their respective Representatives, nor any other person, will have or be subject to any liability or indemnification obligation or other obligation of any kind or nature to Parent, Acquisition Sub or any of their affiliates, stockholders or Representatives resulting from the distribution of or use by Parent, Acquisition Sub or any of their affiliates, stockholders or Representatives of such information, unless any such materials or information is a subject of a representation or warranty set forth in Article IV of this Agreement.

ARTICLE VI

COVENANTS AND AGREEMENTS

Section 6.1  Conduct of Business by the Company Pending the Merger.  The Company covenants and agrees that, between the date of this Agreement and the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, except as may be required by Law or as may be agreed in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), the business of the Company and its subsidiaries shall be conducted only in, and such entities shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and the Company and its subsidiaries shall use their reasonable best efforts to preserve substantially intact the Company’s business organization, maintain existing relations and goodwill with Governmental Authorities, customers, suppliers and business associates and to keep available the services of those of their current officers, employees and consultants who are integral to the operation of their businesses as currently conducted. Furthermore, the Company agrees with Parent that, except (1) as may be required by Law, (2) as may be agreed in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), (3) as may be expressly required, expressly contemplated or expressly permitted by this Agreement or (4) as set forth in Section 6.1 of the Company Disclosure Letter, the Company shall not:

(a) adopt, amend or publicly propose to amend or otherwise change, in any material respect, the Amended and Restated Articles of Incorporation or By-laws of the Company or such equivalent organizational documents of any of its subsidiaries;

(b) merge or consolidate the Company or any of its subsidiaries with any other person, except for any such transactions among wholly owned subsidiaries of the Company, or restructure, reorganize or completely or partially liquidate the Company or any of its subsidiaries;

(c) except for transactions among the Company and its wholly owned subsidiaries or among the Company’s wholly owned subsidiaries, or as otherwise contemplated in Section 6.1(f) of this Agreement, (i) split, combine, subdivide, reclassify, purchase, redeem or otherwise acquire, issue, sell, pledge, dispose, encumber or grant any shares of its or its subsidiaries’ capital stock, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of its or its subsidiaries’ capital stock, (ii) enter into any amendment of any term of any of its outstanding securities or (iii) accelerate the vesting of any options, warrants or other rights of any kind to acquire shares of capital stock to the extent that such acceleration of vesting does not occur automatically under the terms of any such interests or plans governing such interest in effect as of the date hereof; provided, however that (x) the Company may issue shares upon exercise of any Company Option outstanding as of the date hereof, in each case in accordance with the terms thereof or as may be granted after the date hereof under Section 6.1(f), (y) the Company may issue shares as required by any Company Benefit Plans in accordance with the terms thereof as in effect on the date hereof, and (z) the Company may acquire shares of capital stock in connection with tax withholdings and exercise price settlements upon the exercise of Company Options outstanding as of the date hereof in accordance with the terms thereof or as may be granted after the date hereof under Section 6.1(f);

(d) declare, authorize, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to the Company’s or any of its subsidiaries’ capital stock, other than dividends paid by any subsidiary of the Company to the Company or any wholly owned subsidiary of the Company or enter into any agreement with respect to voting of its capital stock other than the Voting Agreement;

(e) except as required pursuant to Company Benefit Plans as in effect as of the date hereof, or as otherwise required by Law, (i) increase the compensation or other benefits payable or to become payable to directors or officers of the Company or its subsidiaries, (ii) grant any severance or termination pay to, or enter into any severance agreement with any director or officer of the Company or any of its subsidiaries, (iii) enter into or amend any employment agreement with any officer of the Company (except to the extent necessary to replace a departing employee), or (iv) establish, adopt, enter into, amend or terminate any collective bargaining agreement, plan, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees or any of their beneficiaries;

(f) (x) grant, confer or award options or other rights to acquire any of its or its subsidiaries’ capital stock, except as required under Company Benefit Plans as in effect as of the date hereof or agreements executed prior to, and as in effect as of, the date hereof or pursuant to Section 6.1(e), or (y) take any action to cause to be exercisable any otherwise unexercisable option under any existing stock plan, except as provided by this Agreement in connection with the consummation of the transactions contemplated by this Agreement pursuant to Company Benefit Plans as in effect as of the date hereof;

(g) acquire (including by merger, consolidation, or acquisition of stock or assets), except in respect of any merger, consolidation, business combination among the Company and its wholly owned subsidiaries or among the Company’s wholly owned subsidiaries, any corporation, partnership, limited liability company, joint venture, other business organization or any division or material amount of assets thereof, except with respect to acquisitions with collective purchase prices not exceeding $5,000,000 in the aggregate;

(h) incur any indebtedness, including any sale and leaseback transactions, capital leases and other similar financing transactions, or guarantee any such indebtedness for any person (other than a wholly owned Company subsidiary) or issue or sell any debt securities or warrants or other rights to acquire any debt security of the Company or any of its subsidiaries in excess of $10,000,000 in the aggregate, except for indebtedness (i) incurred under the Company’s existing credit facilities or incurred to replace, renew, extend, refinance or refund any existing indebtedness, or (ii) for borrowed money incurred pursuant to agreements in effect prior to the execution of this Agreement;

(i) (A) modify or amend, or grant any release or relinquish any material rights under, any Company Material Contract or (B) enter into or become bound by any agreement that if entered into prior to the date hereof would be a Company Material Contract (but not of a type referred to in clauses (ii)-(xi) of Section 4.16), other than in each case in the ordinary course of business consistent with past practice;

(j) make any material change to its methods of tax or financial accounting in effect at January 2, 2011, except as required by GAAP (or any interpretation thereof) or a change in applicable Law;

(k) except for transactions among the Company and its wholly owned subsidiaries or among the Company’s wholly owned subsidiaries, sell, lease, license, transfer, exchange or swap, divest, cancel, abandon or allow to lapse or expire, mortgage or otherwise encumber or subject to any Lien (other than Permitted Liens) or otherwise dispose of any material portion of its properties or assets, except (A) pursuant to existing agreements set forth on Section 6.1(k) of the Company Disclosure Letter as in effect immediately prior to the execution of this Agreement or (B) as may be required by applicable Law or any Governmental Authority in order to permit or facilitate the consummation of the transactions contemplated hereby;

(l) make any loans, advances or capital contributions to or investments in any other person (other than the Company or wholly owned subsidiary of the Company), other than cash management or investment portfolio activities or advances to employees, in each case in the ordinary course of business consistent with past practice;

(m) except as set forth in the capital budgets disclosed in Section 6.1(m) of the Company Disclosure Letter, make or authorize any capital expenditure in excess of $5,000,000 in the aggregate;

(n) compromise, settle or agree to settle any suit, action, claim, proceeding or investigation (including any suit, action, claim, proceeding or investigation relating to this Agreement or the transactions contemplated hereby) or pay, discharge or satisfy or agree to pay, discharge or satisfy any claim, liability or obligation (absolute or accrued, asserted or unasserted, contingent or otherwise) other than the compromise, settlement, payment, discharge or satisfaction of claims, liabilities or obligations in the ordinary course of business consistent with past practice which in any event does not exceed (x) with respect to compromises, settlements, payments, discharges and satisfactions of claims, liabilities or obligations with or involving customers of the Company or any of its subsidiaries, $1,000,000 in the aggregate, and (y) with respect to all other compromises, settlements, payments, discharges and satisfactions of claims (including in regards to any suit, action, claim, proceeding or investigation relating to this Agreement or the transactions contemplated hereby), liabilities or obligations, $2,500,000 in the aggregate;

(o) except as required by Law or, in the case of filing any amended Tax Returns, as would not reasonably be expected to result in a material liability of the Company or its subsidiaries, make or change any Tax election, file any amended Tax Returns, settle or compromise any material Tax liability of the Company or any of its subsidiaries, agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of Taxes of the Company or any of its subsidiaries, enter into any closing agreement with respect to any Tax or surrender any right to claim a Tax refund;

(p) open any material new offices or facilities or relocate or close any material existing offices or facilities, or file any application with any Governmental Authority to do any of the foregoing, except for openings, closings and relocations in progress on the date of this Agreement or planned on the date hereof and disclosed in Section 6.1(p) of the Company Disclosure Letter;

(q) enter into any material line of business other than the lines of business in which the Company and its subsidiaries are currently engaged or distribute products or services other than the products and services the Company and its subsidiaries are currently distributing; or

(r) authorize or enter into any written agreement, recommend, publicly propose or announce an intention to or otherwise make any commitment to do any of the foregoing.

Section 6.2  Proxy Statement.

(a) Covenants of the Company.  The Company shall prepare and cause to be filed with the SEC as promptly as reasonably practicable after the date hereof a proxy statement (together with any amendments thereof or supplements thereto, the “Proxy Statement”) relating to the meeting of the Company’s stockholders to be held to consider the adoption and approval of this Agreement and the Merger. The Company will provide to Parent a reasonable opportunity to review and comment upon the Proxy Statement prior to filing the same with the SEC (and to review and comment on any comments of the SEC or its staff on the Proxy Statement), and shall reasonably consider all comments made by Parent and its counsel, prior to the filing thereof. The Company shall include in the Proxy Statement the text of this Agreement and, except to the extent provided in Section 6.6(c), the recommendation of the board of directors of the Company that the Company’s stockholders approve and adopt this Agreement. The Company shall use all reasonable best efforts to respond, as promptly as reasonably practicable, to any comments by the SEC staff in respect of the Proxy Statement. None of the information with respect to the Company or its subsidiaries to be included in the Proxy Statement will, at the time of the mailing of the Proxy Statement or any amendments or supplements thereto and at the time of the Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall use its reasonable best efforts so that the Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

(b) Covenants of Parent.  None of the information supplied in writing by Parent specifically for inclusion in the Proxy Statement will, at the time of the mailing of the Proxy Statement or any amendments or supplements thereto and at the time of the Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) Cooperation.  The Company, Parent and Acquisition Sub shall cooperate and consult with each other in preparation of the Proxy Statement. Without limiting the generality of the foregoing, each of Parent and Acquisition Sub will furnish to the Company the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement. The Company shall not be required to provide Parent or Acquisition Sub the opportunity to review or comment on or permit Parent or Acquisition Sub to participate in any discussions with the SEC regarding the Proxy Statement or any other filing to the extent of any disclosure regarding a Change of Recommendation made in accordance with Section 6.6(c).

(d) Mailing of Proxy Statement; Amendments.  As promptly as reasonably practicable after the Proxy Statement has been cleared by the SEC, the Company shall mail the Proxy Statement to the holders of Common Stock as of the record date established for the Stockholders’ Meeting. If at any time prior to the Effective Time any event or circumstance relating to the Company or Parent or any of the Company’s or Parent’s subsidiaries, or their respective officers or directors, should be discovered by the Company or Parent, respectively, which, pursuant to the Exchange Act, should be set forth in an amendment or a supplement to the Proxy Statement, such party shall promptly inform the others. Each of Parent, Acquisition Sub and the Company agree to correct any information provided by it for use in the Proxy Statement which shall have become false or misleading. Each party shall use its reasonable best efforts so that all documents that such party is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable requirements of the Exchange Act.

Section 6.3  Stockholders’ Meetings.  The Company shall, as promptly as reasonably practicable following the date of this Agreement, establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders, for the purpose of voting upon the adoption of this Agreement and approval of the Merger (the “Stockholders’ Meeting”), and the Company shall hold the Stockholders’ Meeting. At such Stockholders’ Meeting, the Company shall recommend to its stockholders the adoption of this Agreement and approval of the Merger (the “Company Recommendation”). Notwithstanding the foregoing, the Company shall not be obligated to recommend to its stockholders the adoption of this Agreement or approval of the Merger at its Stockholders’ Meeting to the extent that the board of directors of the Company makes a Change of Recommendation in accordance with Section 6.6(c).

Section 6.4  Appropriate Action; Consents; Filings.

(a) Subject to Section 6.6, the parties hereto will use their respective reasonable best efforts to consummate and make effective the transactions contemplated hereby and to cause the conditions to the Merger set forth in Article VII to be satisfied, including (i) the obtaining and maintaining of all necessary actions or nonactions, consents and approvals from Governmental Authorities or other persons necessary in connection with the consummation of the transactions contemplated by this Agreement and the making of all necessary registrations and filings (including filings with Governmental Authorities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval from, or to avoid an action or proceeding by, any Governmental Authority or other persons necessary in connection with the consummation of the transactions contemplated by this Agreement, (ii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions performed or consummated by such party in accordance with the terms of this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed, and (iii) the execution and delivery of any additional instruments necessary to consummate the Merger and other transactions to be performed or consummated by such party in accordance with the terms of this Agreement and to carry out fully the purposes of this Agreement. Each of the parties hereto shall promptly (and in no event later than ten (10) Business Days following the date that this Agreement is executed) make its respective filings, and thereafter make any other submissions required or advisable under the HSR Act or other Antitrust Law with respect to the transactions contemplated hereby.

(b) Parent and Acquisition Sub agree to use their reasonable best efforts to take (and to cause their affiliates to take) promptly any and all steps necessary to avoid or eliminate each and every impediment and obtain all consents under any Antitrust Laws that may be required by any foreign or U.S. federal, state or local Governmental Authority, in each case with competent jurisdiction, so as to enable the parties to close the transactions contemplated by this Agreement as promptly as reasonably practicable, including committing to or effecting, by consent decree, hold separate orders, trust, or otherwise, the sale or disposition of such assets or businesses as are required to be divested in order to avoid the entry of, or to effect the dissolution of or vacate or lift, any Order, that would otherwise have the effect of preventing or materially delaying the consummation of the Merger and the other transactions contemplated by this Agreement. Further, and for the avoidance of doubt, Parent will take any and all actions necessary in order to ensure that (x) no requirement for any non-action by or consent or approval of the Antitrust Division or other foreign or U.S. Governmental Authority, (y) no decree, judgment, injunction, temporary restraining order or any other order in any suit or proceeding, and (z) no other matter relating to any Antitrust Laws would preclude consummation of the Merger by the Termination Date.

(c) Promptly following the date hereof, Parent and the Company shall cooperate with one another to determine any notices that need to be provided to third parties, and the Company shall use its reasonable best efforts to obtain any third party consents not covered by paragraphs (a) and (b) above that are necessary, proper or advisable to consummate the Merger as reasonably determined by Parent; provided that the Company and its subsidiaries shall not seek any such consent of their respective customers without the prior consent of Parent, which consent shall not be unreasonably withheld, delayed or conditioned. Each of the parties hereto will furnish to the other such necessary information and reasonable assistance as the other may request in connection with the preparation of any governmental filings or submissions and will cooperate in responding to any inquiry from or material communication with a Governmental Authority, including immediately informing the other party of such inquiry or communication, consulting in advance before making any presentations or submissions to a Governmental Authority, and supplying each other with copies of all material correspondence, filings or communications between either party and any Governmental Authority with respect to this Agreement. Notwithstanding the foregoing, obtaining any third party consents pursuant to this paragraph (c) shall not be considered a condition to the obligations of the Parent and Acquisition Sub to consummate the Merger pursuant to Section 7.2.

Section 6.5  Access to Information; Confidentiality.

(a) From the date hereof to the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, to the extent permitted by applicable Law, the Company will (and will cause its subsidiaries to) provide to Parent and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, “Representatives”) reasonable access during normal business hours to the Company’s employees, customers, properties, books, contracts, Tax Returns and records (including the work papers of independent accountants subject to the consent of such independent accountants) and other information as Parent may reasonably request regarding the business, assets, liabilities, employees and other aspects of the Company (but not including access to perform physical or environmental examinations or to take samples of the soil, ground water, air or products) and, during such period, furnish in advance to Parent a copy of each report, schedule, registration statement and other document to be filed by it during such period pursuant to the requirements of federal or state securities laws; provided, however, that the Company shall not be required to provide such access if it would constitute a waiver of the attorney-client privilege, work product doctrine or other privilege held by the Company or otherwise violate any applicable Laws. Any investigation conducted pursuant to the access contemplated by this Section 6.5 shall be conducted in a manner that does not unreasonably interfere with the conduct of the business of the Company and its subsidiaries or create a material risk of damage or destruction to any property or assets of the Company or any of its subsidiaries. Any access to the Company’s properties shall be subject to the Company’s reasonable security measures and insurance requirements and shall not include the right to perform invasive testing.

(b) The parties shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement.

Section 6.6  No Solicitation of Competing Proposal.

(a) From and after the date of this Agreement until the earlier of the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, the Company agrees that neither it nor any subsidiary of the Company shall, and that it shall use its reasonable best efforts to cause its and their respective Representatives not to, directly or indirectly: (i) solicit, initiate or knowingly facilitate or encourage (including by way of providing information) any inquiries, proposals or offers that constitute or may reasonably be expected to lead to, any Competing Proposal, (ii) participate in any negotiations regarding, or furnish to any person any nonpublic information with respect to, any Competing Proposal, (iii) engage in discussions with any person with respect to any Competing Proposal, (iv) approve or recommend any Competing Proposal, (v) enter into any letter of intent, memorandum of understanding or similar document or any agreement or commitment relating to any Competing Proposal, (vi) enter into any agreement or agreement in principle requiring, directly or indirectly, the Company to abandon, terminate or fail to consummate the transactions contemplated hereby or breach its obligations hereunder, or (vii) publicly propose or agree to do any of the foregoing. The Company shall ensure that its Representatives are aware of the provisions of this Section 6.6, and any violation of the restrictions contained in this Section 6.6 by its board of directors (including any committee thereof) or its Representatives shall be deemed to be a breach of this Section 6.6 by the Company.

(b) Notwithstanding the limitations set forth in Section 6.6(a), if after the date hereof but prior to receipt of the Requisite Stockholder Vote, the Company receives an unsolicited written Competing Proposal which the board of directors of the Company determines in good faith after consultation with the Company’s legal and financial advisors constitutes or would reasonably be expected to result in, after the taking of any of the actions referred to in either of clause (x) or (y) below, a Superior Proposal, the Company may take the following actions: (x) furnish nonpublic information to the third party making such Competing Proposal, if, and only if, prior to so furnishing such information, the Company receives from the third party an executed confidentiality agreement (which confidentiality agreement shall contain terms (including a “standstill”) no less favorable to the Company than those set forth in the Confidentiality Agreement) and substantially concurrently furnishes such nonpublic information to Parent to the extent such information was not previously furnished to Parent and (y) engage in discussions or negotiations with the third party with respect to the Competing Proposal, in each case only to the extent that the board of directors of the Company concludes in good faith (after receiving the advice of its outside counsel) that failure to take such actions would be inconsistent with the directors’ exercise of their fiduciary duties under applicable Law; provided, however, that prior to the Company taking such actions as described in clauses (x) and (y) above, the Company shall have provided written notice to Parent of such determination of the board of directors of the Company. The Company shall keep Parent reasonably informed on a current basis (within no more than 24 hours) of any material developments in the status and terms of any such Competing Proposal or inquiry (including whether such Competing Proposal or inquiry has been withdrawn or rejected and any material change to the terms thereof).

(c) From and after the date of this Agreement until the earlier of the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.1 and except as otherwise provided for in the immediately following sentence, neither the board of directors of the Company nor any committee thereof shall withdraw, qualify or modify or publicly propose to withdraw, qualify or modify, in any manner, the Company Recommendation (a “Change of Recommendation”). Notwithstanding the foregoing, at any time prior to receipt of the Requisite Stockholder Vote the board of directors of the Company may effect a Change of Recommendation if the board of directors of the Company has concluded in good faith after consultation with the Company’s legal and financial advisors that the failure of the board of directors of the Company to effect a Change of Recommendation would be inconsistent with the directors’ exercise of their fiduciary duties under applicable Law; provided, however, that (A) the Company shall have first provided three (3) Business Days prior written notice to Parent of its intention to make a Change of Recommendation and the basis therefor (which notice, if provided because of a Superior Proposal, shall be accompanied by a copy of the relevant proposed transaction agreements with the party making such Superior Proposal (and any other related material documents)), (B) if requested by Parent, the Company shall have negotiated, and caused its financial and legal advisors to negotiate, in good faith with Parent for a period of three (3) Business Days since the delivery of such notice to amend the terms of this Agreement to address the reasons for the proposed Change of Recommendation, and (C) if Parent delivers a written and binding offer to alter the terms of the Agreement during such three (3) Business Day period, the board of directors of the Company shall have concluded in good faith after consultation with the Company’s legal and financial advisors that the failure of the board of directors to effect a Change of Recommendation would still be inconsistent with the directors’ exercise of their fiduciary duties under applicable Law.

(d) Nothing contained in this Agreement shall prohibit the Company or the board of directors of the Company from complying with Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act; provided, that such Rules will in no way eliminate or modify the effect that any action pursuant to such Rules would otherwise have under this Agreement; and provided, further, that any such disclosure (other than a “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act) shall be deemed to be a Change of Recommendation unless the board of directors of the Company expressly and concurrently reaffirms the Company Recommendation.

(e) As used in this Agreement, “Competing Proposal” shall mean any bona fide proposal (other than a proposal or offer by Parent or any of its subsidiaries) relating to any direct or indirect (i) merger, reorganization, share exchange, consolidation, business combination, recapitalization, dissolution, liquidation or similar transaction involving the Company or any of its subsidiaries, whose assets individually or in the aggregate, constitute fifteen percent (15%) or more of the consolidated assets of the Company and its subsidiaries as determined on a book-value basis; (ii) the acquisition by any person of fifteen percent (15%) or more of the assets of the Company and its subsidiaries, taken as a whole as determined on a book-value basis; (iii) the acquisition by any person of fifteen percent (15%) or more of the issued and outstanding shares of Common Stock or (iv) any purchase, acquisition, tender offer or exchange offer that if consummated would result in any person beneficially owning fifteen percent (15%) or more of the Common Stock or any class of equity or voting securities of its subsidiaries whose assets, individually or in the aggregate, constitute fifteen percent (15%) or more of the consolidated assets of the Company and its subsidiaries as determined on a book-value basis.

(f) As used in this Agreement, “Superior Proposal” shall mean a written Competing Proposal (with all percentages in the definition of Competing Proposal increased to fifty (50%)) on terms that the board of directors of the Company determines in good faith, after consultation with the Company’s financial and legal advisors, and taking into account all the terms of the Competing Proposal (including the conditionality and the timing), are more favorable from a financial point of view to the Company’s stockholders than the transactions contemplated by this

Agreement (taking into account any revised proposal by Parent to amend the terms of this Agreement pursuant to and in accordance with Section 6.6(c) or Section 8.1(g), as applicable).

Section 6.7  Directors’ and Officers’ Indemnification and Insurance.

(a) Parent and Acquisition Sub agree that all rights to exculpation and indemnification for acts or omissions occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time (including any matters arising in connection with the transactions contemplated by this Agreement), now existing in favor of any Indemnitee as provided in the articles or certificates of incorporation or by- laws (or comparable organization documents) of the Company or any of its subsidiaries or affiliates or in any indemnification agreement listed in Section 6.7(a) of the Company Disclosure Letter (the “Indemnity Agreements”) shall survive the Merger and shall continue in full force and effect in accordance with their terms. For a period of six (6) years after the Effective Time, Parent and the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) (i) indemnify, defend and hold harmless, and advance expenses (subject to the person to whom expenses are advanced providing an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification) to, Indemnitees with respect to all acts or omissions by them in their capacities as such at any time prior to the Effective Time, to the fullest extent permitted by Law and as required by: (A) the Amended and Restated Articles of Incorporation or By-laws (or equivalent organizational documents) of the Company or any of its subsidiaries or affiliates as in effect on the date of this Agreement and (B) any Indemnity Agreement, and (ii) not amend, repeal or otherwise modify any such provisions referenced in subsections (i)(A) and (B) above in any manner that would adversely affect the rights thereunder of any Indemnitees. The Company has made available to Parent true and complete copies of the Indemnity Agreements.

(b) Without limiting the provisions of Section 6.7(a), during the period commencing as of the Effective Time and ending on the sixth anniversary of the Effective Time, Parent, the Surviving Corporation and its subsidiaries and affiliates will, to the fullest extent permitted by law: (i) indemnify and hold harmless each Indemnitee against and from any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, to the extent such claim, action, suit, proceeding or investigation arises out of or pertains to: (A) any action or omission or alleged action or omission in such Indemnitee’s capacity as a director, officer or employee of the Company or any of its subsidiaries; or (B) the Merger, the Merger Agreement and any transactions contemplated hereby; and (ii) pay in advance of the final disposition of any such claim, action, suit, proceeding or investigation the expenses (including reasonable attorneys’ fees) of any Indemnitee upon receipt of an undertaking by or on behalf of such Indemnitee to repay such amount if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified, in each case, if such Indemnitee is entitled to indemnification or advancement of expenses as of the date of this Agreement pursuant to the Company’s or any of its subsidiary’s certificate of incorporation, bylaws, or other similar governing documents or any applicable Indemnity Agreements. Notwithstanding anything to the contrary contained in this Section 6.7(b) or elsewhere in this Agreement, (i) neither Parent nor the Surviving Corporation shall (and Parent shall cause the Surviving Corporation not to) settle or compromise or consent to the entry of any judgment or otherwise seek termination with respect to any claim, action, suit, proceeding or investigation for which indemnification may be sought under this Section 6.7(b) unless such settlement, compromise, consent or termination includes an unconditional release of all Indemnitees from all liability arising out of such claim, action, suit, proceeding or investigation and (ii) the Indemnified Parties as a group shall retain only one law firm to represent them with respect to each matter.

(c) Prior to the Effective Time, the Company shall or, if the Company is unable to, Parent shall cause the Surviving Corporation as of the Effective Time to, obtain and fully pay the premium for the non-cancellable extension of the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ insurance policies and the Company’s existing fiduciary liability insurance policies (collectively, the “D&O Insurance”) for the benefit of the Indemnified Parties who are currently insured by the D&O Insurance, in each case for a claims reporting or discovery period of six (6) years from and after the Effective Time with respect to any events occurring at or prior to the Effective Time from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to D&O Insurance with terms, conditions, retentions and limits of liability that are, in the aggregate, no less favorable than the coverage provided under the Company’s existing policies. If the Company or the Surviving Corporation for any reason fail to obtain such “tail” insurance policies as of the Effective Time, there shall be no breach of this provision so long as (i) the Surviving Corporation shall continue to maintain in effect, for a period of at least six (6) years from and after the Effective Time, the D&O Insurance in place as of the date hereof with the Company’s current insurance carrier or with an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to D&O Insurance with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under the Company’s existing policies as of the date hereof, or (ii) Parent will provide, or cause the Surviving Corporation to provide, for a period of not less than six (6) years after the Effective Time, the Indemnitees who are insured under the Company’s D&O Insurance with comparable D&O Insurance that provides coverage for events occurring at or prior to the Effective Time from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier, that is no less favorable than the existing policy of the Company or, if substantially equivalent insurance coverage is unavailable, the best available coverage. Notwithstanding anything to the contrary in the foregoing, in each case, in no event shall Parent and the Surviving Corporation be required to pay an annual premium for the D&O Insurance in excess of 300% of the annual premium currently paid by the Company for such insurance; provided, further, that if the annual premiums of such insurance coverage exceed such amount, Parent or the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available, with respect to matters occurring prior to the Effective Time, for a cost not exceeding such amount.

(d) The Indemnitees to whom this Section 6.7 applies shall be third party beneficiaries of this Section 6.7. The provisions of this Section 6.7 are intended to be for the benefit of each Indemnitee and his or her successors, heirs or representatives. Parent shall pay all reasonable expenses, including reasonable attorneys’ fees, that may be incurred by any Indemnitee in enforcing the indemnity and other obligations provided in this Section 6.7.

(e) The rights of each Indemnitee under this Section 6.7 shall be in addition to any rights such person may have under the articles of incorporation or bylaws of the Company, the Surviving Corporation or any of its subsidiaries, or under any applicable Law or insurance policy or under any agreement of any Indemnitee with the Company or any of its subsidiaries.

(f) Notwithstanding anything contained in Section 9.1 or Section 9.6 hereof to the contrary, this Section 6.7 shall survive the consummation of the Merger in accordance with its terms and shall be binding, jointly and severally, on all successors and assigns of Parent, the Surviving Corporation and its subsidiaries, and shall be enforceable by the Indemnitees and their successors, heirs or representatives. In the event that Parent or the Surviving Corporation or any of its successors or assigns consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as applicable, shall succeed to the obligations set forth in this Section 6.7.

Section 6.8  Notification of Certain Matters; Litigation relating to Merger.  The Company shall give prompt written notice to Parent, and Parent shall give prompt written notice to the Company, of (i) any notice or other communication received by such party from any Governmental Authority in connection with the this Agreement, the Merger or the transactions contemplated hereby, or from any person alleging that the consent of such person is or may be required in connection with the Merger or the transactions contemplated hereby, (ii) any actions, suits, claims, investigations or proceedings commenced or, to such party’s knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its subsidiaries which relate to this Agreement, the Merger or the transactions contemplated hereby, (iii) any request received by such party from any Governmental Authority for any amendment or supplement to any filing made pursuant to this Agreement or any information required to comply with any Law applicable to the Merger, (iv) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which it is aware and which would be reasonably likely to cause (x) any representation or warranty of the notifying party contained in this Agreement to be untrue or inaccurate at the Effective Time such that the applicable condition to closing set forth in Article VII would, or would reasonably be expected to, fail to be satisfied or (y) any covenant, condition or agreement of the notifying party contained in this Agreement not to be complied with or satisfied such that the applicable condition to closing set forth in Article VII would, or would reasonably be expected to, fail to be satisfied, (v) any failure of the notifying party to comply in a timely manner with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder or (vi) any change, event or effect which would be reasonably likely to, individually or in the aggregate, have a Company Material Adverse Effect or Parent Material Adverse Effect, as the case may be, on the notifying party; provided, however, that the delivery of any notice pursuant to this Section 6.8 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice. In the event of any actions, suits, claims, investigations or proceedings commenced or, to such party’s knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its subsidiaries which relate to this Agreement, the Merger or the transactions contemplated hereby, each party shall keep the other party reasonably informed regarding any such actions, suits, claims, investigations or proceedings, and each party shall give the other parties hereto the opportunity to consult with it regarding the defense or settlement of any such actions, suits, claims, investigations or proceedings and shall give due consideration to the other party’s advice with respect to such actions, suits, claims, investigations or proceedings.

Section 6.9  Public Announcements.  Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other (which consent shall not be unreasonably withheld or delayed), except as may be required by Law or by obligations pursuant to any listing agreement with NASDAQ to which Parent or the Company is a party. With respect to any communications to be delivered orally, including by conference call or webcast, this Section 6.9 shall be deemed satisfied if, to the extent practicable, the disclosing party gives reasonable advance notice of such disclosure to the other party, including copies of any talking points, scripts or similar documents, and consults with the other party and considers in good faith any comments by such other party with respect thereto; provided, that the prior agreement of the other party shall be required with respect to such disclosures to the extent that the non-disclosing party reasonably determines that any disclosure would be materially averse to the non-disclosing party. Notwithstanding the foregoing, the restrictions set forth in this Section 6.9 shall not apply to any public statement made or proposed to be made by the Company in connection with or following a Change of Recommendation in accordance with Section 6.6(c).

Section 6.10  Employee Matters.

(a) During the one-year period commencing on the Effective Date, Parent or its applicable affiliates shall provide or shall cause the Surviving Corporation to provide Company Employees compensation and benefits that are, in the aggregate, no less favorable than the compensation and benefits (other than equity-based benefits) provided to Company Employees immediately prior to the Effective Time. Base compensation for Company Employees during such one-year period shall not be reduced so long as such employee remains employed after the Effective Time.

(b) Without limiting paragraph (a) of this Section 6.10, (i) during the one-year period commencing on the Effective Date, Parent shall provide or shall cause the Surviving Corporation to provide to Company Employees who experience a termination of employment severance benefits that are, in the aggregate, no less favorable than the severance benefits provided to Company Employees immediately prior to the Effective Time.

(c) For purposes of eligibility and vesting under the Company Benefit Plans or any “employee benefit plan” (within the meaning of Section 3(3) of ERISA) of Parent or its applicable affiliates, the Company, the Company subsidiaries and their respective affiliates providing benefits to any Company Employees after the Closing (the “New Plans”), and for purposes of accrual of vacation and other paid time off and severance benefits under New Plans, each Company Employee shall be credited with his or her years of service with the Company, the Company subsidiaries and their respective affiliates before the Closing, to the same extent as such Company Employee was entitled, before the Closing, to credit for such service under any similar Company Benefit Plan. In addition, and without limiting the generality of the foregoing: (i) each Company Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan replaces coverage under a comparable Company Benefit Plan in which such Company Employee participated immediately before the replacement; and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Company Employee, Parent or its applicable affiliates shall cause all pre-existing condition exclusions, evidence of insurability requirements and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents, and Parent or its applicable affiliates shall cause any eligible expenses incurred by such employee and his or her covered dependents under any Company Benefit Plan during the portion of the plan year of the New Plan ending on the date such employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

(d) Parent shall cause the Surviving Corporation to honor the terms of all employment agreements disclosed in the Company SEC Documents or otherwise disclosed to Parent and all as listed in Section 6.10(d) of the Company Disclosure Letter.

(e) Parent acknowledges and agrees that the occurrence of the Effective Time shall constitute a “change in control” (or similar phrase) for purposes of all Company Benefit Plans in which the term is relevant.

(f) No provision of this Agreement shall be deemed to be the adoption of, or an amendment to, any employee benefit plan, as that term is defined in Section 3(3) of ERISA, or otherwise limit the right of Parent, the Surviving Corporation or their respective affiliates to amend, modify or terminate any such employee benefit plan or the employment of any employee of the Company or its subsidiaries.

Section 6.11  Financing Cooperation.  The Company shall and shall cause its subsidiaries to, and shall use its commercially reasonable efforts to cause the respective officers, employees and advisors, including legal and accounting, of the Company and its subsidiaries to at Parent’s sole expense, reasonably cooperate on a timely basis in connection with the arrangement of any debt financing that Parent may raise in connection with the transactions contemplated by this Agreement as may be reasonably requested by Parent (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company and its subsidiaries). Such cooperation by the Company shall include, at the reasonable request of Parent, (i) agreeing to enter into such agreements, and to use reasonable best efforts to deliver such officer’s certificates, as are customary in financings of such type and as are, in the good faith determination of the persons executing such officer’s certificates, accurate, and agreeing to pledge, grant security interests in, and otherwise grant liens on, the Company’s assets pursuant to such agreements as may be reasonably requested and otherwise facilitating the pledging of collateral, provided that no obligation of the Company under any such agreement, pledge or grant shall be effective until the Effective Time, (ii) subject to recipients of any such information entering into customary arrangements for confidentiality that are substantially similar to the provisions in the Confidentiality Agreement or reasonably acceptable to the Company, providing financial and other information regarding the Company and its subsidiaries as may be reasonably requested, making the Company’s senior officers available to assist the Parent in raising debt financing in connection with the transactions contemplated by this Agreement, including (A) participating in meetings, presentations, road shows, due diligence sessions and sessions with ratings agencies and (B) assisting with the preparation of materials for rating agency presentations, offering documents, private placement memoranda, bank information memoranda, prospectuses and similar documents necessary, proper of advisable in connection with arranging such debt financing, and (iii) otherwise reasonably cooperating in connection with the arranging and consummation of any debt financing that Parent may raise in connection with the transactions contemplated by this Agreement. Parent shall promptly reimburse the Company for any expenses and costs incurred in connection with the Company’s or its subsidiaries’ obligations under this Section 6.11 and shall indemnify and hold harmless the Company and its subsidiaries and their respective directors, officers, employees, agents and other Representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with the arrangement of any debt financing that Parent may raise in connection with the transactions contemplated by this Agreement and any information utilized in connection therewith (other than information provided by the Company or any of its subsidiaries, or any of their respective directors, officers, employees, agents and other Representatives), except to the extent such losses, damages, claims, costs or expenses are a result of the gross negligence or willful misconduct of the Company, its subsidiaries or any of their respective directors, officers, employees, agents and Representatives. Notwithstanding anything in this Agreement to the contrary, neither the Company nor any of its subsidiaries shall be required to pay any commitment or other similar fee or incur any other liability or obligation in connection with any such debt financing prior to the Effective Time.

Section 6.12  No Control of the Company’s Business.  Without in any way limiting any party’s rights or obligations under this Agreement, the parties understand and agree that (a) nothing contained in this Agreement is intended to give Parent, directly or indirectly, the right to control or direct the Company’s or its subsidiaries’

operations prior to the Effective Time and (b) prior to the Effective Time, the Company shall exercise, consistent with and in accordance with the terms and conditions of this Agreement, complete control and supervision over its and its subsidiaries’ operations.

Section 6.13  Rule 16b-3.  Prior to the Effective Time, the Company shall take all such actions, if any, as may be necessary or appropriate to ensure that the dispositions and acquisitions of equity securities of the Company (including derivative securities) pursuant to the transactions contemplated by this Agreement by any officer or director of the Company who is subject to the reporting requirements of Section 16 of the Exchange Act with respect to the Company, are exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 6.14  Anti-Takeover Laws.  In the event that any state “anti-takeover” or other similar Law (including any “fair price,” “business combination,” “moratorium” or “control share acquisition” statute) is or purports to become applicable to this Agreement or any of the transactions contemplated by this Agreement, the Company, Parent and Acquisition Sub and their respective boards of directors shall use their respective reasonable best efforts to grant such approvals and take such actions as are necessary to ensure that the transactions contemplated by this Agreement may be consummated as promptly as reasonably practicable on the terms and subject to the conditions set forth in this Agreement and otherwise to eliminate the effect of such Law on this Agreement and the transactions contemplated hereby.

ARTICLE VII

CONDITIONS TO THE MERGER

Section 7.1  Conditions to the Obligations of Each Party.  The obligations of the Company and Parent to consummate the Merger are subject to the satisfaction or waiver by the Company and Parent of the following conditions:

(a) the Requisite Stockholder Approval shall have been obtained in accordance with the IBCA and the rules and regulations of NASDAQ;

(b) any applicable waiting period under the HSR Act relating to the Merger shall have expired or been terminated and any required action or non-action, consent or approval from any Governmental Authority pursuant to any other Antitrust Law shall have been obtained; and

(c) no Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Order which is then in effect and has the effect of making the Merger illegal or otherwise restraining, enjoining or prohibiting the consummation of the Merger.

Section 7.2  Conditions to the Obligations of Parent.  The obligations of Parent and Acquisition Sub to consummate the Merger are subject to the satisfaction or waiver by Parent of the following further conditions:

(a) (i) the representations and warranties of the Company contained in Section 4.4 (Authority Relative to Agreement) shall be true and correct in all material respects as of the date hereof and as of the Effective Time with the same effect as though made as of such date, (ii) the representations and warranties of the Company contained in Sections 4.3 (Capitalization) (subject to deviations that would not result in the sum of (I) the Aggregate Merger Consideration and (II) the aggregate Option Cash Payments for unvested Company Options at the Closing payable pursuant to Section 3.3(c) being in excess of $4,000,000 more than such amount in the absence of any deviations), and clause (ii) of Section 4.9 (Absence of Certain Changes) shall be true and correct in all respects as of the date hereof and as of the Effective Time with the same effect as though made as of such date, and (iii) each of the representations and warranties of the Company contained in this Agreement (except for the representations referenced in the foregoing clauses (i) and (ii)), without giving effect to any materiality or “Company Material Adverse Effect” qualifications therein, shall be true and correct as of the date hereof and as of the Effective Time with the same effect as though made as of such date (except to the extent expressly made as of an earlier date, in which case as of such date) except for such failures to be true and correct as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

(b) the Company shall have performed or complied in all material respects with all material agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time; and

(c) the Company shall have delivered to Parent a certificate, dated the Effective Time and signed by its chief executive officer or another senior executive officer on behalf of the Company, certifying that the conditions set forth in Section 7.2(a) and Section 7.2(b) have been satisfied.

Section 7.3  Conditions to the Obligations of the Company.  The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver by the Company of the following further conditions:

(a) each of the representations and warranties of Parent and Acquisition Sub contained in this Agreement, without giving effect to any materiality or “Parent Material Adverse Effect” qualifications therein, shall be true and correct as though made on and as of such date (except to the extent expressly made as of an earlier date, in which case as of such date) except for such failures to be true and correct as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect;

(b) Parent and Acquisition Sub shall have performed or complied in all material respects with all material agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time; and

(c) Parent shall have delivered to the Company a certificate, dated the Effective Time and signed by its chief executive officer or another senior executive officer on behalf of Parent, certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

Section 8.1  Termination.  Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after the Requisite Stockholder Approval, as follows:

(a) by mutual written consent of each of Parent and the Company;

(b) by either Parent or the Company, if (i) the Effective Time shall not have occurred on or before February 29, 2012 (the “Termination Date”) and (ii) the party seeking to terminate this Agreement pursuant to this Section 8.1(b) shall not have breached in any respect its obligations under this Agreement in any manner that shall have been the primary cause of the failure to consummate the Merger on or before such date;

(c) by either Parent or the Company, if any Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such Order or other action shall have become final and non-appealable; provided that the party seeking to terminate this Agreement pursuant to this Section 8.1(c) shall have used its reasonable best efforts to remove such Order or other action; provided, however, that the right to terminate this Agreement under this Section 8.1(c) shall not be available to a party if the issuance of such final, non-appealable Order was primarily due to the breach in any respect of such party (and in the case of Parent, including Acquisition Sub) of its obligations under this Agreement;

(d) by Parent or the Company if the Requisite Stockholder Approval shall not have been obtained at a duly held Stockholders’ Meeting or at any adjournment or postponement thereof at which this Agreement has been voted upon;

(e) by the Company, if Parent shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements set forth in this Agreement, which breach or failure to perform (i) would result in a failure of a condition set forth in Section 7.3(a) or Section 7.3(b) and (ii) cannot be cured on or before the Termination Date or, if curable, is not cured by Parent within thirty (30) days of receipt by Parent of written notice of such breach or failure; provided, that the Company is not then in breach of the Agreement such that any of the conditions set forth in Section 7.2(a) or Section 7.2(b) would not be satisfied;

(f) by Parent, if the Company shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements set forth in this Agreement, which breach or failure to perform (i) would result in a failure of a condition set forth in Section 7.2(a) or Section 7.2(b) and (ii) cannot be cured on or before the Termination Date or, if curable, is not cured by the Company within thirty (30) days of receipt by the Company of written notice of such breach or failure; provided, that Parent or Acquisition Sub is not then in breach of the Agreement such that any of the conditions set forth in Section 7.3(a) or Section 7.3(b) would not be satisfied;

(g) by the Company prior to receipt of the Requisite Stockholder Vote and subject to the provisions of Section 6.6, in order to enter into a transaction that is a Superior Proposal, if (i) the Company’s board of directors duly authorizes the Company to enter into a definitive agreement with respect to a unsolicited written Competing Proposal that did not result from a breach of any of the provisions of Section 6.6, (ii) the board of directors of the Company has concluded in good faith, after consultation with the Company’s legal and financial advisors, that such Competing Proposal is a Superior Proposal and that the failure to terminate this Agreement under this Section 8.1(g) would be inconsistent with the directors’ exercise of their fiduciary duties under applicable Law, (iii) the Company shall have given Parent at least three (3) Business Days prior written notice of the board’s determination that such Competing Proposal is a Superior Proposal, the material terms of the Superior Proposal and the Company’s intention to terminate this Agreement pursuant to this Section 8.1(g) to enter into a definitive agreement with respect to such Superior Proposal (which notice shall be accompanied by a copy of the proposed transaction agreements with the party making such Superior Proposal (and any other related material documents)), (iv) if requested by Parent, the Company has negotiated, and caused its financial and legal advisors to negotiate, in good faith with Parent for a period of three (3) Business Days since the delivery of such notice to amend the terms of this Agreement (it being understood and agreed that such three (3) Business Day period may be the same three (3) Business Day period contemplated by Section 6.6(c)), (v) if Parent delivers a written and binding offer to alter the terms of the Agreement during such three (3) Business Day period, the board of directors of the Company shall have concluded in good faith after consultation with the Company’s legal and financial advisors that such Competing Proposal remains a Superior Proposal and that the failure to terminate this Agreement under this Section 8.1(g) would still be inconsistent with the directors’ exercise of their fiduciary duties under applicable Law, and (vi) concurrently with or immediately after any termination pursuant to this Section 8.1(g), the Company enters into the definitive agreement with respect to such Superior Proposal; provided, however, that the Company shall not terminate this Agreement pursuant to this Section 8.1(g), and any purported termination pursuant to this Section 8.1(g) shall be void and of no force or effect, unless the Company pays to Parent the Company Termination Fee (as defined in Section 8.3(a)) in accordance with Section 8.3(a) prior to or concurrently with such termination pursuant to this Section 8.1(g); and provided, further, that in the event of any revision to any financial or other material term of such Superior Proposal, the Company shall be required to deliver a new written notice to Parent and to again comply with the requirements of this Section 8.1(g) with respect to such new written notice (with the applicable three (3) Business Day period changed to a two (2) Business Day period in such event). If, within the three (3) Business Day period following delivery of any such notice, Parent makes an offer that the board of directors of the Company determines in good faith after consultation with the Company’s legal and financial advisors causes the Competing Proposal to cease to be a Superior Proposal, then the notice of intent to terminate pursuant to this Section 8.1(g) shall be deemed rescinded and of no further force and effect; or

(h) by Parent, if the board of directors of the Company or any committee thereof shall have effected a Change of Recommendation.

Section 8.2  Effect of Termination.

If this Agreement is terminated pursuant to Section 8.1, this Agreement shall become void and of no effect without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party hereto, provided that, except as otherwise provided in this Agreement, if such termination shall result from the intentional and knowing breach by either party of this Agreement, such party shall be fully liable for any and all liabilities and damages (which the parties acknowledge and agree shall not be limited to reimbursement of expenses or out-of-pocket costs, and may include to the extent proven the benefit of the bargain lost by a party’s stockholders (taking into consideration relevant matters, including other combination opportunities and the time value of money), which shall be deemed in such event to be damages of such party) incurred or suffered by the other party as a result of such intentional and knowing breach. The Confidentiality Agreement, the Guaranty and the provisions of this Section 8.2, Section 8.3, Section 8.6, Section 9.1, Section 9.7, Section 9.8, Section 9.9 and Section 9.11 shall also survive any termination hereof pursuant to Section 8.1.

Section 8.3  Termination Fees.

(a) If

(i) (x) prior to the termination of this Agreement, any Competing Proposal (for purposes of this subsection, substituting 50% for the 15% thresholds set forth in the definition of Competing Proposal) (a “Qualifying Transaction”) is publicly proposed or publicly disclosed prior to, and not publicly withdrawn at or prior to the time of, the Stockholders’ Meeting or the date of termination, as the case may be, and (y) this Agreement is terminated by (1) Parent or the Company pursuant to Section 8.1(b) (but only if at such time Parent would not be prohibited from terminating this Agreement by application of Section 8.1(b)(ii)) or Section 8.1(d) or (2) by Parent pursuant to Section 8.1(f) and (z) within twelve (12) months after such termination, any definitive agreement providing for a Qualifying Transaction shall have been entered into and consummated (whether or not with the person, or any affiliate thereof, who made the Competing Proposal existing at the date of such Stockholders’ Meeting or termination, as the case may be);

(ii) this Agreement is terminated by the Company pursuant to Section 8.1(g); or

(iii) this Agreement is terminated by Parent pursuant to Section 8.1(h), or by Parent or Company pursuant to any other provision of Section 8.1 at any time after Parent was entitled to terminate this Agreement pursuant to Section 8.1(h), then in any such event the Company shall pay to Parent a fee of $15,000,000 in cash (the “Company Termination Fee”), and the Company shall (subject to the provisions of Section 8.2) have no further liability to Parent with respect to this Agreement or the transactions contemplated hereby, such payment to be made in the case of (x) termination pursuant to Section 8.3(a)(i), in advance of or concurrently with the first to occur of the execution or consummation of such Qualifying Transaction, (y) termination by the Company pursuant to Section 8.3(a)(ii) or (iii), in advance of or concurrently with the termination of this Agreement, provided that such termination shall be deemed to have occurred only upon the expiration of the applicable three (3) Business Day notice period, or (z) termination by Parent pursuant to Section 8.3(a)(iii), within two (2) Business Days after such termination; it being understood that in no event shall the Company be required to pay the fee referred to in this Section 8.3(a) on more than one occasion. Any such payment shall be reduced by any amount as may be required to be deducted or withheld therefrom under applicable Tax Law.

(b) The parties hereto agree that the agreements contained in Section 8.3(a) are integral parts of the transactions contemplated by this Agreement, and that such amounts do not constitute a penalty. If the Company fails to pay Parent the amounts due under such Section 8.3(a) within the time periods specified therein, the Company shall pay the costs and expenses (including reasonable legal fees and expenses) incurred by Parent in connection with any action, including the filing of any lawsuit, taken to collect payment of such amounts, together with interest on the amount of any such unpaid amounts at the prime lending rate prevailing during such period as published in the New York City edition of The Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment.

Section 8.4  Amendment.  Subject to compliance with applicable Law, this Agreement may be amended by mutual agreement of the parties hereto by action taken by or on behalf of their respective boards of directors at any time prior to the Effective Time; provided, however, that, after the adoption and approval of this Agreement and the Merger by stockholders of the Company, there shall not be any amendment that by Law or in accordance with the rules of NASDAQ requires further approval by the stockholders of the Company without such further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

Section 8.5  Waiver.  At any time prior to the Effective Time, subject to applicable Law, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) subject to the proviso of Section 8.4, waive compliance with any agreement or condition contained herein. Any such extension or waiver shall only be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

Notwithstanding the foregoing, no failure or delay by the Company, Parent or Acquisition Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

Section 8.6  Expenses; Transfer Taxes.

(a) All Expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such Expenses, except that Parent and the Company shall each pay, whether or not the Merger or any other transaction is consummated, fifty percent (50%) of the Expenses incurred in connection with (i) the preparation, printing, filing and mailing of the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Proxy Statement, (ii) the solicitation of stockholder approvals, (iii) engaging the services of the Paying Agent and (iv) obtaining third party consents. Parent shall pay, whether or not the Merger or any other transaction is consummated, the Expenses incurred in connection with the filing of any required notices under the HSR Act or other Antitrust Laws and any filing with, and obtaining of any necessary action or non-action, consent or approval from, any Governmental Authority pursuant to any Antitrust Law.

(b) Notwithstanding anything to the contrary contained herein, Parent shall pay all documentary, sales, use, real property transfer, real property gains, registration, value added, transfer, stamp, recording and similar Taxes, fees, and costs together with any interest thereon, penalties, fines, costs, fees, additions to tax or additional amounts with respect thereto incurred in connection with this Agreement and the transactions contemplated hereby, and shall file all Tax Returns related thereto, regardless of who may be liable therefor under applicable Law.

ARTICLE IX

GENERAL PROVISIONS

Section 9.1  Non-Survival of Representations, Warranties and Agreements.  The representations, warranties, covenants and agreements in this Agreement and any certificate delivered pursuant hereto by any person shall terminate at the Effective Time or, except as provided in Section 8.2, upon the termination of this Agreement pursuant to Section 8.1, as the case may be, except that this Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time or after termination of this Agreement, including those contained in Section 6.7 and Section 6.10.

Section 9.2  Notices.  Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission or e-mail of a .pdf attachment (provided that any notice received by facsimile or e-mail transmission or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next Business Day), by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.2):

if to Parent:

Blackhawk Acquisition Parent, LLC
c/o One Equity Partners IV, L.P.
320 Park Avenue
New York, New York 10022
Phone: (212) 270-7689
Fax: (917) 464-7716
E-mail: judah.a.shechter@jpmorgan.com
Attention: Judah A. Schecter

with a copy to (which shall not constitute notice):

Dechert LLP
1095 Avenue of the Americas
New York, New York 10036
Phone: (212) 698-3500
Fax: (212) 698-3599
E-mail: derek.winokur@dechert.com
Attention: Derek Winokur, Esq.

if to the Company:

APAC Customer Services, Inc.
2201 Waukegan Road, Suite 300
Bannockburn, IL 60015
Phone: (847) 236-5452
Fax: (847) 236-5451
E-mail: rbnachwalter@apacmail.com
Attention: General Counsel

with copy to (which shall not constitute notice):

Kirkland & Ellis LLP
300 N. LaSalle Drive
Chicago, Illinois 60654
Phone: (312) 862-2000
Fax: (312) 862-2200
E-Mail: kurt.vonmoltke@kirkland.com
Attention: H. Kurt von Moltke, P.C.

Section 9.3  Interpretation; Certain Definitions.  The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement, unless otherwise indicated. The table of contents and headings for this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any statute defined or referred to herein or in any agreement or instrument that is referred to herein means such statute as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor statutes. References to a person are also to its permitted successors and assigns. All references to “dollars” or “$” refer to currency of the United States of America.

Section 9.4  Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Merger be consummated as originally contemplated to the fullest extent possible.

Section 9.5  Assignment.  Neither this Agreement nor any rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto; provided, however, that Parent may assign this Agreement to an affiliate thereof (including, for the avoidance of doubt, NCO Group, Inc.); provided that, upon such assignment, Parent shall remain jointly and severally liable with its applicable affiliate to the Company and its subsidiaries for performing all of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 9.6  Entire Agreement; No Third-Party Beneficiaries.  This Agreement (including the exhibits and schedules hereto) and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof. This Agreement, except for the provisions of Section 6.7 hereof (which upon the Effective Time are intended to benefit the Indemnitees) is not intended to and shall not confer upon any person other than the parties hereto rights or remedies hereunder; provided, however, that following the Effective Time, each holder of Common Stock or Company Options shall be entitled to enforce the provisions of Article I to the extent necessary to receive the portion of the Merger Consideration to which such holder is entitled pursuant to Article III. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 8.5 without notice or liability to any other person. The representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Accordingly, persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 9.7  Governing Law.  This Agreement shall be governed by, and construed in accordance with the laws of the State of Illinois, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Illinois.

Section 9.8  Specific Performance.

The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that the parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

Section 9.9  Consent to Jurisdiction.

(a) Each of the Parent, Acquisition Sub and the Company hereby irrevocably submits to the exclusive jurisdiction of the state court of the State of Illinois located in Cook County, Illinois or the Federal court sitting in Cook County in the State of Illinois for the purpose of any action or proceeding arising out of or relating to this Agreement and each of the parties hereto hereby irrevocably agrees that all claims in respect to such action or proceeding may be heard and determined exclusively in such court.

(b) Each of the parties hereto (a) irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or its property, by personal delivery of copies of such process to such party and nothing in this Section 9.9 shall affect the right of any party to serve legal process in any other manner permitted by Law, (b) consents to submit itself to the personal jurisdiction of any court of the State of Illinois located in Cook County, Illinois or a Federal court sitting in Cook County in the State of Illinois in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (d) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a court of the State of Illinois located in Cook County, Illinois or a Federal court sitting in Cook County in the State of Illinois. Each of Parent, Acquisition Sub and the Company agrees that a non-appealable judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

Section 9.10  Counterparts.  This Agreement may be executed and delivered (including by facsimile transmission or by e-mail of a .pdf attachment) in two (2) or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 9.11  WAIVER OF JURY TRIAL.  EACH OF PARENT, ACQUISITION SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, EQUITY OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Parent, Acquisition Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

BLACKHAWK ACQUISITION PARENT, LLC

By:	/s/ Thomas Kichler
Name:     Thomas Kichler

Title:	Manager

BLACKHAWK MERGER SUB, INC.

By:	/s/ Thomas Kichler
Name:     Thomas Kichler

Title:	President

APAC CUSTOMER SERVICES, INC.

By:	/s/ Kevin T. Keleghan
Name:     Kevin T. Keleghan

Title:	Chief Executive Officer

Agreement and Plan of Merger Signature Page

Appendix A

As used in the Agreement, the following terms shall have the following meanings:

“Acquisition Sub” shall have the meaning set forth in the Recitals.

“Affiliate Contracts” shall have the meaning set forth in Section 4.26.

“Aggregate Merger Consideration” shall mean the sum of the Total Common Merger Consideration and the Total Vested Option Consideration.

“Agreement” shall have the meaning set forth in the Recitals.

“Antitrust Division” shall mean the Antitrust Division of the Department of Justice.

“Antitrust Laws” shall have the meaning set forth in Section 4.5(b).

“Book-Entry Shares” shall have the meaning set forth in Section 3.1(b).

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which all banking institutions in New York, New York are authorized or obligated by Law or executive order to close.

“Articles of Merger” shall have the meaning set forth in Section 2.3(a).

“Capitalization Date” shall have the meaning set forth in Section 4.3(a).

“Certificates” shall have the meaning set forth in Section 3.1(b).

“Change of Recommendation” shall have the meaning set forth in Section 6.6(c).

“Closing” shall have the meaning set forth in Section 2.2.

“Closing Date” shall have the meaning set forth in Section 2.2.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Common Stock” shall have the meaning set forth in Section 3.1(a).

“Company” shall have the meaning set forth in the Recitals.

“Company Benefit Plan” shall have the meaning set forth in Section 4.12(a).

“Company Disclosure Letter” shall have the meaning set forth in Article IV.

“Company Employees” shall have the meaning set forth in Section 4.12(a).

“Company Intellectual Property Rights” shall have the meaning set forth in Section 4.14(a).

“Company Leases” shall have the meaning set forth in Section 4.20(b).

“Company Material Adverse Effect” means a material adverse effect on (x) the business, results of operations or financial condition of the Company and its subsidiaries taken as a whole or (y) the ability of the Company to timely perform its obligations under and consummate the Merger and the other transactions contemplated by this Agreement; provided that a determination of whether there has been a Material Adverse Effect under clause (x) above shall not take into account any effect to the extent resulting from: (i) changes after the date hereof (including worsening of existing events) in general economic or political conditions or financial, credit or securities markets in general (including changes in interest or exchange rates) in any country or region in which the Company or any of its subsidiaries conducts business; (ii) any events, circumstances, changes or effects after the date hereof (including worsening of existing events) that generally affect the industries in which the Company or any of the Company’s subsidiaries operate; (iii) any changes after the date hereof in Laws applicable to the Company or any of the Company’s subsidiaries or any of their respective properties or assets or changes in GAAP; (iv) after the date hereof, acts of war, armed hostilities, sabotage or terrorism or any escalation or worsening of any acts of war, armed hostilities, sabotage or terrorism; (v) the announcement or existence of, or any action taken that is expressly required to be taken by, this Agreement (including the demonstrable impact thereof on relationships, contractual or otherwise, with customers, suppliers and vendors) or any action taken by the Company at the written request of or with the written consent of Parent; (vi) any changes after the date hereof in the market price or trading volume of shares of Common Stock or any failure to meet internal or published projections, forecasts or revenue or earnings predictions for any period ending after the date hereof (provided, that the facts, circumstances, events, changes, effects, developments or occurrences giving rise or contributing to a decrease in the market price or trading volume of shares of Common Stock or any failure to meet internal or published projections, forecasts or revenue or earnings predictions may be taken into account in determining whether there has been a Material Adverse Effect); or (vii) any litigation arising from allegations of a breach of fiduciary duty or other violation of applicable Law relating to this Agreement or the transactions contemplated by this Agreement; provided, that the effect of such changes or actions described in clauses (i) through and including (iv) above shall not be excluded to the extent of the disproportionate impact, if any, they have on the Company and its subsidiaries relative to other participants in the industries in which the Company and/or its subsidiaries operate.

“Company Material Contract” shall have the meaning set forth in Section 4.16(a).

“Company Option” shall mean each outstanding option to purchase shares of Common Stock under any of the Company Plans.

“Company Plans” shall mean the Company’s Amended and Restated 2005 Incentive Stock Plan or the Company’s Second Amended and Restated 1995 Incentive Stock Plan.

“Company Permits” shall have the meaning set forth in Section 4.6.

“Company Recommendation” shall have the meaning set forth in Section 6.3.

“Company SEC Documents” shall have the meaning set forth in Section 4.7(a).

“Company Termination Fee” shall have the meaning set forth in Section 8.3(a).

“Competing Proposal” shall have the meaning set forth in Section 6.6(e).

“Confidentiality Agreement” shall mean the confidentiality agreement dated June 7, 2011 between One Equity Partners IV, L.P. and the Company.

“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

“D&O Insurance” shall have the meaning set forth in Section 6.7(c).

“Director Option” shall mean a Company Option awarded to a non-employee director of the Company.

“Dissenting Shares” shall have the meaning set forth in Section 3.5.

“Effective Time” shall have the meaning set forth in Section 2.3(a).

“Employee Option” shall mean a Company Option that is not a Director Option.

“Environmental Law” shall mean any and all Laws enacted prior to the Closing Date and in effect on the Closing Date that regulate the protection or clean up of the environment; the treatment, storage, transportation, handling, packaging, labeling, disposal or release of, or exposure to, any Hazardous Substances; or the protection of occupational health and safety to the extent relating to the management or exposure to harmful or deleterious substances in the workplace.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” shall have the meaning set forth in Section 4.12(d).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange Fund” shall have the meaning set forth in Section 3.2(a).

“Expenses” shall mean all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf.

“GAAP” shall mean the United States generally accepted accounting principles.

“Governmental Authority” shall mean any United States (federal, state, local or municipal) or foreign government or political subdivision, or any governmental or quasi-governmental, regulatory, judicial or administrative authority, agency, commission or body or self-regulatory organization (including NASDAQ and the Financial Industry Regulatory Authority).

“Guarantor” shall mean One Equity Partners IV, L.P.

“Guaranty” shall have the meaning set forth in the Recitals.

“Hazardous Substance” shall mean any substance, material or waste that is characterized or regulated under any Environmental Law as “hazardous,” “pollutant,” “contaminant,” “toxic” or words of similar meaning and regulatory effect, including petroleum, polychlorinated biphenyls and asbestos.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

“IBCA” shall have the meaning set forth in the Recitals.

“Indemnitee” shall mean any individual who, on or prior to the Effective Time, was an officer, director or employee of the Company or served on behalf of the Company as an officer, director or employee of any of the Company’s subsidiaries, in their capacity as such and not as stockholder or option holder of the Company, and the heirs, executors, trustees, fiduciaries and administrators of such officer, director or employee.

“Indemnity Agreements” shall have the meaning set forth in Section 6.7(a).

“Intellectual Property Rights” shall have the meaning set forth in Section 4.14(a).

“IRS” shall mean the Internal Revenue Service.

“IT Assets” shall have the meaning set forth in Section 4.14(d).

“knowledge” shall mean the actual knowledge of the following officers and employees of the Company and Parent, as applicable, after reasonable due investigation of any matter: (i) for the Company: Kevin Keleghan, Andrew Szafran, Robert Nachwalter, and Arthur DiBari and (ii) for Parent: Thomas Kichler, Colin Farmer, Steven Lunau and Henry Briance.

“Law” shall mean any and all laws, statutes, rules, regulations, principles of common law, requirements, resolutions, standard, guidance, policy, orders, awards, judgments or decrees promulgated by any Governmental Authority.

“Lien” shall mean liens, licenses, adverse rights, claims, mortgages, encumbrances, pledges, security interests or charges of any kind.

“Material Customers” shall have the meaning set forth in Section 4.24.

“Material Vendors” shall have the meaning set forth in Section 4.24.

“Merger” shall have the meaning set forth in the Recitals.

“Merger Consideration” shall have the meaning set forth in Section 3.1(b).

“Multiemployer Plan” shall mean any “multiemployer plan” within the meaning of Section 3(37) of ERISA.

“NASDAQ” shall mean the Nasdaq Stock Market.

“New Plans” shall have the meaning set forth in Section 6.10(c).

“Option Cash Payment” shall have the meaning set forth in Section 3.3(b).

“Order” shall mean any award decree, order, judgment, preliminary or permanent injunction, settlement, regulatory restriction, temporary restraining order or other order in any suit or proceeding by or with any Governmental Authority.

“Parent” shall have the meaning set forth in the Recitals.

“Parent Disclosure Letter” shall have the meaning set forth in Article V.

“Parent Material Adverse Effect” shall mean any change, effect or circumstance that is materially adverse to the ability of Parent to consummate the Merger and the other transactions contemplated by this Agreement.

“Parent Organizational Documents” shall have the meaning set forth in Section 5.2.

“Paying Agent” shall have the meaning set forth in Section 3.2(a).

“Permitted Lien” shall mean (i) any Lien for Taxes not yet due, being contested in good faith or for which adequate accruals or reserves have been established, (ii) Liens securing indebtedness or liabilities that are reflected in the Company SEC Documents or incurred in the ordinary course of business since the date of the most recent Annual Report on Form 10-K filed with the SEC by the Company, (iii) such non-monetary Liens or other imperfections of title, if any, that do not materially detract from the value of assets subject thereto or materially impair the operations of the Company and its subsidiaries, including (A) easements or claims of easements whether or not shown by the public records, boundary line disputes, overlaps, encroachments and any matters not of record which would be disclosed by an accurate survey or a personal inspection of the property, (B) rights of parties in possession, (C) any supplemental Taxes or assessments not shown by the public records and (D) title to any portion of the premises lying within the right of way or boundary of any public road or private road, (iv) Liens imposed or promulgated by Laws with respect to real property and improvements, including zoning regulations which are not violated by the current use or occupancy of such real property or the operation of the Company’s business or any violation of which would not have a Company Material Adverse Effect, (v) Liens disclosed on existing title reports or existing surveys, and (vi) mechanics’, carriers’, workmen’s, repairmen’s and similar Liens incurred in the ordinary course of business.

“person” shall mean an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a Governmental Authority.

“Preferred Stock” shall have the meaning set forth in Section 4.3(a).

“Proxy Statement” shall have the meaning set forth in Section 6.2(a).

“Qualifying Transaction” shall have the meaning set forth in Section 8.3(a)(i).

“Representatives” shall have the meaning set forth in Section 6.5(a).

“Requisite Stockholder Approval” shall have the meaning set forth in Section 4.18.

“Sarbanes-Oxley Act” shall mean the Sarbanes-Oxley Act of 2002, as amended.

“SEC” shall mean the Securities and Exchange Commission.

“Secretary of State” shall have the meaning set forth in Section 2.3(a).

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Stockholders’ Meeting” shall have the meaning set forth in Section 6.3.

“subsidiary” of any person, means any corporation, partnership, limited liability company, joint venture, trust, association or other legal entity of which such person (either alone or through or together with any other subsidiary), owns, directly or indirectly, (i) 50% or more of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity or (ii) if there are no such voting interests, 50% or more of the equity interests in such corporation, partnership, limited liability company, joint venture, trust, association or other entity, provided that A Pacific Customer Services Phils., Inc., shall be a subsidiary of the Company.

“Superior Proposal” shall have the meaning set forth in Section 6.6(f).

“Surviving Corporation” shall have the meaning set forth in Section 2.1.

“Tax” or “Taxes” shall mean any and all taxes, fees, levies, duties, tariffs, imposts, and other similar charges (together with any and all interest, penalties and additions to tax) imposed by any governmental or taxing authority including taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; customs’ duties, tariffs, and similar charges.

“Tax Returns” shall mean returns, reports and information statements, including any amendments, supplements, or schedules or attachments thereto, with respect to Taxes required to be filed with the IRS or any other governmental or taxing authority, domestic or foreign, including consolidated, combined and unitary tax returns.

“Termination Date” shall have the meaning set forth in Section 8.1(b).

“Total Common Merger Consideration” shall mean the product of (x) the number of shares of Common Stock (including Unvested Restricted Shares) issued and outstanding (other than those shares canceled or retired pursuant to Section 3.1(a)) immediately prior to the Effective Time and (y) the Merger Consideration.

“Total Vested Option Consideration” shall mean an amount equal to the product of (A) the Merger Consideration and (B) the number of shares of Common Stock subject to all vested Company Options as of the Effective Time, less an amount equal to the aggregate exercise price of such outstanding vested Company Options.

“Unvested Restricted Share” means an outstanding share of restricted Common Stock granted pursuant to the Company Plan.

“Voting Agreement” shall have the meaning set forth in the Recitals.

Annex B

Execution Version

VOTING AGREEMENT

This Voting Agreement (this “Voting Agreement”) is entered into as of July 6, 2011, by and among Blackhawk Acquisition Parent, LLC, a Delaware limited liability company (“Parent”) and the undersigned shareholders (collectively, the “Shareholders” and each individually, the “Shareholder”) of APAC Customer Services, Inc., an Illinois corporation (the “Company”). Defined terms used but not defined herein shall have the meanings set forth in the Agreement and Plan of Merger (the “Merger Agreement”), dated as of the date hereof, by and among Parent, Blackhawk Merger Sub, Inc., an Illinois corporation and wholly owned subsidiary of Parent (“Acquisition Sub”), and the Company.

WITNESSETH:

WHEREAS, as of the date hereof, each Shareholder “beneficially owns” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) (including entitlement to dispose of (or to direct the disposition of) and has the right to vote (or to direct the voting of)) the number of common shares, par value $0.01 per share (the “Company Shares”), of the Company set forth opposite the name of such Shareholder on Schedule I hereto (such Company Shares, together with any other Company Shares the voting power over which is directly or indirectly acquired by such Shareholder until the termination of this Agreement pursuant to the terms hereof, are collectively referred to herein as the “Shareholder Owned Shares”);

WHEREAS, simultaneously herewith, Parent, Acquisition Sub and the Company are entering into the Merger Agreement, pursuant to which Acquisition Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”);

WHEREAS, the Company’s Board of Directors, in approving the Merger and the Merger Agreement, also approved the execution, delivery and performance of this Agreement by the parties hereto, such that the provisions of Section 7.85 and 11.75 of the IBCA are inapplicable to the execution, delivery and performance of this Agreement by the parties hereto; and

WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement, and as an inducement and in consideration therefor, each Shareholder is executing this Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1  Other Definitions.  For purposes of this Agreement:

(a) “Affiliate” means, with respect to any specified Person, any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. For the purposes of this Agreement, neither the Company nor any of its Subsidiaries shall be deemed to be an Affiliate or Subsidiary of any Shareholder.

(b) “Permitted Transferee” means, with respect to any Shareholder (including any Permitted Transferee), any other Shareholder, any immediate family member of any Shareholder, any trust, partnership, corporation, limited liability company or other entity of which the beneficiaries or beneficial owners, as the case may be, are Shareholders or Permitted Transferees, a trust or other entity for the benefit of any Person that is qualified as a charitable organization under Section 501(c)(3) of the Code, or a family foundation established by or on behalf of one or more of the Shareholders for the purpose of making charitable gifts or donations to Persons that are qualified as charitable organizations under Section 501(c)(3) of the Code.

(c) “Person” means an individual, corporation, limited liability company, general or limited partnership, association, trust, unincorporated organization, other entity or group.

(d) “Representative” means, with respect to any Person, any director, officer, other employee, accountant, consultant, legal counsel, financial advisor, advisor, advisor, agent or other representative of such Person. For the purposes of this Agreement, none of the Representatives of the Company or any of its Subsidiaries shall be deemed to be a Representative of any Shareholder.

ARTICLE II

VOTING AGREEMENT AND GRANT OF IRREVOCABLE PROXY

Section 2.1  Agreement to Vote the Shareholder Owned Shares.

(a) From and after the date hereof, at any meeting of the Company’s shareholders (or any adjournment or postponement thereof), however called, each Shareholder shall vote (or cause to be voted) in person or by proxy all of such Shareholder’s Shareholder Owned Shares:

(i) in favor of the adoption and approval of the Merger Agreement and all of the transactions contemplated by the Merger Agreement, including the Merger (and in favor of any actions and proposals required, or submitted for approval at any meeting of the Company shareholders, in furtherance thereof);

(ii) against any proposal presented to the Company’s Shareholders for approval at any meeting of the Company’s Shareholders, or any written consent in lieu thereof, if the action, transaction or agreement that is the subject of such proposal, following approval by the Company’s Shareholders would reasonably be expected, directly or indirectly, to result in a breach by the Company of any covenant, representation, warranty or other obligations of the Company set forth in the Merger Agreement; and

(iii) against the following actions or proposals (other than the transactions contemplated by the Merger Agreement): (A) any Competing Proposal; (B) any nominee for election to the Company’s Board of Directors other than (x) a Person nominated by the Company’s Board of Directors or any committee thereof and/or (y) Theodore G. Schwartz; or (C) any other action or proposal to be voted upon by the Company’s shareholders at any meeting of the Company’s shareholders, or any written consent in lieu thereof, if such action or proposal would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect the transactions contemplated by the Merger Agreement.

(b) Each Shareholder agrees not to enter into any agreement or commitment with any Person the effect of which would violate or be inconsistent with the provisions and agreements set forth in this Article II.

Section 2.2  Irrevocable Proxy.

(a) In furtherance of the Shareholders’ agreements in Section 2.1 of this Agreement, each Shareholder hereby appoints Parent and Parent’s designees, and each of them individually, as such Shareholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Shareholder, to vote all Shareholder Owned Shares owned by such Shareholder (at any meeting of the Company’s shareholders (or any adjournment or postponement thereof), however called), or to execute one or more written consents in respect of such Shareholder Owned Shares with respect to the matters described in Section 2.1(a) of this Agreement. If any Shareholder fails for any reason to be counted as present or to vote (including by written consent, if applicable) such Shareholder’s Shareholder Owned Shares in accordance with the requirements of Section 2.1(a) above, then Parent shall have the right to cause to be present or vote such Shareholder’s Shareholder Owned Shares in accordance with the provisions of Section 2.1(a).

(b) Such proxy shall (A) be valid and irrevocable until the valid termination of this Agreement in accordance with (or as otherwise provided in) Article VI hereof and (B) automatically terminate upon the valid termination of this Agreement in accordance with (or as otherwise provided in) Article VI hereof. Each Shareholder represents that any and all other proxies and powers of attorney heretofore given in respect of such Shareholder Owned Shares owned by such Shareholder are revocable, and that such other proxies have been revoked. Each Shareholder affirms that the foregoing proxy is: (x) given (I) in connection with the execution of the Merger Agreement and (II) to secure the performance of such Shareholder’s duties under this Agreement, (y) coupled with an interest and may not be revoked except as otherwise provided in this Agreement and (z) intended to be irrevocable prior to valid termination of this Agreement or as otherwise provided in Article VI hereof. All authority herein conferred shall survive the death or incapacity of such Shareholder and shall be binding upon the heirs, estate, administrators, personal representatives, successors and assigns of such Shareholder. Subject to the other terms and provisions of this Agreement, each Shareholder shall retain the right to vote all of such Shareholder’s Shareholder Owned Shares on all matters not described in Section 2.1(a).

ARTICLE III

STANDSTILL AND NON-SOLICITATION IN RESPECT OF SHAREHOLDER OWNED SHARES

Section 3.1  Standstill in Respect of Shareholder Owned Shares

Each Shareholder hereby agrees that, from and after the date hereof until the earlier of the Effective Time of the Merger and the valid termination of the Merger Agreement, such Shareholder shall not, directly or indirectly, unless (i) specifically requested by Parent in writing or (ii) expressly contemplated by the terms of this Agreement or the Merger Agreement:

(a) sell, transfer, tender, pledge, encumber, assign or otherwise dispose of (collectively, a “Transfer”), or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any or all of the Shareholder Owned Shares; provided that this Section 3.1(a) shall not limit or preclude any Shareholder’s right to Transfer any Shareholder Owned Shares to any Permitted Transferee solely for estate planning or charitable purposes, provided that, (i) the Shareholder provides at least three Business Days advance written notice to Parent of such proposed transfer (including providing such other information and documentation related to the proposed Permitted Transferee as Parent may reasonably request) and (ii) such Permitted Transferee agrees in a written agreement with Parent (in form and substance satisfactory to Parent, in its reasonable discretion) to hold such Shareholder Owned Shares pursuant to, and to be bound by, the terms and conditions of this Agreement as a “Shareholder” hereunder, and to make each of the representations and warranties (which may be made in reliance upon a certificate from the Shareholder) hereunder in respect of the Shareholder Owned Shares transferred as such Shareholder shall have made hereunder (the “Joinder”) and (iii) the Joinder shall be valid and binding in all respects on the Permitted Transferee; provided, further, in the event that any proposed Permitted Transferee does not comply with the obligations imposed hereunder with respect to the Shareholder Owned Shares purported to be transferred to such Person, such transfer shall be deemed null and void ab initio;

(b) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any material assets of the Company or any subsidiary or division thereof;

(c) make, or in any way participate in, directly or indirectly, any “solicitation” of “proxies” (as such terms are used in the rules of the Securities and Exchange Commission) to vote, or otherwise take any action intended to advise or influence any Person with respect to the voting of, any voting securities of the Company, other than in support of the Merger and the Merger Agreement;

(d) make any public announcement with respect to, or submit a proposal for, or offer for (with or without conditions) any extraordinary transaction involving the Company or its securities or material assets;

(e) form, join or in any way participate in a “group” (as defined in Section 13(d)(3) under the Exchange Act) in connection with any of the foregoing;

(f) seek, in any way which may be reasonably likely to require, involve or trigger public disclosure of such request pursuant to applicable Law, to have any provision of this Section 3.1 amended, modified or waived; or

(g) otherwise take, directly or indirectly, any actions with the purpose of avoiding or circumventing any provision of this Section 3.1 or which would reasonably be expected to have the effect of preventing, impeding, interfering with or adversely affecting the consummation of the transactions contemplated by the Merger Agreement or its ability to perform the Shareholder’s obligations under this Agreement.

Any action taken in violation of the foregoing shall be null and void ab initio.

Section 3.2  Dividends, Distributions, Etc. in Respect of Shareholder Owned Shares; Additional Shareholder Owned Shares.  In the event of a share dividend or share distribution, or any change in the Company Shares by reason of any share dividend or share distribution, split-up, recapitalization, combination, exchange of shares or the like, the term “Shareholder Owned Shares” shall be deemed to refer to and include the Shareholder Owned Shares as well as all such share dividends and share distributions and any securities into which or for which any or all of the Shareholder Owned Shares may be changed or exchanged or which are received in such transaction. Each Shareholder hereby agrees, during the term of this Agreement, to promptly notify Parent of any new Common Shares acquired by such Shareholder, if any, after the execution of this Agreement. Any such Common Shares shall be subject to the terms of this Agreement as though owned by such Shareholder on the date of this Agreement.

Section 3.3  Competing Proposals in Respect of Shareholder Owned Shares.

(a) Each Shareholder shall not, and shall use his or its reasonable best efforts to ensure that each of his or its Representatives and Affiliates do not, directly or indirectly: (i) solicit or initiate, or knowingly facilitate or encourage (including by way of providing information), any inquiries, proposals or offers that constitute, or that would reasonably be expected to lead to, a Competing Proposal; (ii) participate in any negotiations regarding, or furnish to any person (other than the Company, any other Shareholder or any Representatives of the Shareholder, the Company or any other Shareholder) any nonpublic information with respect to, any Competing Proposal; or (iii) engage in discussions with any person (other than the Company, any other Shareholder or any Representatives of the Shareholder, the Company or any other Shareholder) with respect to any Competing Proposal.

(b) If a Shareholder, or any of his or its Representatives, at any time during the Pre-Closing Period, receives any inquiry regarding a Competing Proposal from a potential bidder or its Representatives, or any potential bidder or its Representatives seeks to initiate negotiations or discussions with the Shareholder related to a Competing Proposal, then such Shareholder shall promptly: (i) advise the Company in writing of such Competing Proposal, inquiry or request (including the identity of the Person making or submitting such Competing Proposal, inquiry or request and the material terms and conditions thereof); and (ii) provide the Company with copies of all documents and other written communications received by such Shareholder setting forth the terms and conditions of such Competing Proposal, inquiry or request.

(c) Each Shareholder shall, and shall ensure that each of his or its Representatives and Affiliates (if applicable), immediately cease and cause to be terminated any existing solicitation by such Shareholder, his or its Representatives or Affiliates of, or discussions or negotiations between such Shareholder, his or its Representatives or Affiliates and, any Person relating to any Competing Proposal.

(d) Each Shareholder agrees that it will promptly inform each of his or its Representatives and his or its Affiliates’ Representatives of the obligations undertaken in this Article III.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

Each Shareholder hereby represents and warrants to Parent as follows:

Section 4.1  Binding Nature of Agreement.  This Agreement has been duly and validly executed and delivered by such Shareholder and, assuming that this Agreement constitutes the valid and binding agreement of Parent, constitutes the valid and binding agreement of such Shareholder, enforceable against such Shareholder in accordance with its terms, except that such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors’ rights generally, and

(ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

Section 4.2  Ownership of Shares.  As of the date hereof, such Shareholder beneficially owns the number of Company Shares set forth opposite the name of such Shareholder on Schedule I hereto. Such Shareholder has the sole power to vote (or cause to be voted) such Company Shares and has good and valid title to such Company Shares, free and clear of any and all pledges, mortgages, liens, charges, proxies, voting agreements, encumbrances, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than those created by this Agreement.

Section 4.3  No Conflicts.  Neither the execution and delivery of this Agreement by such Shareholder, nor the consummation by such Shareholder of the transactions contemplated hereby, will result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which such Shareholder is a party or by which such Shareholder or any of the Shareholder Owned Shares owned by such Shareholder or such Shareholder’s assets may be bound, or (ii) violate any applicable Law, except, with respect to any of the foregoing clauses (i) and (ii), as does not and would not reasonably be expected to impair such Shareholder’s ability to perform his or its obligations under this Agreement.

Section 4.4  Reliance by Parent.  Such Shareholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Shareholder’s execution and delivery of this Agreement and the representations and warranties of such Shareholder contained herein. Such Shareholder understands and acknowledges that the Merger Agreement governs the terms of the Merger and the other transactions contemplated thereby.

Each Shareholder that is a non-natural person further represents and warrants to Parent as follows:

Section 4.5  Corporate Organization.  Each Shareholder is duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation.

Section 4.6  Authority Relative to This Agreement.  Each Shareholder has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by each Shareholder of the transactions contemplated hereby have been duly and validly authorized by the board of directors, general partner or similar governing body of each Shareholder, and no other corporate proceedings on the part of each Shareholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

Section 4.7  No Conflicts.  Neither the execution and delivery of this Agreement by each Shareholder, nor the consummation by such Shareholder of the transactions contemplated hereby, will conflict with or result in any breach of the organizational documents of such Shareholder.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT

Parent hereby represents and warrants to the Shareholders as follows:

Section 5.1  Corporate Organization.  Parent is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation.

Section 5.2  Authority Relative to This Agreement.  Parent has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by Parent of the transactions contemplated hereby have been duly and validly authorized by the board of directors of Parent, and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and, assuming that this Agreement constitutes the valid and binding agreement of the Shareholder, constitutes the valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, except that such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors’ rights generally, and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

Section 5.3  No Conflicts.  Neither the execution and delivery of this Agreement by Parent, nor the consummation by Parent of the transactions contemplated hereby, will (i) conflict with or result in any breach of the governing documents of Parent; (ii) require any Permit from any Governmental Authority; (iii) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which Parent is a party, or (iv) violate any applicable Law, except, with respect to any of the foregoing clauses (i) through (iv), as does not and could not reasonably be expected to impair Parent’s ability to perform its obligations under this Agreement.

ARTICLE VI

TERMINATION

Section 6.1  Termination.

(a) Subject to Section 6.1(b), this Agreement shall terminate, without further action by any of the parties hereto, and none of Parent or any of the Shareholders shall have any rights or obligations under this Agreement, immediately upon the earliest to occur of: (i) the termination of this Agreement by mutual written consent of Parent and the Shareholders, (ii) the termination of the Merger Agreement in accordance with its terms, (iii) February 29, 2012, (iv) any reduction in or change in the form of the Merger Consideration and (v) the Effective Time of the Merger.

(b) Notwithstanding Section 6.1(a), (i) termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at law or in equity) against any other party hereto for such party’s willful breach of any of the terms of this Agreement prior to the termination of this Agreement.

ARTICLE VII

MISCELLANEOUS

Section 7.1  Appraisal Rights.  To the extent permitted by applicable Law, each Shareholder hereby waives and agrees not to exercise any rights of appraisal or rights to dissent from the Merger that he or she may have under applicable Law.

Section 7.2  Documentation and Information.  Each Shareholder (i) consents to and authorizes the publication and disclosure by Parent of its identity and holdings of the Shareholder Owned Shares and the nature of such Shareholders’ commitments, arrangements and understandings under this Agreement, in any press release, the Proxy Statement or any other disclosure document required in connection with the Merger or any transactions contemplated by the Merger Agreement, and (ii) will use its or his reasonable best efforts to give to Parent, as promptly as practicable, any information reasonably related to the foregoing as it may reasonably require for the preparation of any such disclosure documents. Each Shareholder will use its or his reasonable best efforts to notify Parent, as promptly as practicable, of any required corrections with respect to any written information supplied by such Shareholder specifically for use in any such disclosure document, if and to the extent such Shareholder becomes aware that any such information has become false or misleading in any material respect.

Section 7.3  Further Actions.  Each of the parties hereto agrees that it, he or she will use its, his or its reasonable best efforts to do all things reasonably necessary to effectuate this Agreement.

Section 7.4  Waivers.  No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

Section 7.5  Counterparts.  This Agreement may be executed and delivered (including by facsimile transmission or by e-mail of a .pdf attachment) in two (2) or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 7.6  Applicable Law; Jurisdiction; Waiver of Jury Trial.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof In any action between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, each of the parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of a court of the State of Illinois located in Cook Country, Illinois (unless the federal courts have exclusive jurisdiction over the matter, in which case each of the parties irrevocably and unconditionally consents and submits to the jurisdiction of a federal court sitting in Cook County in the State of Illinois); (b) agrees that it, he or she will not attempt to deny or defeat such jurisdiction by motion or other request for leave from such court; and (c) agrees that it, he or she will not bring any such action in a court of the State of Illinois located in Cook Country, Illinois (unless the federal courts have exclusive jurisdiction over the matter, in which case each of the parties agrees that it will not bring such action in any court other than a Federal court sitting in Cook County in the State of Illinois). Service of any process, summons, notice or document to any party’s address and in the manner set forth in Section 7.6 shall be effective service of process for any such action. EACH PARTY HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT IT, HE OR SHE MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, EQUITY OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING.

Section 7.7  Notices.  Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission or e-mail of a .pdf attachment (provided that any notice received by facsimile or e-mail transmission or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next Business Day), by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.7):

If to Parent to:

Blackhawk Acquisition Parent, LLC
c/o One Equity Partners IV, L.P.
320 Park Avenue
New York, New York 10022
Attention: Judah A. Shechter
Telephone: (212) 270-7689
Facsimile No.: (917) 464-7716

with a copy to:

Dechert LLP
1095 Avenue of the Americas
New York, New York 10036
Attention: Derek Winokur, Esq.
(212) 698-3500
Facsimile No. (212) 698-3599

If to the Shareholders, to:

c/o APAC Customer Services, Inc.
2201 Waukegan Road, Suite 300
Bannockburn, IL 60015
Attention: General Counsel
Telephone: (847) 236-5452
Facsimile No.: (847) 236-5451

with a copy to:

Katten Muchin Rosenman LLP
525 W. Monroe Street
Chicago, Illinois 60661
Attention: Jeffrey R. Patt
Telephone: (312) 902-5604
Facsimile No.: (312) 577-8864

Section 7.8  Entire Agreement; Assignment; Third Party Beneficiaries.  This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, or between the parties with respect to the subject matter hereof. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the parties’ rights, interests or obligations hereunder may be assigned or delegated, in whole or in part, by operation of law or otherwise, without the prior written consent of the other party, and any attempted assignment or delegation of this Agreement or any of such rights, interests or obligations by any party without the other parties’ prior written consent shall be void and of no effect; provided, however, that Parent may assign this Agreement to an Affiliate thereof (including, for the avoidance of doubt, NCO Group, Inc.), so long as such assignment does not result in (a) any greater liability than any Shareholder would otherwise have had, or (b) any breach by Parent of any of its obligations under this Agreement; provided that, upon such assignment, Parent shall remain jointly and severally liable with its applicable Affiliate to the Shareholders for performing all of its obligations hereunder. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature. This Agreement is intended to create a contractual relationship between the Shareholder, on the one hand, and Parent, on the other hand, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto. Without limiting the generality of the foregoing, neither the Shareholder nor Parent, by entering into this Agreement, intends to form a “group” for purposes of Rule 13d-5(b)(1) of the Exchange Act or any other similar provision of applicable Law with Parent or any other shareholder of the Company.

Section 7.9  Severability.  If any term or provision of this Agreement is held by a court of competent jurisdiction or Governmental Authority to be invalid, void or unenforceable in any situation in any jurisdiction, such holding shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability or application of the invalid or unenforceable term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a suitable and equitable term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

Section 7.10  Certain Interpretations.  For purposes of this Agreement:

(a) Unless otherwise specified, all references in this Agreement to Articles and Sections shall be deemed to refer to Articles and Sections of this Agreement.

(b) The Article and Section captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

(c) Unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders.

(d) The words “include,” “includes” and “including,” when used herein shall be deemed in each case to be followed by the words “without limitation.”

(e) The parties hereto agree that they have been represented by legal counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

Section 7.11  Fees and Expenses.  Except as otherwise provided herein, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 7.12  Ownership Interest.  Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Shareholder Owned Shares. All rights, ownership and economic benefits of and relating to the Shareholder Owned Shares shall remain vested in and belong to the Shareholders, and Parent shall have no authority to direct the Shareholders in the voting or disposition of any of the Shareholder Owned Shares, except as otherwise provided in this Agreement.

Section 7.13  Capacity as a Shareholder.  Parent acknowledges that each Shareholder has entered into this Agreement solely in his or its capacity as the record and/or beneficial owner of Company Shares (and not in capacity as a director or officer of the Company or any of its subsidiaries) and, notwithstanding anything to the contrary herein, nothing herein shall limit or affect any Shareholder who serves as a director or officer of the Company or any of its subsidiaries in acting in his or its capacity as a director or officer of the Company or any such subsidiaries, nor shall it limit or affect any Representative or Affiliate of the Company or of any of the Company’s subsidiaries.

[Signature Page Follows]

IN WITNESS WHEREOF, Parent and the Shareholders have caused this Agreement to be duly executed as of the day and year first above written.

BLACKHAWK ACQUISITION PARENT, LLC

By:	/s/ Thomas J. Kichler
Name:     Thomas J. Kichler

Title:	Manager

SHAREHOLDERS:

TRUST FOUR HUNDRED THIRTY

By:	/s/ Tracy D. Ward
Name:     Tracy D. Ward

Title:	Trustee

By:	/s/ Scott A. Mordell
Name:     Scott A. Mordell

Title:	Trustee

TRUST SEVEN HUNDRED THIRTY

By:	/s/ Todd G. Schwartz
Name:     Todd G. Schwartz

Title:	Trustee

By:	/s/ Scott A. Mordell
Name:     Scott A. Mordell

Title:	Trustee

TRUST 3080

By:	/s/ Tracy D. Ward
Name:     Tracy D. Ward

Title:	Trustee

By:	/s/ Scott A. Mordell
Name:     Scott A. Mordell

Title:	Trustee

TRUST 3081

By:	/s/ Todd G. Schwartz
Name:     Todd G. Schwartz
Title: Trustee

By:	/s/ Scott A. Mordell
Name:     Scott A. Mordell

Title:	Trustee

LTHS REVOCABLE TRUST DATED APRIL 4, 1986

By:	/s/ Theodore G. Schwartz
Name:     Theodore G. Schwartz

Title:	Trustee

CAPA PARTNERS, L.P.
By: CAPA GP Corp., its Managing General Partner

By:	/s/ Todd G. Schwartz
Name:     Todd G. Schwartz

Title:	President

THEODORE G. SCHWARTZ

/s/  Theodore G. Schwartz

Execution Version

Schedule I

Shareholder Owned Shares

Number of Shareholder
Shareholder	Owned Shares

LTHS Revocable Trust dated April 4, 1986	5,011,218
CAPA Partners, L.P.	9,858,000
Trust Four Hundred Thirty	2,040,000
Trust Seven Hundred Thirty	2,040,000
Trust 3080	500,000
Trust 3081	379,000
Theodore G. Schwartz	165,211 (1)

(1)	Represents Company Shares underlying options.

Annex C

July 6, 2011

Board of Directors
APAC Customer Services, Inc.
2201 Waukegan Road, Suite 300
Bannockburn, Illinois 60015

Members of the Board:

You have asked us to advise you with respect to the fairness to the holders of common stock, par value $0.01 per share (“Company Common Stock”), of APAC Customer Services, Inc. (the “Company”), other than Theodore G. Schwartz, Trust Four Hundred Thirty U/A/D 4/2/94, Trust Seven Hundred Thirty U/A/D 4/2/94, Trust 3080 and Trust 3081 (collectively, the “Excluded Persons”), from a financial point of view, of the Consideration (as defined below) to be received by such stockholders pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”) to be entered into by the Company, Blackhawk Acquisition Parent, LLC (the “Acquiror”) and Blackhawk Merger Sub, Inc., a wholly owned subsidiary of the Acquiror (the “Merger Sub”). The Merger Agreement provides for, among other things, the merger (the “Merger”) of Merger Sub with and into the Company pursuant to which the Company will become a wholly owned subsidiary of the Acquiror and each outstanding share of Company Common Stock (other than shares of Company Common Stock held by the Company or held by Parent, Merger Sub, any other direct or indirect wholly owned subsidiary of Parent or the Company) and other than Dissenting Shares (as defined in the Merger Agreement)) will be converted into the right to receive $8.55 in cash (the “Consideration”).

In arriving at our opinion, we have reviewed a draft of the Merger Agreement dated July 6, 2011, drafts of certain related agreements and certain publicly available business and financial information relating to the Company. We have also reviewed certain other information relating to the Company, including certain public and management financial forecasts, provided to or discussed with us by the Company and have met with the Company’s management to discuss the business and prospects of the Company. We have also considered certain financial and stock market data of the Company, and we have compared that data with similar data for other publicly held companies in businesses we deemed similar to that of the Company and we have considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which have recently been effected. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

In connection with our review, we have not independently verified any of the foregoing information and have assumed and relied on such information being complete and accurate in all material respects. With respect to the financial forecasts for the Company prepared by the management of the Company, the management of the Company has advised us, and we have assumed, that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company’s management as to the future financial performance of the Company. With respect to the publicly available financial forecasts for the Company referred to above, we have reviewed and discussed such forecasts with the management of the Company and have assumed, with your consent, that such forecasts represent reasonable estimates and judgments with respect to the future financial performance of the Company. We also have assumed, with your consent, that, in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company and that the Merger will be consummated in accordance with the terms of the Merger Agreement without waiver, modification or amendment of any material term, condition or agreement thereof. We have also assumed, with your consent, that the Merger Agreement and certain related agreements when executed will conform to the drafts reviewed by us in all respects material to our analysis. In addition, we have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor have we been furnished with any such evaluations or appraisals. Our opinion addresses only the fairness, from a financial point of view, to the holders of Company Common Stock, other than the Excluded Persons, of the Consideration to

C-1

be received in the Merger and does not address any other aspect or implication of the Merger or any other agreement, arrangement or understanding entered into in connection with the Merger or otherwise including, without limitation, the fairness of the amount or nature of, or any other aspect relating to, any compensation to any officers, directors or employees of any party to the Merger, or class of such persons, relative to the Consideration or otherwise. The issuance of this opinion was approved by our authorized internal committee.

Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. Our opinion does not address the merits of the Merger as compared to alternative transactions or strategies that may be available to the Company nor does it address the Company’s underlying decision to proceed with the Merger.

We have acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger. We also became entitled to receive a fee upon the rendering of our opinion. In addition, the Company has agreed to indemnify us and certain related parties for certain liabilities and other items arising out of or related to our engagement. We and our affiliates have in the past provided and are currently providing and in the future we may provide, investment banking and other financial services to the Company and its affiliates, for which we and our affiliates have received, and would expect to receive, compensation, including having provided general financial advisory services to the Company during the two years preceding the date of this opinion. We and our affiliates also have in the past provided investment banking and other financial services to affiliates of the Acquiror, including having acted as financial advisor to Prodigy Health Holdings, LLC, a portfolio company of One Equity Partners, an affiliate of the Acquiror, in connection with the sale of Prodigy Health Group, Inc. in June 2011, and in connection with One Equity Partners’ acquisition of Smartrac N.V. in December 2010. We and our affiliates may in the future provide financial advice and services, to the Company, the Acquiror and their respective affiliates for which we and our affiliates have received, and would expect to receive, compensation. We are a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, we and our affiliates may acquire, hold or sell, for our and our affiliates own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of the Company, the Acquiror and any other company that may be involved in the Merger, as well as provide investment banking and other financial services to such companies.

It is understood that this letter is for the information of the Board of Directors of the Company in connection with its consideration of the Merger and does not constitute advice or a recommendation to any stockholder as to how such stockholder should vote or act on any matter relating to the proposed Merger.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by the holders of Company Common Stock in the Merger is fair, from a financial point of view, to such stockholders, other than the Excluded Persons.

Very truly yours,

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Todd Noffke
Managing Director

C-2

Annex D

ILLINOIS BUSINESS CORPORATION ACT OF 1983

805 ILCS 5/11.65 (Sec. 11.65). Right to dissent

(a) A shareholder of a corporation is entitled to dissent from, and obtain payment for his or her shares in the event of any of the following corporate actions:

(1) consummation of a plan of merger or consolidation or a plan of share exchange to which the corporation is a party if (i) shareholder authorization is required for the merger or consolidation or the share exchange by Section 11.20 or the articles of incorporation or (ii) the corporation is a subsidiary that is merged with its parent or another subsidiary under Section 11.30;

(2) consummation of a sale, lease or exchange of all, or substantially all, of the property and assets of the corporation other than in the usual and regular course of business;

(3) an amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter’s shares because it:

(i) alters or abolishes a preferential right of such shares;

(ii) alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of such shares;

(iii) in the case of a corporation incorporated prior to January 1, 1982, limits or eliminates cumulative voting rights with respect to such shares; or

(4) any other corporate action taken pursuant to a shareholder vote if the articles of incorporation, by-laws, or a resolution of the board of directors provide that shareholders are entitled to dissent and obtain payment for their shares in accordance with the procedures set forth in Section 11.70 or as may be otherwise provided in the articles, by-laws or resolution.

(b) A shareholder entitled to dissent and obtain payment for his or her shares under this Section may not challenge the corporate action creating his or her entitlement unless the action is fraudulent with respect to the shareholder or the corporation or constitutes a breach of a fiduciary duty owed to the shareholder.

(c) A record owner of shares may assert dissenters’ rights as to fewer than all the shares recorded in such person’s name only if such person dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the record owner asserts dissenters’ rights. The rights of a partial dissenter are determined as if the shares as to which dissent is made and the other shares were recorded in the names of different shareholders. A beneficial owner of shares who is not the record owner may assert dissenters’ rights as to shares held on such person’s behalf only if the beneficial owner submits to the corporation the record owner’s written consent to the dissent before or at the same time the beneficial owner asserts dissenters’ rights.

(Source: P.A. 85-1269.)

805 ILCS 5/11.70 (Sec. 11.70). Procedure to Dissent

(a) If the corporate action giving rise to the right to dissent is to be approved at a meeting of shareholders, the notice of meeting shall inform the shareholders of their right to dissent and the procedure to dissent. If, prior to the meeting, the corporation furnishes to the shareholders material information with respect to the transaction that will objectively enable a shareholder to vote on the transaction and to determine whether or not to exercise dissenters’ rights, a shareholder may assert dissenters’ rights only if the shareholder delivers to the corporation before the vote is taken a written demand for payment for his or her shares if the proposed action is consummated, and the shareholder does not vote in favor of the proposed action.

(b) If the corporate action giving rise to the right to dissent is not to be approved at a meeting of shareholders, the notice to shareholders describing the action taken under Section 11.30 or Section 7.10 shall inform the shareholders of their right to dissent and the procedure to dissent. If, prior to or concurrently with the notice, the corporation furnishes to the shareholders material information with respect to the transaction that will objectively enable a shareholder to determine whether or not to exercise dissenters’ rights, a shareholder may assert dissenter’s rights only if he or she delivers to the corporation within 30 days from the date of mailing the notice a written demand for payment for his or her shares.

(c) Within 10 days after the date on which the corporate action giving rise to the right to dissent is effective or 30 days after the shareholder delivers to the corporation the written demand for payment, whichever is later, the corporation shall send each shareholder who has delivered a written demand for payment a statement setting forth the opinion of the corporation as to the estimated fair value of the shares, the corporation’s latest balance sheet as of the end of a fiscal year ending not earlier than 16 months before the delivery of the statement, together with the statement of income for that year and the latest available interim financial statements, and either a commitment to pay for the shares of the dissenting shareholder at the estimated fair value thereof upon transmittal to the corporation of the certificate or certificates, or other evidence of ownership, with respect to the shares, or instructions to the dissenting shareholder to sell his or her shares within 10 days after delivery of the corporation’s statement to the shareholder. The corporation may instruct the shareholder to sell only if there is a public market for the shares at which the shares may be readily sold. If the shareholder does not sell within that 10 day period after being so instructed by the corporation, for purposes of this Section the shareholder shall be deemed to have sold his or her shares at the average closing price of the shares, if listed on a national exchange, or the average of the bid and asked price with respect to the shares quoted by a principal market maker, if not listed on a national exchange, during that 10 day period.

(d) A shareholder who makes written demand for payment under this Section retains all other rights of a shareholder until those rights are cancelled or modified by the consummation of the proposed corporate action. Upon consummation of that action, the corporation shall pay to each dissenter who transmits to the corporation the certificate or other evidence of ownership of the shares the amount the corporation estimates to be the fair value of the shares, plus accrued interest, accompanied by a written explanation of how the interest was calculated.

(e) If the shareholder does not agree with the opinion of the corporation as to the estimated fair value of the shares or the amount of interest due, the shareholder, within 30 days from the delivery of the corporation’s statement of value, shall notify the corporation in writing of the shareholder’s estimated fair value and amount of interest due and demand payment for the difference between the shareholder’s estimate of fair value and interest due and the amount of the payment by the corporation or the proceeds of sale by the shareholder, whichever is applicable because of the procedure for which the corporation opted pursuant to subsection (c).

(f) If, within 60 days from delivery to the corporation of the shareholder notification of estimate of fair value of the shares and interest due, the corporation and the dissenting shareholder have not agreed in writing upon the fair value of the shares and interest due, the corporation shall either pay the difference in value demanded by the shareholder, with interest, or file a petition in the circuit court of the county in which either the registered office or the principal office of the corporation is located, requesting the court to determine the fair value of the shares and interest due. The corporation shall make all dissenters, whether or not residents of this State, whose demands remain unsettled parties to the proceeding as an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law. Failure of the corporation to commence an action pursuant to this Section shall not limit or affect the right of the dissenting shareholders to otherwise commence an action as permitted by law.

(g) The jurisdiction of the court in which the proceeding is commenced under subsection (f) by a corporation is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the power described in the order appointing them, or in any amendment to it.

(h) Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds that the fair value of his or her shares, plus interest, exceeds the amount paid by the corporation or the proceeds of sale by the shareholder, whichever amount is applicable.

(i) The court, in a proceeding commenced under subsection (f), shall determine all costs of the proceeding, including the reasonable compensation and expenses of the appraisers, if any, appointed by the court under subsection (g), but shall exclude the fees and expenses of counsel and experts for the respective parties. If the fair value of the shares as determined by the court materially exceeds the amount which the corporation estimated to be the fair value of the shares or if no estimate was made in accordance with subsection (c), then all or any part of the costs may be assessed against the corporation. If the amount which any dissenter estimated to be the fair value of the shares materially exceeds the fair value of the shares as determined by the court, then all or any part of the costs may be assessed against that dissenter. The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable, as follows:

(1) Against the corporation and in favor of any or all dissenters if the court finds that the corporation did not substantially comply with the requirements of subsections (a), (b), (c), (d), or (f).

(2) Against either the corporation or a dissenter and in favor of any other party if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Section.

If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and that the fees for those services should not be assessed against the corporation, the court may award to that counsel reasonable fees to be paid out of the amounts awarded to the dissenters who are benefited. Except as otherwise provided in this Section, the practice, procedure, judgment and costs shall be governed by the Code of Civil Procedure.

(j) As used in this Section:

(1) “Fair value,” with respect to a dissenter’s shares, means the proportionate interest of the shareholder in the corporation, without discount for minority status or, absent extraordinary circumstance, lack of marketability, immediately before the consummation of the corporate action to which the dissenter objects excluding any appreciation or depreciation in anticipation of the corporate action, unless exclusion would be inequitable.

(2) “Interest” means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

(Source: P.A. 86-1156; 94-889, §5.)

PRELIMINARY PROXY MATERIALS — SUBJECT TO COMPLETION

Form of Proxy Card

# APAC CUSTOMER SERVICES, INC.

## VOTE BY INTERNET – http://www.proxyvoting.com/APAC

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Central Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

## VOTE BY PHONE – 1-866-540-5760

Use any touch-tone telephone to transmit your voting instruction up until 11:59 p.m. Central Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

**▼FOLD AND DETACH HERE ▼**

Please mark your votes as indicated in this example ☒

Mark Here for Address change or Comments SEE REVERSE ☐

Signature________________________________ Signature________________________________ Date__________

PRELIMINARY PROXY MATERIALS — SUBJECT TO COMPLETION Form of Proxy Card APAC CUSTOMER SERVICES, INC. [VOTE BY INTERNET] [VOTE BY PHONE] fold and detach here this proxy is solicited on behalf of the board of directors. Please mark your votes as indicated in this example The Board of Directors Recommends a Vote “FOR” Items 1, 2 and 3. FOR AGAINST ABSTAIN 1. To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of July 6, 2011, by and among APAC Customer Services, Inc., or APAC, Blackhawk Acquisition Parent, LLC, or Parent, and Blackhawk Merger Sub, Inc., a wholly owned subsidiary of Parent, as it may be amended from time to time. 2. To consider and vote upon a proposal to adjourn the special meeting, if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes to adopt the merger agreement. 3. To approve, by non-binding, advisory vote, certain compensation arrangements for APAC’s named executive officers in connection with the merger. This proxy when properly executed will be voted as directed, or if no direction is given will be voted “FOR” ITEMS 1, 2, AND 3 IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS. YOUR VOTE IS IMPORTANT! PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. Mark Here for Address change or Comments SEE REVERSE NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, Please give full title as such. SignatureSignatureDate

Choose MLink sm for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect at WWW.BNYMELLON.COM/SHAREOWNER/EQUITYACCESS where step-by-step instructions will prompt you through enrollment. Important notice regarding the Internet availability of Proxy materials for the Annual Meeting of shareholders. The Proxy Statement is available at: [www. .com] and http://www.sec.gov/edgar.shtml. fold and detach here APAC CUSTOMER SERVICES, INC. Proxy is Solicited on Behalf of the Board of Directors For the Special Meeting of Shareholders on , 2011 The undersigned hereby revokes all previous proxies, acknowledges receipt of the Notice of Special Meeting of APAC Customer Services, Inc. and the accompanying proxy statement and, appoints Kevin T. Keleghan, Robert B. Nachwalter and Andrew B. Szafran, and each of them, as proxies, each with full power of substitution and revocation, to represent and to vote, as designated on the reverse side hereof, all of the Common shares of APAC Customer Services, Inc. which the undersigned has the power to vote, with all powers which the undersigned would possess if personally present, at the Special Meeting of Shareholders of APAC Customer Services, Inc. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR ITEMS, 1, 2 AND 3. PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. Address Change/Comments (Mark the corresponding box on the reverse side) BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 (continued and to be marked, dated and signed, on the other side)